Filed Pursuant to Rule 424(b)(2)

Registration No. 333-117318

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 3, 2004)

12,000,000 SHARES

RENAISSANCERE HOLDINGS LTD.

6.60% SERIES D PREFERENCE SHARES

$25 PER SHARE

We are selling 12,000,000 of our preference shares, par value $1.00 per share.

Upon liquidation, dissolution or winding up, the holders of the preference shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25 per share, plus accrued and unpaid dividends, if any, to the date fixed for distribution. Dividends on the preference shares will be cumulative from the date of original issuance and will be payable when, as and if declared by our Board of Directors, quarterly in arrears on the first day of March, June, September, and December of each year, commencing March 1, 2007 in an amount per share equal to 6.60% of the liquidation preference per annum (equivalent to $1.65 per share).

On and after December 1, 2011, we may redeem the preference shares, in whole or in part, at any time at a redemption price of $25 per share, plus accrued and unpaid dividends to the date of redemption, without interest. We may not redeem the preference shares before December 1, 2011, except that we may redeem the preference shares before that date at a redemption price of $26 per share, plus accrued and unpaid dividends to the date of redemption, without interest, if we submit a proposal to our common shareholders concerning an amalgamation or submit any proposal for any other matter that requires, as a result of a change in Bermuda law, the approval of the holders of the preference shares, whether voting as a separate series or together with any other series of preference shares as a single class. The preference shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption and will not be convertible into any of our other securities.

There is currently no public market for the preference shares. We intend to make an application to list the preference shares on the New York Stock Exchange under the symbol “RNRPRD.” If this application is approved, trading in the preference shares is expected to commence within a 30-day period after the initial delivery of the preference shares.

Investing in our preference shares involves certain risks. you are urged to carefully read the “ Risk Factors” section beginning on page S-12 of this prospectus supplement, along with the other information in this prospectus supplement and the accompanying prospectus, before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price(1)	$25.0000	$300,000,000
Underwriting Discount(2)	$0.7875	$9,450,000
Proceeds to RenaissanceRe Holdings Ltd. (before expenses)	$24.2125	$290,550,000

(1)	Plus accrued dividends, if any, from the date of original issuance.

(2)	Underwriting discount of $0.7875 per share will be paid by us, except that for sales to certain institutions, the discount will be $0.50 per share. To the extent of any such institutional sales, the total underwriting discount will be less than the amount set forth above.

The underwriters expect to deliver the preference shares to purchasers on or about December 15, 2006.

Citigroup	Wachovia Securities

Merrill Lynch & Co.	Morgan Stanley	UBS Investment Bank

Banc of America Securities LLC	Deutsche Bank Securities	HSBC

December 12, 2006

You should carefully read this prospectus supplement and the prospectus delivered with this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, the preference shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only at the date of this prospectus supplement or the date of the accompanying prospectus, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the preference shares.

Except as expressly provided in an underwriting agreement, no offered securities may be offered or sold in Bermuda and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered shares if the transfer would result in Bermudians owning more than 20% of our outstanding shares.

In this prospectus supplement, references to “RenaissanceRe,” “we,” “us” and “our” refer to RenaissanceRe Holdings Ltd. and, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries. In this prospectus supplement, references to “preference shares” mean our “6.60% Series D Preference Shares.” In this prospectus supplement, references to “dollar” and ‘$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In addition, you should review the risks of investing in our preference shares discussed in this prospectus supplement prior to making an investment decision. We incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the prospectus without charge by following the instructions under “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this prospectus supplement or the accompanying prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.

In particular, statements using words such as “may”, “should”, “estimate”, “expect”, “anticipate”, “intends”, “believe”, “predict”, “potential”, or words of similar import generally involve forward-looking statements. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements should not be considered as a representation by us or any other person that our objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those addressed by the forward-looking statements, including the following:

•	we are exposed to significant losses from catastrophic events and other exposures that we cover that may cause significant volatility in our financial results;

•	the frequency and severity of catastrophic events could exceed our estimates and cause losses greater than we expect;

•	risks associated with implementing our business strategies and initiatives, including risks relating to effecting our leadership transition;

•	risks associated with executing our strategy in our specialty reinsurance and Individual Risk businesses, including the development of our infrastructure to support these lines;

•	risks relating to our strategy of relying on program managers, third-party administrators, and other third parties to support our Individual Risk operations;

•	other risks of doing business with program managers, including the risk we might be bound to policyholder obligations beyond our underwriting intent, and the risk that our program managers or agents may elect not to continue or renew their programs with us;

•	risks that the current governmental investigations or related proceedings involving us might impact us adversely, including as regards our senior executive team;

•	the risk of the lowering or loss of any of our ratings or of one or more of our subsidiaries or changes in the policies or practices of the rating agencies;

•	risks that we may require additional capital in the future, in particular after a catastrophic event, which may not be available or may be available only on unfavorable terms;

•	the inherent uncertainties in our reserving process, including those related to the 2005 catastrophes, which uncertainties we believe are increasing as we diversify into new product classes;

•	the risk that ongoing or future industry regulatory developments will disrupt our business, or that of our business partners, or mandate changes in industry practices in ways that increase our costs, decrease our revenues or require us to alter aspects of the way we do business;

•	risks relating to the availability and collectibility of our reinsurance with respect to both our Reinsurance and Individual Risk operations;

•	failures of our reinsurers, brokers or program managers to honor their obligations, including their obligations to make third-party payments for which we might be liable;

•	emerging claims and coverage issues, which could expand our obligations beyond the amount we intend to underwrite;

•	risks associated with appropriately modeling, pricing for, and contractually addressing new or potential factors in loss emergence, such as the possible trend toward significant global warming, or the potential for significant industry losses from a matter such as an avian flu pandemic, which could cause us to underestimate our exposures and potentially adversely impact our financial results;

•	we may be affected by increased competition, including from the new entrants formed following Hurricane Katrina, or from alternative sources of capital such as hedge funds, or in future periods by a decrease in the level of demand for our reinsurance or insurance products;

•	acts of terrorism, war or political unrest;

•	possible challenges in maintaining our fee-based operations, including risks associated with retaining our existing partners and attracting potential new partners;

•	a contention by the U.S. Internal Revenue Service that our Bermuda subsidiaries, including Renaissance Reinsurance Ltd., Glencoe Insurance Ltd. and Renaissance Investment Holdings Ltd., are subject to U.S. taxation;

•	loss of services of any one of our key executive officers, or difficulties associated with the transition of new members of our senior management team;

•	changes in economic conditions, including interest rate, currency, equity and credit conditions which could affect our investment portfolio;

•	sanctions against us, as a Bermuda-based company, by multinational organizations;

•	extraordinary events affecting our clients or brokers, such as bankruptcies and liquidations, and the risk that we may not retain or replace our large clients;

•	risks due to our dependence on a few insurance and reinsurance brokers for a large portion of revenue, as an increasingly substantial portion of our business is provided by a small number of these brokers;

•	changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers, or program managers, or from potential changes in their business practices which may be required by future regulatory changes;

•	changes in insurance regulations in the U.S. or other jurisdictions in which we operate, including potential challenges to Renaissance Reinsurance’s claim of exemption from insurance regulation under current laws, the risk of increased global regulation of the insurance and reinsurance industry, and the risk that the Terrorism Risk Insurance Act of 2002 will not be renewed after 2007;

•	the passage of federal or state legislation subjecting Renaissance Reinsurance or our other Bermuda subsidiaries to supervision, regulation or taxation in the U.S. or other jurisdictions in which we operate; and

•	operational risks, including system or human failures.

RENAISSANCERE HOLDINGS LTD.

RenaissanceRe Holdings Ltd. is a Bermuda company with its registered and principal executive offices located at Renaissance House, 8-20 East Broadway, Pembroke HM 19 Bermuda, telephone (441) 295-4513. Through our operating subsidiaries, we seek to obtain a portfolio of reinsurance, insurance and financial risks in each of our businesses that is significantly better than the market average and produces an attractive return on equity.

We conduct our business through two reportable segments, Reinsurance and Individual Risk. For the year ended December 31, 2005, our Reinsurance and Individual Risk segments accounted for approximately 64.0% and 36.0%, respectively, of our total consolidated gross premiums written. We believe that we are one of the world’s largest writers of property catastrophe reinsurance based on gross managed premiums written. Overall, our strategy focuses on superior risk selection, active capital management, superior utilization of risk management and information systems, the development and enhancement of a high performance and ethical culture and our commitment to our clients and joint venture partners.

THE OFFERING

The description of the terms of the preference shares in this section is a summary of the terms of the preference shares. Because the following summary is not complete, you should refer to the Certificate of Designation, Preferences and Rights relating to the preference shares and our Amended and Restated Bye-Laws for a complete description of the terms of the preference shares. You should also refer to the sections entitled “Description of Series D Preference Shares” in this prospectus supplement and “Description of Our Capital Shares” in the accompanying prospectus.

Issuer	RenaissanceRe Holdings Ltd.

Securities Offered	12,000,000 6.60% Series D Preference Shares.

Dividends

Dividends on the preference shares will be cumulative from the date of original issuance and will be payable when, as and if declared by our Board of Directors, quarterly in arrears on the first day of March, June, September, and December of each year (or, if this date is not a business day, on the business day immediately following this date), commencing March 1, 2007, in an amount per share equal to 6.60% of the liquidation preference per annum (equivalent to $1.65 per share). See “Description of Series D Preference Shares — Dividend Rights” in this prospectus supplement and “Description of Our Capital Shares — Dividends” in the accompanying prospectus.

We believe that dividends paid on preference shares will qualify as “qualified dividend income” if, as is intended, we successfully list the preference shares on the New York Stock Exchange. Qualified dividend income is subject to tax at long-term capital gain rates (generally 15%) in taxable years beginning on or before December 31, 2010. For further information, see “Certain Tax Considerations — Taxation of Shareholders — United States Taxation of U.S. Shareholders — Qualified Dividend Income.”

Liquidation Rights

Upon liquidation, the holders of the preference shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25 per share, plus accrued and unpaid dividends, if any, to the date of liquidation. See “Description of Series D Preference Shares — Liquidation Preference” in this prospectus supplement and “Description of Our Capital Shares — Liquidation, Dissolution or Winding Up” in the accompanying prospectus.

Conversion	The preference shares are not convertible into or exchangeable for any of our other securities.

Redemption

On or after December 1, 2011, we may redeem the preference shares, in whole or in part, at any time, at a redemption price of $25 per share, plus accrued and unpaid dividends, if any, to the date of redemption, without interest. At any time prior to December 1, 2011, if we submit to the holders of our common shares a proposal for an amalgamation or submit any proposal for any other matter that requires, as a result of any changes in Bermuda law after the date of this prospectus supplement, for its validation or effectuation an affirmative vote of the holders of the preference shares at the time outstanding, whether voting as a separate series or together with any other series of preference shares as a single class, we have the option to redeem all of the outstanding preference shares at a redemption price of $26 per share, plus accrued and unpaid dividends, if any, to the date of redemption, without interest. In this prospectus supplement, references to a “redemption” of the preference shares mean a purchase of preference shares pursuant to Section 42A of the Companies Act 1981 of Bermuda, and the terms “redeem” and “redeemable” are to be interpreted accordingly. The preference shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. See “Description of the Series D Preference Shares — Redemption” in this prospectus supplement and “Description of Our Capital Shares — Redemption” and “Description of Our Capital Shares — Restrictions in Event of Default in Dividends on Preference Shares” in the accompanying prospectus.

Voting Rights

Generally, the holders of the preference shares will not have any voting rights. Whenever dividends on the preference shares are in arrears in an amount equivalent to dividends for six full dividend periods (whether or not consecutive), the holders of the preference shares, together with the holders of all other current or future classes or series of shares that are on a par with the preference shares (excluding, however, our 8.10% Series A Preference Shares, as described under “Description of Series D Preference Shares — Voting Rights”, which we intend to redeem as soon as practicable following the completion of this offering), will vote together as a single class to elect two directors until such dividend arrearage is eliminated. If this voting right is triggered, we will use our best efforts to obtain the election or appointment of these two directors, including, if necessary, by using our best efforts to increase the number of directors constituting the Board of Directors and to amend our Bye-Laws. In addition, certain transactions that would vary the rights of holders of the preference shares cannot be made without the approval in writing of the holders of three-quarters of the preference shares then outstanding or the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the preference shares. See “Description of Series D Preference Shares — Voting Rights” in this prospectus supplement, and “Description of Our Capital Shares — Voting Rights” in the accompanying prospectus.

Ranking

The preference shares will rank senior to our common shares and pari passu to our 8.10% Series A Preference Shares, our 7.30% Series B Preference Shares and our 6.08% Series C Preference Shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding up but junior to our existing and future indebtedness, including our junior subordinated debentures. Currently, there are outstanding 6,000,000 Series A Preference Shares with an aggregate liquidation preference of $150,000,000, 4,000,000 Series B Preference Shares with an aggregate liquidation preference of $100,000,000 and 10,000,000 Series C Preference Shares with an aggregate liquidation preference of $250,000,000. We may issue securities that rank on a par with or senior to the preference shares without limitation. We intend to redeem all of the outstanding Series A Preference Shares as soon as practicable following completion of this offering. See “Description of Series D Preference Shares — Dividend Rights,” “Description of Series D Preference Shares — Liquidation Preference” and “Description of Series D Preference Shares — Ranking” in this prospectus supplement, and “Description of Our Capital Shares — Dividends” and “Description of Our Capital Shares — Liquidation, Dissolution or Winding Up” in the accompanying prospectus.

Capital Replacement

We intend, to the extent that the preference shares provide us with rating agency equity credit at the time of any redemption or repurchase, to redeem or repurchase (or to cause another person or entity to purchase) the preference shares with amounts that include net proceeds received by us from the sale or issuance, during the 180-day period prior to the notice date for such action, to third-party purchasers of securities that would provide at least as much equity credit as the preference shares at that time (determined in accordance with the standards as then in effect of a majority of the rating agencies). The determination of the equity credit of the preference shares may result in the issuance of an amount of new securities that may be less than the liquidation preference of the preference shares, depending upon, among other things, the nature of the new securities issued and the equity credit attributed by a rating agency to the preference shares and the new securities.

Limitations on Transfer and Ownership

Our Bye-Laws provide that no person may own or control more than 9.9% of the voting rights attached to all of our issued and outstanding shares (including preference shares) or vote any shares in excess of this 9.9% limit. Our Board of Directors, in its sole and absolute discretion, may waive these ownership and voting restrictions. See “Description of the Series D Preference Shares — Limitations on Transfer and Ownership” and “Certain Tax Considerations — Taxation of Shareholders” in this prospectus supplement and “Description of Our Capital Shares — Transfer of Shares” and “Certain Tax Considerations — Taxation of Shareholders” in the accompanying prospectus.

NYSE Listing

We intend to make an application to list the preference shares on the New York Stock Exchange. If this application is approved, trading in the preference shares is expected to commence within a 30-day period after the initial delivery of the preference shares. See “Underwriting.”

Ratings

The preference shares have been assigned ratings of Baa3 by Moody’s Investors Service, Inc. and BBB by Standard & Poor’s Rating Services. These ratings have been obtained with the understanding that Moody’s and Standard & Poor’s will continue to monitor our credit rating and will make future adjustments to the extent warranted. A rating reflects only the view of Moody’s and Standard & Poor’s, as the case may be, and is not a recommendation to buy, sell, or hold the preference shares. There is no assurance that any such rating will be retained for any given period or time or that it will not be revised downward or withdrawn entirely by Moody’s or Standard & Poor’s, as the case may be, if, in their respective judgments, circumstances so warrant.

Use of Proceeds

We currently anticipate using the net proceeds from this offering (i) to redeem all of the outstanding 8.10% Series A Preference Shares as soon as practicable following completion of this offering and (ii) to redeem all of the outstanding 8.54% Junior Subordinated Deferrable Interest Debentures on or as soon as practicable after March 1, 2007. Additional remaining net proceeds from this offering, if any, will be used for general corporate purposes.

RATIO OF EARNINGS TO COMBINED FIXED

CHARGES AND PREFERENCE SHARE DIVIDENDS

For purposes of computing the following ratio, earnings consist of pre-tax income from continuing operations before adjustment for minority interest in consolidated subsidiaries or undistributed income from equity method investees, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs plus preference dividends and one-third of minimum rental payments under operating leases (estimated by our management to be the interest factor of these rentals).

	Nine Months Ended September 30,	Fiscal Year Ended December 31,
	2006	2005		2004	2003(1)	2002(1)	2001(1)
Ratio of Earnings to Combined Fixed Charges and Preference Share Dividends	12.63x	(5.98	)x	2.54x	16.08x	12.57x	12.95x

The ratio set forth above does not reflect the issuance of the Series D Preference Shares or the anticipated redemption of all of the outstanding 8.10% Series A Preference Shares and 8.54% Junior Subordinated Deferrable Interest Debentures.

(1)	These ratios update and replace the ratios of earnings to combined fixed charges and preference share dividends for the fiscal years ended December 31, 2003, 2002 and 2001 set forth in the accompanying prospectus under “Ratio of Earnings to Fixed Charges and Preference Share Dividends of RenaissanceRe.”

RECENT DEVELOPMENTS

On December 11, 2006, A.M. Best Co. upgraded our issuer credit rating to “bbb+” from “bbb,” and upgraded the debt ratings on our senior notes to “bbb+” from “bbb” and on our preferred stock to “bbb-” from “bb+.” A.M. Best also upgraded the indicative debt ratings for securities available under our shelf registration statements to “bbb+” from “bbb,” to “bbb” from “bbb-” and to “bbb-” from “bb+” for our senior notes, subordinated notes and preferred stock, respectively. A.M. Best assigned an indicative debt rating of “bbb-” to the preference shares offered herein. A.M. Best also raised its issuer credit ratings of our subsidiaries Renaissance Reinsurance Ltd. and Renaissance Reinsurance of Europe to “a+” from “a” and affirmed the financial strength ratings of “A” for these two subsidiaries. The outlook for all of these ratings by A.M. Best was revised to positive from stable.

The financial strength rating of “A” and the issuer credit rating of “a” of DaVinci Reinsurance Ltd., and the financial strength ratings of “A-” and the issuer credit ratings of “a-” of the operating subsidiaries of Glencoe Group Holdings Ltd. each remain unchanged. See “Risk Factors—Risks Relating to RenaissanceRe—A decline in the ratings assigned to our financial strength may adversely impact our business” in this prospectus supplement.

RISK FACTORS

Your investment in the preference shares will involve a degree of risk, including those risks that are described in this section. You should carefully consider the following discussion of risks before deciding whether an investment in the preference shares is suitable for you. These risk factors update and replace the risk factors identified in the accompanying prospectus under the caption “Risk Factors.”

RISKS RELATING TO RENAISSANCERE

Our exposure to catastrophic events could cause our financial results to vary significantly from one period to the next, and the frequency and severity of catastrophic events could exceed our estimates

Our largest product based on total gross premiums written is property catastrophe reinsurance. We also sell lines of specialty reinsurance and certain Individual Risk products that are exposed to catastrophe risk. We therefore have a large overall exposure to natural and man-made disasters, such as earthquakes, hurricanes, tsunamis, winter storms, freezes, floods, fires, tornados and other natural or man-made disasters, such as acts of terrorism. As a result, our operating results have historically been, and we expect will continue to be, significantly affected by relatively few events of large magnitude.

Claims from catastrophic events could cause substantial volatility in our financial results for any fiscal quarter or year and adversely affect our financial condition, results of operations and cash flows. Our ability to write new business could also be affected. We believe that increases in the value and geographic concentration of insured property and the effects of inflation will continue to increase the severity of claims from catastrophic events in the future.

From time to time, we may have greater exposures in some geographic areas than our overall share of the worldwide market would suggest. Accordingly, if catastrophes were to occur in these areas, we could experience relatively more severe net negative impacts than our competitors.

During 2005 we experienced $891.9 million of net negative impact from Hurricanes Katrina, Rita and Wilma. Principally as a result of these hurricane losses in 2005, we recorded a net loss attributable to common shareholders of $281.4 million. In 2004 we recorded $570.2 million of net negative impact from Hurricanes Charley, Frances, Ivan and Jeanne. While 2006 has thus far not been characterized by landfalling windstorm events resulting in material industry losses, we believe, and recent scientific studies have indicated, that the frequency of hurricanes has increased and may further increase in the future relative to the historical experience over the past 100 years. We have adjusted our risk management models to reflect our judgment of how to interpret these studies. However, it is possible that, even after these adjustments, we have underestimated the frequency of hurricanes or other catastrophes.

We may fail to execute our strategy in our newer lines of business, which would impair our future financial results

Historically, our principal product has been property catastrophe reinsurance. Our specialty reinsurance and Individual Risk lines of business present us with new and expanded challenges and risks which we may not manage successfully. We are not as experienced in these lines of business as we are in property catastrophe reinsurance; for example, we are continuing to expand our claims management function to support these new lines of business. Businesses in early stages of development present substantial business, financial and operational risks and may suffer significant losses. For example, in our newer businesses we are seeking to develop client and customer relationships, build operating procedures, hire staff, develop and install management information and other systems, as well as taking numerous other steps to implement our strategies. Our specialty reinsurance and Individual Risk businesses also require us to develop new expertise in areas such as contract and policy wordings and claims management. If we fail to continue to develop the necessary infrastructure, or otherwise fail to execute our strategy, our results from these new lines of business will likely suffer, perhaps substantially, and our future financial results may be adversely affected.

Our expansion into these newer lines of business has placed increased demands on our financial, managerial and human resources. For example, we may need to attract additional professionals to, or expand our facilities in, Bermuda, a small jurisdiction with limited resources. To the extent we are unable to attract additional professionals, our financial, managerial and human resources may be strained. The growth in our staff and infrastructure also creates more managerial responsibilities for our current senior executives, potentially diverting their attention from the underwriting and business origination functions for which they are also responsible. Our future profitability depends in part on our ability to further develop our resources and effectively manage this expansion. Our inability to achieve such development or effectively manage this expansion may impair our future financial results.

In general, our techniques for evaluating catastrophe risk are much better developed than those for other classes of risk. In addition, our models are not currently structured to seek to predict long-term climate changes, such as those that might be caused by the possible trend toward significant global warming. Moreover, our models and databases may not adequately address the emergence of a variety of matters which might be deemed to impact certain of our coverages, such as the likelihood or potential severity of insured losses from an avian flu pandemic. Accordingly, our models may understate the exposures we are assuming and our financial results may be adversely impacted, perhaps significantly.

Our utilization of brokers, program managers and other third parties to support our business exposes us to operational and financial risks

Our Individual Risk operations rely on program managers, and other agents and brokers participating in our programs, to produce and service a substantial portion of our operations in this segment. In these arrangements, we typically grant the program manager the right to bind us to newly issued insurance policies, subject to underwriting guidelines we provide and other contractual restrictions and obligations. Should our managers issue policies that contravene these guidelines, restrictions or obligations, we could nonetheless be deemed liable for such policies. Although we would intend to resist claims that exceed or expand on our underwriting intention, it is possible that we would not prevail in such an action, or that our program manager would be unable to substantially indemnify us for their contractual breach. We also rely on our managers, or other third parties we retain, to collect premiums and to pay valid claims. This exposes us to their credit and operational risk, without necessarily relieving us of our obligations to potential insureds. We could also be exposed to potential liabilities relating to the claims practices of the third-party administrators we have retained to manage substantially all of the claims activity that we expect to arise in our program operations. Although we have implemented monitoring and other oversight protocols, we cannot assure you that these measures will be sufficient to mitigate all of these exposures.

We are also subject to the risk that our successful program managers will not renew their programs with us. Our contracts are generally for defined terms of as little as one year, and either party can cancel the contract in a relatively short period of time. While we believe our arrangements offer numerous benefits to our program participants, we cannot assure you we will retain the programs that produce profitable business or that our insureds will renew with us. Failure to retain or replace these producers would impair our ability to execute our growth strategy, and our financial results could be adversely affected.

With respect to our Reinsurance operations we do not separately evaluate each of the individual risks assumed under our reinsurance contracts and, accordingly, like other reinsurers, are heavily dependent on the original underwriting decisions made by our ceding companies. We are therefore subject to the risk that our clients may not have adequately evaluated the risks to be reinsured, or that the premiums ceded to us will not adequately compensate us for the risks we assume.

We could be adversely impacted by U.S. government authority investigation into non-traditional, or loss mitigation, (re)insurance products, as well as our restatement of our financial statements

We received a subpoena from the Securities and Exchange Commission (the “SEC”) in February 2005, a subpoena from the Office of the Attorney General of the State of New York (the “NYAG”) in March 2005, and a subpoena from the United States Attorney’s Office for the Southern District of New York in June 2005, each of which relates to the industry-wide investigations into non-traditional, or loss mitigation, (re)insurance products. The subpoenas from the SEC and the United States Attorney’s Office also relate to our business practice review and to our determination to restate our financial statements for the fiscal years ended December 31, 2003, 2002 and 2001. In addition, we understand that certain of our customers or reinsurers may have been asked to provide or have provided documents and information with respect to contracts to which we are a party in the framework of the ongoing industry-wide investigations.

We have cooperated with the SEC, the NYAG, and the United States Attorney’s Office as to their investigations. A number of our current and former officers and employees have been interviewed and deposed in connection with these investigations. From time to time, the SEC and the United States Attorney’s Office have requested information from us in connection with their investigations. It is possible that additional investigations or proceedings may be commenced against us and/or our current or former senior executives in connection with these matters, which could be criminal or civil. We are unable to predict the ultimate outcome of these ongoing investigations or the impact these investigations may have on our business, including as to our senior management team. These investigations could result in injunctive relief or penalties, require remediation, or otherwise impact us and/or our senior management team in a manner which may be adverse to the us, perhaps materially so.

On July 31, 2006, we announced that we have submitted an offer of settlement to the SEC to resolve the SEC’s investigation, pursuant to which we will consent, without admitting or denying any wrongdoing, to entry of a final judgment enjoining future violations of certain provisions of the federal securities laws, pay disgorgement of $1 and a civil penalty of $15 million. We will also retain an independent consultant to review certain of our internal controls, policies and procedures as well as the design and implementation of the review conducted by independent counsel reporting to the non-executive members of our Board of Directors and procedures performed by our auditors in connection with their audit of our financial statements for the fiscal year ended December 31, 2004. The SEC staff has recommended this proposed settlement to the SEC Commissioners. Currently, the proposed settlement remains subject to approval by the SEC Commissioners and by the federal court in which the SEC’s complaint against us will be filed. The amount of the monetary penalty discussed above has been provided for. We can give no assurances that the proposed settlement will receive the necessary approvals. If the proposed settlement is not approved, we could be subject to different or additional remedies, both monetary and non-monetary, which could adversely affect our business or financial statements, perhaps materially. The proposed settlement with the SEC, if ultimately approved, would not dispose of the other ongoing investigations, including that being conducted by the United States Attorney’s Office for the Southern District of New York. In September 2006, the SEC filed an enforcement action in the United States District Court for the Southern District of New York against James N. Stanard, our former Chairman and Chief Executive Officer, Martin J. Merritt, our former controller, and Michael W. Cash, a former officer of RenaissanceRe charging Messrs. Stanard, Merritt and Cash with violations of federal securities laws, including securities fraud, and seeks permanent injunctive relief, disgorgement of ill-gotten gains, if any, plus prejudgment interest, civil money penalties, and orders barring each defendant from acting as an officer or director of any public company. While we have been advised by the SEC staff that the action filed against our former executives has not changed the position of the staff to support the proposed settlement with us, this ongoing matter could give rise to additional costs, distractions, or reputational impacts. We intend to continue to cooperate with the ongoing investigations.

A decline in the ratings assigned to our financial strength may adversely impact our business

Third party rating agencies assess and rate the financial strength of reinsurers and insurers, such as Renaissance Reinsurance, certain operating subsidiaries of Glencoe Group Holdings Ltd., Top Layer Reinsurance

Ltd. and DaVinci Reinsurance Ltd. These ratings are based upon criteria established by the rating agencies. Periodically the rating agencies evaluate us to confirm that we continue to meet the criteria of the ratings previously assigned to us. The financial strength ratings assigned by rating agencies to reinsurance or insurance companies are based upon factors relevant to policyholders and are not directed toward the protection of investors. Renaissance Reinsurance is rated “A” by A.M. Best, “A+” by Standard & Poor’s and “A2” by Moody’s Investor Services. Top Layer Re is rated “AA” by Standard & Poor’s and “A+” by A.M. Best. Glencoe Insurance is rated “A-” by A.M. Best. DaVinci is rated “A” by each of A.M. Best and Standard & Poor’s. In October 2006, A.M. Best affirmed the financial strength ratings and the issuer credit ratings of the operating subsidiaries of RenaissanceRe. These affirmations include the financial strength ratings of “A” and the issuer credit ratings of “a” of Renaissance Reinsurance, Renaissance Reinsurance of Europe and DaVinci; and the financial strength ratings of “A-” and the issuer credit ratings of “a-” of the operating subsidiaries of Glencoe Group. At such time, all of the ratings affirmed by A.M. Best were removed from under review and assigned a stable outlook. On December 11, 2006, A.M. Best raised its issuer credit ratings of Renaissance Reinsurance and Renaissance Reinsurance of Europe to “a+” from “a” and affirmed the financial strength ratings of “A” for these two subsidiaries, and the outlook for the ratings of Renaissance Reinsurance and Renaissance Reinsurance of Europe by A.M. Best was revised to positive from stable. Our ratings are subject to periodic review and may be revised or revoked, by the agencies which issue them. In addition, following the higher levels of hurricane frequency in 2004 and 2005, we understand that the rating agencies may review whether or not to require insurance and reinsurance companies that retain catastrophe risk, such as ourselves, to hold a higher level of capital to support this risk, if the insurance or reinsurance companies are to maintain their ratings.

While the ratings of Renaissance Reinsurance remain among the highest in our business, negative ratings actions in the future could have an adverse effect on our ability to fully realize the market opportunities we currently expect to participate in over coming periods. In addition, it is increasingly common for our reinsurance contracts to contain provisions permitting our clients to cancel coverage pro-rata if our relevant operating subsidiary is downgraded below a certain rating level. Whether a client would exercise this right would depend, among other factors, on the reason for such a downgrade, the extent of the downgrade, the prevailing market conditions and the pricing and availability of replacement reinsurance coverage. Therefore, in the event of a further downgrade, it is not possible to predict in advance the extent to which this cancellation right would be exercised, if at all, or what effect such cancellations would have on the financial condition or future operations, but such effect potentially could be material. To date we are not aware that we have experienced such a cancellation.

The rating agencies may downgrade or withdraw their financial strength ratings in the future if we do not continue to meet the criteria of the ratings previously assigned to us. Our ability to compete with other reinsurers and insurers, and our results of operations, could be materially adversely affected by any such ratings downgrade. For example, following a ratings downgrade we might lose clients to more highly rated competitors or retain a lower share of the business of our clients. The rating of Top Layer Re is dependent in large part upon the rating of State Farm, who provides Top Layer Re with $3.9 billion of stop loss reinsurance.

Our claims and claim expense reserves are subject to inherent uncertainties

Our claims and claim expense reserves reflect our estimates using actuarial and statistical projections at a given point in time, and our expectations of the ultimate settlement and administration costs of claims incurred. Although we use actuarial and computer models as well as historical reinsurance and insurance industry loss statistics, we also rely heavily on management’s experience and judgment to assist in the establishment of appropriate claim reserves. However, because of the many assumptions and estimates involved in establishing reserves, the reserving process is inherently uncertain.

Our specialty reinsurance and Individual Risk operations are expected to produce claims which frequently can only be resolved through lengthy and unpredictable litigation. The measures required to resolve such claims, including the adjudication process, present more reserve challenges than property losses (which tend to be reported comparatively more promptly and to be settled within a relatively shorter period of time). For both our specialty reinsurance and Individual Risk operations, and our traditional property catastrophe business, actual net claims and claim expenses paid may deviate, perhaps substantially, from the reserve estimates reflected in our financial statements.

We expect that some of our assumptions or estimates will prove to be inaccurate, and that our actual net claims and claim expenses paid will differ, perhaps substantially, from the reserve estimates reflected in our financial statements. To the extent that our actual claims and claim expenses exceed our expectations, we would be required to increase claims and claim expense reserves. This would reduce our net income by a corresponding amount in the period in which the deficiency is identified. In reserving for our specialty reinsurance and Individual Risk coverages we do not have the benefit of a significant amount of our own historical experience in these lines.

Our estimates of losses from Hurricanes Katrina, Rita and Wilma, as well as the previously reported 2004 hurricanes and windstorms, are based on factors including currently available information derived from our preliminary claims information from clients and brokers, industry assessments of losses from the events, proprietary models, and the terms and conditions of our contracts. Due to the size and unusual complexity of the legal and claims issues relating to these recent events, particularly Hurricane Katrina, meaningful uncertainty remains regarding total covered losses for the insurance industry and, accordingly, various of the key assumptions underlying our loss estimates. In addition, actual losses from these events may increase if our reinsurers or other obligors fail to meet their obligations to us. Our actual losses from these events will likely vary, perhaps materially, from these current estimates due to the inherent uncertainties in reserving for such losses, including the preliminary nature of the available information, the potential inaccuracies and inadequacies in the data provided by clients and brokers, the inherent uncertainty of modeling techniques and the application of such techniques, the effects of any demand surge on claims activity and complex coverage and other legal issues.

Unlike the loss reserves of U.S. insurers, the loss reserves of our Bermuda insurers, including Renaissance Reinsurance, DaVinci and Glencoe Insurance Ltd., are not regularly examined by insurance regulators, although, as registered Bermuda insurers, we are required to submit opinions of our approved loss reserve specialist with the annual statutory financial returns of our Bermuda-licensed insurers with regard to their respective loss and loss expenses provisions. The loss reserve specialist, who will normally be a qualified actuary, must be approved by the Bermuda Monetary Authority.

The reinsurance business is historically cyclical and the pricing and terms for our products may decline, which could affect our profitability

The reinsurance and insurance industries have been historically cyclical, characterized by periods of decreasing prices followed by periods of increasing prices. Reinsurers have experienced significant fluctuations in their results of operations due to numerous factors, including the frequency and severity of the catastrophic events, perceptions of risk, levels of capacity, general economic conditions and underwriting results of other insurers and reinsurers. All of these factors fluctuate and may contribute to price declines generally in the reinsurance and insurance industries.

As noted, changes in the pricing environment may result from changes in the perception of risk following large industry loss events. In particular, the catastrophe-exposed lines in which we are a market leader are affected significantly by volatile and unpredictable developments, including natural and man-made disasters, such as hurricanes, windstorms, earthquakes, floods, fires, explosions, and acts of terrorism, such as Hurricane Katrina and the World Trade Center disaster. The occurrence, or nonoccurrence, of catastrophic events, the frequency and severity of which are inherently unpredictable, affects both industry results and consequently prevailing market prices of our products.

We expect premium rates and other terms and conditions of trade to vary in the future. If demand for our products fall or the supply of competing capacity rises, we expect our growth to be adversely affected, and our profitability could be affected as well. In particular, we might lose existing customers or decline new business, which we might not regain when industry conditions improve.

In addition, a substantial amount of capital has entered the insurance and reinsurance markets both through investments in established companies and through start-up ventures as described below in “—We operate in a highly competitive environment.” Hedge funds have been increasingly active in the reinsurance market and markets for related risks. Generally, we expect this trend to increase over time. It is possible that such new or alternative capital in or affecting the market could cause further reductions in prices of our products. To the extent that industry pricing of our products does not meet our hurdle rate, we would plan to reduce our future underwriting activities thus resulting in reduced premiums and a reduction in expected earnings.

Heightened scrutiny of issues and practices in the insurance industry may adversely affect our business

The SEC, the NYAG and the United States Attorney’s Office for the Southern District of New York, and other government authorities are scrutinizing and investigating a number of issues and practices within the insurance industry. It is possible that these investigations or related regulatory developments will mandate or otherwise give rise to changes in industry practices in a fashion that increases our costs or requires us to alter how we conduct our business.

We cannot predict the ultimate effect that these investigations, and any changes in industry practice, including future legislation or regulations that may become applicable to us, will have on the insurance industry, the regulatory framework, or our business.

Because we frequently assume the credit risk of the brokers with whom we do business throughout our insurance and reinsurance operations, our results of operations could be adversely affected if the credit quality of these brokers is severely impacted by the current investigations in the insurance industry or by changes to broker industry practices.

Retrocessional reinsurance may become unavailable on acceptable terms

As part of our risk management, we buy reinsurance for our own account. This type of insurance when purchased to protect reinsurance companies is known as “retrocessional reinsurance.” Our primary insurance companies also buy reinsurance from third parties. A reinsurer’s insolvency or inability to make payments under the terms of its reinsurance treaty with us could have a material adverse effect on us.

From time to time, market conditions have limited, and in some cases have prevented, insurers and reinsurers from obtaining reinsurance. Accordingly, we may not be able to obtain our desired amounts of retrocessional reinsurance. In addition, even if we are able to obtain such retrocessional reinsurance, we may not be able to negotiate terms as favorable to us as in the past. This could limit the amount of business we are willing to write, or decrease the protection available to us as a result of large loss events.

When we purchase reinsurance or retrocessional reinsurance for our own account, the insolvency, inability or reluctance of any of our reinsurers to make timely payments to us under the terms of our reinsurance agreements could have a material adverse effect on us. Generally, we believe that the “willingness to pay” of some reinsurers and retrocessionaires is declining, and that the overall industry ability to pay has also declined due to the adverse results of 2005 and 2004 and other factors. This risk is more material to us at present than at most times in the past given the substantial retrocessional claims to which we are entitled following the recent large catastrophe loss events of 2005 and 2004. At September 30, 2006, we had recorded $394.3 million of reinsurance recoverables, net of a valuation allowance of $18.2 million for uncollectible recoverables. In addition, approximately $217.8 million of our outstanding recoverables as of that date are with three ceding companies.

Emerging claim and coverage issues, or other litigation, could adversely affect us

Unanticipated developments in the law as well as changes in social and environmental conditions could potentially result in unexpected claims for coverage under our insurance and reinsurance contracts. These developments and changes may adversely affect us, perhaps materially so. For example, we could be subject to developments that impose additional coverage obligations on us beyond our underwriting intent, or to increases in the number or size of claims to which we are subject. With respect to our specialty reinsurance and Individual Risk operations, these legal, social and environmental changes may not become apparent until some time after their occurrence. For instance, we could be deemed liable for losses arising out of a matter, such as the potential for industry losses arising out of an Avian Flu pandemic that we had not anticipated or had attempted to contractually exclude. Our exposure to these uncertainties could be exacerbated by the increased willingness of some market participants to dispute insurance and reinsurance contract and policy wordings. Alternatively, potential efforts by us to exclude such exposures could, if successful, reduce the market’s acceptance of our related products. The full effects of these and other unforeseen emerging claim and coverage issues are extremely hard to predict. As a result, the full extent of our liability under our coverages may not be known for many years after a contract is issued. Our exposure to this uncertainty will grow as our “long-tail” casualty businesses grow, because in these lines claims can typically be made for many years, making them more susceptible to these trends than our traditional catastrophe business, which is typically more “short-tail.” In addition, we could be adversely affected by the growing trend of plaintiffs targeting participants in the property-liability insurance industry in purported class action litigation relating to claim handling and other practices. Although we are seeking to add professional staff and systems to improve our contracts and claims capabilities, we may fail to mitigate our exposure to these growing uncertainties.

Beginning in July 2005, several putative class actions were filed in the United States District Court for the Southern District of New York in respect of RenaissanceRe. In December 2005, these actions were consolidated and in February 2006, the plaintiffs filed a Consolidated Amended Complaint, purportedly on behalf of all persons who purchased and/or acquired the publicly traded securities of RenaissanceRe between April 22, 2003 and July 25, 2005. The Consolidated Amended Complaint, which was amended in December 2006, names as defendants, in addition to RenaissanceRe, current and former officers of RenaissanceRe (Messrs. Stanard, William I. Riker, John M. Lummis, Cash and Merritt) and alleges that RenaissanceRe and the other named defendants violated the U.S. federal securities laws by making material misstatements and failing to state material facts about our business and financial condition in, among other things, SEC filings and public statements. The Consolidated Amended Complaint, as amended, seeks compensatory damages without currently specifying an amount.

In June 2006, the defendants filed motions to dismiss the Consolidated Amended Complaint. On October 24, 2006, before those motions were ruled upon, counsel for the lead plaintiffs requested permission from the Court to move for leave to file a second amended complaint. On October 30, 2006, the defendants consented to that request. On December 4, 2006, a second amended complaint was filed with the Court. This complaint, if adversely determined or resolved, could subject us to a material loss. The proposed settlement with the SEC described above would not dispose of this private suit.

We operate in a highly competitive environment

The reinsurance industry is highly competitive. We compete, and will continue to compete, with major U.S. and non-U.S. insurers and property catastrophe reinsurers, including other Bermuda-based reinsurers. Many of our competitors have greater financial, marketing and management resources than we do. Market participants continue to raise and accumulate new capital, thereby strengthening their ability to compete. In addition, alternative sources of competitive capital, including hedge funds, are increasing the overall capacity in the industry. Increased capacity levels in our industry generally have led to increased competition.

We believe that our principal competitors in the property catastrophe reinsurance market include other companies active in the Bermuda market, including Ace Limited, Aspen Holdings Ltd., Everest Re Group Ltd., IPC Holdings, Ltd., PartnerRe Ltd. and XL Capital Ltd. We also compete with certain Lloyd’s syndicates active in the London market, as well as with a number of other industry participants, such as AIG, Berkshire, Munich Re Group and Swiss Re. In addition, there are other relatively new Bermuda reinsurers with whom we compete, such as Allied World Assurance Company, Arch Reinsurance Ltd., Axis Capital Holdings Limited, Endurance Specialty Holdings Ltd., Montpelier Re Holdings Ltd. and Platinum Underwriters Holdings, Ltd. As our business evolves over time we expect our competitors to change as well. Following Hurricane Katrina in August 2005, a significant number of new reinsurance companies were formed in Bermuda which have resulted, in 2006, in new competition, which may well continue in subsequent periods. We believe there has been at least $7.5 billion of new capital that has been contributed to these new Bermuda-based reinsurance enterprises. In addition, we believe existing reinsurance companies raised in excess of $15 billion of new capital subsequent to Hurricane Katrina to rebuild their capital position and to capitalize on new opportunities. Also, hedge funds have shown increasing interest in entering the reinsurance market, either through the formation of reinsurance companies, or through the use of other financial products. In addition, we may not be aware of other companies that may be planning to enter the reinsurance market or of existing companies that may be planning to raise additional capital.

We also continue to experience a degree of competition from alternative products from capital market participants that are intended to compete with reinsurance products and which could impact the demand for traditional catastrophe reinsurance, as well as increased competitive activities from hedge funds. We believe activity in this sector has recently increased and may continue to increase. We cannot predict what effect any of these developments may have on our businesses.

The businesses in which our Individual Risk unit operates are also highly competitive. Primary insurers compete on the basis of factors including distribution channels, product, price, service and financial strength. Many of our primary insurance competitors are larger and more established than we are and have greater financial resources and consumer recognition. We seek primary insurance pricing that will result in adequate returns on the capital allocated to our primary insurance business. We may lose primary insurance business to competitors offering competitive insurance products at lower prices or on more advantageous terms.

U.S. taxing authorities could contend that one or more of our Bermuda subsidiaries are subject to U.S. corporate income tax

If the U.S. Internal Revenue Service (the “IRS”) were to contend successfully that Renaissance Reinsurance, Glencoe Insurance Ltd., DaVinci or Top Layer Re is engaged in a trade or business in the U.S., Renaissance Reinsurance, Glencoe Insurance, DaVinci or Top Layer Re would, to the extent not exempted from tax by the U.S.-Bermuda income tax treaty, be subject to U.S. corporate income tax on that portion of its net income treated as effectively connected with a U.S. trade or business, as well as the U.S. corporate branch profits tax. Although we would vigorously resist such a contention, if we were ultimately held to be subject to taxation, our earnings would correspondingly decline.

In addition, benefits of the U.S.-Bermuda income tax treaty which may limit any such tax to income attributable to a permanent establishment maintained by Renaissance Reinsurance, Glencoe Insurance, DaVinci or Top Layer Re in the U.S. are only available to any of Renaissance Reinsurance, Glencoe, DaVinci or Top Layer Re if more than 50% of its shares are beneficially owned, directly or indirectly, by individuals who are Bermuda residents or U.S. citizens or residents. Renaissance Reinsurance, Glencoe Insurance, DaVinci or Top Layer Re may not be able to continually satisfy such beneficial ownership test or be able to establish it to the satisfaction of the IRS. Finally, it should be noted that it is unclear whether the income tax treaty (assuming satisfaction of the beneficial ownership test) applies to income other than premium income, such as investment income.

The loss of key senior members of management could adversely affect us

Our success has depended, and will continue to depend, in substantial part upon our ability to attract and retain our executive officers. Since April 2005, we have replaced four of our senior members of management. We are unable to predict at this time the ultimate impact these departures may have on our business. We may lose clients or other business contacts whose relationship depends in part on the service of the departing executives. In addition, the loss of services of these executives, or other members of senior management in the future, and the uncertain transition of new members of our senior management team, may strain our ability to execute our growth initiatives, as described above. In general, the loss of the services of any members of our current senior management team may adversely affect our business, perhaps materially so.

In addition, our ability to execute our business strategy is dependent on our ability to attract and retain a staff of qualified underwriters and service personnel. The location of our global headquarters in Bermuda may impede our ability to recruit and retain highly skilled employees. We do not currently maintain key man life insurance policies with respect to any of our employees.

Under Bermuda law, non-Bermudians may not engage in any gainful occupation in Bermuda without the specific permission of the appropriate government authority. The Bermuda government will issue a work permit for a specific period of time, which may be extended upon showing that, after proper public advertisement, no Bermudian (or spouse of a Bermudian) is available who meets the minimum standards for the advertised position. Substantially all of our officers are working in Bermuda under work permits that will expire over the next three years. The Bermuda government could refuse to extend these work permits. In addition, a Bermuda government policy limits the duration of work permits to a total of six years, which is subject to certain exemptions only for key employees. If any of our senior executive officers were not permitted to remain in Bermuda, our operations could be disrupted and our financial performance could be adversely affected as a result.

A decline in our investment performance could reduce our profitability

We derive a significant portion of our income from our invested assets. As a result, our financial results depend in part on the performance of our investment portfolio, which contains fixed maturity securities, such as bonds and mortgage-backed securities. Our operating results are subject to a variety of investment risks, including risks relating to general economic conditions, market volatility, interest rate fluctuations, foreign currency risk, liquidity risk and credit and default risk. Additionally, with respect to certain of our investments, we are subject to pre-payment or reinvestment risk.

As our invested assets have grown substantially in recent years and have come to effect a comparably greater contribution to our financial results, a failure to successfully execute our investment strategy could have a significant adverse effect on our overall results.

The market value of our fixed maturity investments is subject to fluctuation depending on changes in various factors, including prevailing interest rates. As a result of large reinsurance or insurance losses, we may be forced to liquidate our investments at times and prices that are not optimal, which could have a material adverse effect on the performance of our investment portfolio.

Increases in interest rates could cause the market value of our investment portfolio to decrease, perhaps substantially. Conversely, a decline in interest rates could reduce our investment yield, which would reduce our overall profitability. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Any measures we take that are intended to manage the risks of operating in a changing interest rate environment may not effectively mitigate such interest rate sensitivity.

In recent years we have allocated a portion of our portfolio to other investments which have different risk characteristics than our traditional fixed maturity securities and short term investment portfolios. These other investments include hedge fund investments, a fund that invests in senior secured bank loans, a European high yield credit fund and private equity partnerships. Also included in other investments are investments in a medium term note, representing an interest in a pool of European fixed income securities, a non-U.S. dollar convertible fund and miscellaneous other investments. We have been decreasing our percentage allocation to these other investments, particularly hedge funds. The performance of these other investments had a positive impact on the performance of our investment portfolio in 2005, and in 2006 to date.

These other investments are recorded on our consolidated balance sheet at fair value. The fair value of certain of these investments is generally established on the basis of the net valuation criteria established by the managers of such investments. These net valuations are determined based upon the valuation criteria established by the governing documents of the investments. Due to a lag in the valuations reported by the fund managers, the majority of our other investments are reported on a one month or one quarter lag. Such valuations may differ significantly from the values that would have been used had ready markets existed for the shares, partnership interests or notes of the investments. Many of the investments are subject to restrictions on redemptions and sales which are determined by the governing documents and limit our ability to liquidate these investments in the short term. These investments expose us to market risks including interest rate risk, foreign currency risk, equity price risk and credit risk. We are unable to precisely quantify these risks as we do not have timely access to the securities underlying each investment. To the extent these risks move against us it could result in a material adverse change to our investment performance. The performance of these investments is also dependent on the individual investment managers and the investment strategies. It is possible that the investment managers will leave and/or the investment strategies will become ineffective. Any of the foregoing could result in a material adverse change to our investment performance.

Our reliance on reinsurance brokers exposes us to their credit risk

In accordance with industry practice, we pay virtually all amounts owed on claims under our policies to reinsurance brokers, and these brokers, in turn, pay these amounts over to the insurers that have reinsured a portion of their liabilities with us (we refer to these insurers as ceding insurers). Likewise, premiums due to us by ceding insurers are virtually all paid to brokers, who then pass such amounts on to us. In many jurisdictions, if a broker were to fail to make such a payment to a ceding insurer, we would remain liable to the ceding insurer for the deficiency. Conversely, in many jurisdictions, when the ceding insurer pays premiums for these policies to reinsurance brokers for payment over to us, these premiums are considered to have been paid by the cedant and the ceding insurer will no longer be liable to us for those amounts, whether or not we have actually received the premiums. Consequently, in connection with the settlement of reinsurance balances, we assume a substantial degree of credit risk associated with brokers around the world. As noted above, due to recent developments in the industry, we believe that the degree of this credit risk has increased.

We may require additional capital in the future, which may not be available or only available on unfavorable terms

We monitor our capital adequacy on a regular basis. The capital requirements of our business depend on many factors, including our ability to write new business successfully and to establish premium rates and reserves at levels sufficient to cover losses. Our ability to underwrite is largely dependent upon the quality of our claims paying and financial strength ratings as evaluated by independent rating agencies. To the extent that our existing capital is insufficient to support our future operating requirements, we may need to raise additional funds through financings or limit our growth. Any further equity or debt financing, if available at all, may be on terms that are unfavorable to us. Our ability to raise such capital successfully would depend upon the facts and circumstances at the time, including our financial position and operating results, market conditions, and applicable legal issues.

If we are not able to obtain adequate capital if and when needed, our business, results of operations and financial condition would be adversely affected.

Consolidation in the insurance industry could adversely impact us

We believe that many insurance industry participants are seeking to consolidate. These consolidated entities may try to use their enhanced market power to negotiate price reductions for our products and services. If competitive pressures reduce our prices, we would expect to write less business. As the insurance industry consolidates, competition for customers will become more intense and the importance of acquiring and properly servicing each customer will become greater. We could incur greater expenses relating to customer acquisition and retention, further reducing our operating margins. In addition, insurance companies that merge may be able to spread their risks across a consolidated, larger capital base so that they require less reinsurance. The number of companies offering retrocessional reinsurance may decline. We could also experience more robust competition from larger, better capitalized competitors.

Bermuda could be subject to sanctions by a number of multinational organizations which could adversely affect Bermuda companies.

A number of multinational organizations, including the European Union, the Organization for Economic Cooperation and Development, commonly referred to as the ‘‘OECD’’, including its Financial Action Task Force, and the Financial Stability Forum, have identified certain countries as blocking information exchange, engaging in harmful tax competition or not maintaining adequate controls to prevent corruption, such as money laundering activities. On June 27, 2005, the OECD issued a discussion draft, “Attribution of Profits to a Permanent Establishment—Release of Discussion Draft of Part IV (Insurance),” which constitutes the fourth and final part of the report on OECD’s project to establish a broad consensus regarding the interpretation and practical application of Article 7 of the OECD Model Tax Convention on Income and on Capital. Article 7 sets forth international tax principles for attributing profits to a permanent establishment and forms the basis of an extensive network of bilateral income tax treaties between OECD member countries and between many OECD member and non-member countries. Once finalized, the conclusions of Parts I-IV of the report will be implemented through revision of the Commentary on Article 7 and/or Article 7 itself.

The OECD has threatened non-member jurisdictions that do not agree to cooperate with the OECD with punitive sanctions by OECD member countries. It is unclear what these sanctions will be, who will adopt them and when they will be imposed. Bermuda has committed to a course of action to enable compliance with the requirements of these multinational organizations, including signing a letter committing itself to eliminate harmful tax practices by the end of 2005 and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. However, the action taken by Bermuda may not be sufficient to preclude all effects of the measures or sanctions described above, which if ultimately adopted could adversely affect Bermuda companies such as us and our Bermuda based subsidiaries.

Political, regulatory and industry initiatives could adversely affect our business

The insurance and reinsurance regulatory framework is subject to heavy scrutiny by the U.S. and individual state governments as well as an increasing number of international authorities. Government regulators are generally concerned with the protection of policyholders to the exclusion of other constituencies, including shareholders. Increasingly, governmental authorities in both the U.S. and worldwide seem to us to be interested in the potential risks posed by the reinsurance industry as a whole, and to commercial and financial systems in general. While we do not believe these inquiries have identified meaningful new risks posed by the reinsurance industry, and we cannot predict the exact nature, timing or scope of possible governmental initiatives, we believe it is likely there will be increased regulatory intervention in our industry in the future. For example, the U.S. federal government has increased its scrutiny of the insurance regulatory framework in recent years, and some state legislators have considered or enacted laws that will alter and likely increase state regulation of insurance and reinsurance companies and holding companies. Moreover, the National Association of Insurance Commissioners, which is an association of the insurance commissioners of all 50 states and the District of Columbia and state insurance regulators, regularly reexamine existing laws and regulations.

For example, we could be adversely affected by proposals to:

•	provide insurance and reinsurance capacity in markets and to consumers that we target;

•	require our participation in industry pools and guaranty associations;

•	expand the scope of coverage under existing policies for matters such as Hurricanes Katrina, Rita and Wilma, and the New Orleans flood, or such as a pandemic flu outbreak;

•	increasingly mandate the terms of insurance and reinsurance policies; or

•	disproportionately benefit the companies of one country over those of another.

The growth of our primary insurance business, which is regulated more comprehensively than reinsurance, increases our exposure to adverse political, judicial and legal developments. Moreover, our exposure to potential regulatory initiatives could be heightened by the fact that our principal operating companies are domiciled in, and operate exclusively from, Bermuda. For example, Bermuda, a small jurisdiction, may be disadvantaged in participating in global or cross border regulatory matters as compared with larger jurisdictions such as the U.S. or the leading European Union countries. In addition, Bermuda, which is currently an overseas territory of the United Kingdom, may consider changes to its relationship with the United Kingdom in the future. These changes could adversely affect Bermuda’s position in respect of future regulatory initiatives, which could adversely impact us commercially.

Because we depend on a few insurance and reinsurance brokers for a large portion of revenue, loss of business provided by them could adversely affect us

We market our insurance and reinsurance products worldwide exclusively through insurance and reinsurance brokers. Four brokerage firms accounted for 65.8% of our net premiums written for the year ended December 31, 2005. Subsidiaries and affiliates of the Benfield Group Limited, Marsh Inc., the Willis Group and AON Corporation accounted for approximately 26.3%, 21.8%, 10.8% and 6.9%, respectively, of our gross written premiums in 2005. The loss of all or a substantial portion of the business provided by these brokers could have a material adverse effect on us. Our ability to market our products could decline as a result of any loss of the business provided by these brokers and it is possible that our premiums written would decrease.

We could be adversely affected if TRIA is not renewed

In response to the tightening of supply in certain insurance and reinsurance markets resulting from, among other things, the September 11th tragedy, the Terrorism Risk Insurance Act, commonly referred to as “TRIA”, was enacted in 2002 to ensure the availability of commercial insurance coverage for certain terrorist acts in the U.S. This law established a federal assistance program through the end of 2005 (as amended, through the end of 2007) to help the commercial property and casualty insurance industry cover claims related to future terrorism-related losses and required that coverage for terrorist acts be offered by insurers. TRIA was originally scheduled to expire at the end of 2005, but was extended in December 2005 for an additional two years. The extended bill reduced the protections of the act. For example, as extended, the insurer deductible was increased from 15% in 2005 to 17.5% in 2006 and 20% in 2007. In addition, the extended TRIA established a new program trigger under which Federal compensation will become available only if aggregate insured losses sustained by all insurers exceed $50 million from a certified act of terrorism occurring after March 31, 2006 and $100 million for losses resulting from a certified act which occurs on or after January 1, 2007. We believe TRIA has been an effective mechanism to assist policyholders and industry participants with the extreme contingent losses that might be caused by acts of terrorism. We cannot assure you that TRIA will be extended beyond 2007, and its expiration could have an adverse effect on our clients, industry or us.

The covenants in our debt agreements limit our financial and operational flexibility, which could have an adverse effect on our financial condition

We have incurred indebtedness, and may incur additional indebtedness in the future. At September 30, 2006, we had an aggregate of approximately $410 million of indebtedness outstanding, consisting of $100 million of 5.875% Senior Notes due 2013, $150 million of 7.0% Senior Notes due 2008, and a $160 million bank loan incurred and fully drawn by our consolidated subsidiary, DaVinciRe Holdings Ltd.

In addition, we have issued $100 million aggregate liquidation amount of mandatorily redeemable capital securities through RenaissanceRe Capital Trust, a wholly owned subsidiary of RenaissanceRe, holding solely

$103.1 million of our 8.54% junior subordinated debentures due March 1, 2027. Because we hold $15.4 million of these securities and also hold $3.1 million of equity interest in RenaissanceRe Capital Trust, our net obligation is $84.6 million.

Our insurance and reinsurance subsidiaries maintain letter of credit facilities in connection with their insurance and reinsurance business. The largest of these is a secured letter of credit facility established under a reimbursement agreement entered into by certain of our subsidiaries and affiliates. The obligations of each of our subsidiaries and affiliates party to the reimbursement agreement are secured by certain collateral, including cash, eligible high-quality marketable securities and redeemable preference shares of Renaissance Investment Holdings Ltd. The facility currently is in the amount of $1.725 billion. At September 30, 2006, the aggregate face amount of letters of credit outstanding under the reimbursement agreement with effective dates on or before September 30, 2006 was $1,240.2 million and total letters of credit outstanding was $1,285.4 million.

The agreements covering our indebtedness, particularly our bank loans, contain numerous covenants that limit our ability, among other things, to borrow money, make particular types of investments or other restricted payments, sell assets, merge or consolidate. These agreements also require us to maintain specific financial ratios. If we fail to comply with these covenants or meet these financial ratios, the lenders under our credit facilities could declare a default and demand immediate repayment of all amounts owed to them, cancel their commitments to lend or issue letters of credit, or both, and require us to pledge additional or a different type of collateral.

In addition, if we are in default under the junior subordinated debentures, discussed above, or if we have given notice of our intention to defer our related payment obligations, the terms of our indebtedness would, among other things, restrict our ability to:

•	declare or pay any dividends on our capital shares;

•	redeem, purchase or acquire any capital shares; or

•	make a liquidation payment with respect to our capital shares.

Because we are a holding company, we are dependent on dividends and payments from our subsidiaries

As a holding company with no direct operations, we rely on investment income, cash dividends and other permitted payments from our subsidiaries to make principal and interest payments on our debt and to pay dividends to our shareholders. The holding company does not have any operations and from time to time may not have significant liquid assets. If our subsidiaries are restricted from paying dividends to us, we may be unable to pay dividends or to repay our indebtedness.

Bermuda law and regulations require our subsidiaries which are registered in Bermuda as insurers to maintain a minimum solvency margin and minimum liquidity ratio, and prohibit dividends that would result in a breach of these requirements. Further, Renaissance Reinsurance and DaVinci, as Class 4 insurers in Bermuda, may not pay dividends which would exceed 25% of their respective capital and surplus, unless they first make filings confirming that they meet the required margins. Our Class 3 insurers, including Glencoe Insurance, Lantana Insurance Ltd. and Top Layer Re, may not declare or pay dividends during any financial year that would cause that insurer (as the case may be) to fail to meet its minimum solvency margin and minimum liquidity ratio.

Generally, our U.S. insurance subsidiaries may only pay dividends out of earned surplus. Further, the amount payable without the prior approval of the applicable state insurance department is generally limited to the greater of 10% of policyholders’ surplus or statutory capital, or 100% of the subsidiary’s prior year statutory net income. Since our U.S. insurance subsidiaries’ earned surplus is negative, these subsidiaries cannot currently pay dividends without the applicable state insurance department approval.

Regulatory challenges in the U.S. or elsewhere to our Bermuda operations’ claims of exemption from insurance regulation could restrict our ability to operate, increase our costs, or otherwise adversely impact us

Renaissance Reinsurance, DaVinci and Top Layer Re are not licensed or admitted in any jurisdiction except Bermuda. Renaissance Reinsurance, Glencoe Insurance, DaVinci and Top Layer Re each conduct business only from their principal offices in Bermuda and do not maintain an office in the U.S. Recently, the insurance and reinsurance regulatory framework has been subject to increased scrutiny in many jurisdictions, including the U.S. and various states within the U.S. If our Bermuda insurance or reinsurance operations become subject to the insurance laws of any state in the U.S., we could face inquiries or challenges to the future operations of these companies.

Moreover, we could be put at a competitive disadvantage in the future with respect to competitors that are licensed and admitted in U.S. jurisdictions. Among other things, jurisdictions in the U.S. do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless security is posted. Our contracts generally require us to post a letter of credit or provide other security after a reinsured reports a claim. In order to post these letters of credit, issuing banks generally require collateral. It is possible that European Union or other countries might adopt a similar regime in the future, or that the U.S. rules could be altered in a way that treats Bermuda disproportionately. Any such development could adversely affect us.

Glencoe Insurance and Lantana are currently eligible, non-admitted excess and surplus lines insurers in, respectively, 51 and 49 states and territories of the U.S. and are each subject to certain regulatory and reporting requirements of these states. However, neither Glencoe Insurance nor Lantana is admitted or licensed in any U.S. jurisdiction; moreover, Glencoe Insurance only conducts business from Bermuda. Accordingly, the scope of Glencoe Insurance’s and Lantana’s activities in the U.S. is limited, which could adversely affect their ability to compete.

In addition, Stonington Insurance Company, which writes insurance in all 50 states and the District of Columbia on an admitted basis, is subject to extensive regulation under state statutes which confer regulatory, supervisory and administrative powers on state insurance commissioners. Such regulation generally is designed to protect policyholders rather than investors, and relates to such matters as: rate setting; policy forms; limitations on dividends and transactions with affiliates; solvency standards which must be met and maintained; the licensing of insurers and their agents; the examination of the affairs of insurance companies, which includes periodic market conduct examinations by the regulatory authorities; annual and other reports, prepared on a statutory accounting basis; establishment and maintenance of reserves for unearned premiums and losses; and requirements regarding numerous other matters. We could be required to allocate considerable time and resources to comply with these requirements, and could be adversely affected if a regulatory authority believed we had failed to comply with applicable law or regulation. We plan to grow Stonington’s business and, accordingly, expect our absolute and relative regulatory burden to increase.

Our current or future business strategy could cause one or more of our subsidiaries to become subject to additional regulation in other jurisdictions. Any failure to comply with applicable laws could result in the imposition of significant restrictions on our ability to do business, and could also result in fines and other sanctions, any or all of which could adversely affect our financial results and operations.

Operational risks, including systems or human failures, are inherent in business, including ours

We are subject to operational risks including fraud, employee errors, failure to document transactions properly or to obtain proper internal authorization, failure to comply with regulatory requirements, information technology failures, or external events. Losses from these risks may occur from time to time and may be significant. As our business and operations grow more complex we are exposed to more risk in these areas.

Our modeling, underwriting and information technology and application systems are critical to our success. Moreover, our proprietary technology and application systems have been an important part of our underwriting strategy and our ability to compete successfully. We have also licensed certain systems and data from third parties. We cannot be certain that we will have access to these, or comparable, service providers, or that our information technology or application systems will continue to operate as intended. While we have implemented business contingency plans, a defect or failure in our internal controls or information technology and application systems could result in reduced or delayed revenue growth, higher than expected losses, management distraction, or harm to our reputation. We believe appropriate controls and mitigation procedures are in place to prevent significant risk of defect in our internal controls, information technology and application systems, but internal controls provide only reasonable, not absolute, assurance as to the absence of errors or irregularities and any ineffectiveness of such controls and procedures could have a material adverse effect on our business.

We may be adversely affected by foreign currency fluctuations

Our functional currency is the U.S. dollar. A portion of our premium is written in currencies other than the U.S. dollar and a portion of our claims and claim expense reserves is also in non-dollar currencies. Moreover, we maintain a portion of our cash equivalent investments in currencies other than the U.S. dollar. Although we generally seek to hedge significant non-U.S. dollar positions, we may, from time to time, experience losses resulting solely from fluctuations in the values of these foreign currencies, which could cause our consolidated earnings to decrease. In addition, failure to manage our foreign currency exposures could cause our results of operations to be more volatile.

Some aspects of our corporate structure may discourage third-party takeovers and other transactions or prevent the removal of our current board of directors and management

Some provisions of our Amended and Restated Bye-Laws have the effect of making more difficult or discouraging unsolicited takeover bids from third parties or preventing the removal of our current board of directors and management. In particular, our Bye-Laws prohibit transfers of our capital shares if the transfer would result in a person owning or controlling shares that constitute 9.9% or more of any class or series of our shares. The primary purpose of this restriction is to reduce the likelihood that we will be deemed a “controlled foreign corporation” within the meaning of the Internal Revenue Code for U.S. federal tax purposes. However, this limit may also have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of our shareholders might deem these purchases or acquisition proposals to be in their best interests.

In addition, our Bye-Laws provide for:

•	a classified Board, whose size is fixed and whose members may be removed by the shareholders only for cause upon a 66 2/3% vote;

•	restrictions on the ability of shareholders to nominate persons to serve as directors, submit resolutions to a shareholder vote and requisition special general meetings;

•	a large number of authorized but unissued shares which may be issued by the Board without further shareholder action; and

•	a 66 2/3% shareholder vote to amend, repeal or adopt any provision inconsistent with several provisions of the Bye-Laws.

These Bye-Law provisions make it more difficult to acquire control of us by means of a tender offer, open market purchase, proxy contest or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors, which we believe would generally best serve the interests of our shareholders. However, these provisions could have the effect of discouraging a prospective acquirer from making a tender offer or otherwise attempting to obtain control of us. In addition, these Bye-Law provisions could prevent the removal of our current board of directors and management. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.

RenaissanceRe indirectly owns Stonington, Stonington Lloyds Insurance Company, Newstead Insurance Company and Inverness Insurance Company. Our ownership of a U.S. insurance company such as these can, under applicable state insurance company laws and regulations, delay or impede a change of control of RenaissanceRe. Under applicable state insurance regulations, any proposed purchase of 10% or more of our voting securities would require the prior approval of the relevant insurance regulatory authorities.

Investors may have difficulties in serving process or enforcing judgments against us in the U.S.

We are a Bermuda company. In addition, certain of our officers and directors reside in countries outside the U.S. All or a substantial portion of our assets and the assets of these officers and directors are or may be located outside the U.S. Investors may have difficulty effecting service of process within the U.S. on our directors and officers who reside outside the U.S. or recovering against us or these directors and officers on judgments of U.S. courts based on civil liabilities provisions of the U.S. federal securities laws whether or not we appoint an agent in the U.S. to receive service of process.

RISKS RELATING TO THE SERIES D PREFERENCE SHARES

We are under no obligation to redeem the preference shares, although we may redeem them under certain circumstances if we choose to do so

The preference shares have no maturity date or redemption date. We may, at our option, on or after December 1, 2011, redeem some or all of the preference shares at any time at a redemption price of $25 per share, plus accrued and unpaid dividends to the date of redemption. We may also redeem the preference shares under certain circumstances before December 1, 2011, at a redemption price of $26 per share, plus accrued and unpaid dividends to the date of redemption. In either event, we would not have to pay interest on any accrued and unpaid dividends. We do not need your consent in order to redeem the preference shares and may do so at a time that is advantageous to us. You may not require us to redeem the preference shares under any circumstances. If an active trading market for the preference shares does not develop, you may not be able to easily sell the preference shares and you will not have the option of requiring us to redeem them.

Your investment in the preference shares will be subordinated in right of payment to any of our indebtedness

The preference shares will rank senior to our common shares and on a par with our 8.10% Series A Preference Shares, our 7.30% Series B Preference Shares and our 6.08% Series C Preference Shares but will be subordinated in right of payment to all of our existing and future indebtedness, including our junior subordinated debentures, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. As a result, in the event of our dissolution, liquidation or winding up, our assets will be available to pay the liquidation preference and any accrued and unpaid dividends on the preference shares only after our creditors are paid in full. There may not be sufficient assets remaining to pay amounts due on the preference shares.

There is no limitation on our issuance of securities that rank on a par with or senior to the preference shares

We may issue securities that rank on a par with or senior to the preference shares without limitation. The issuance of securities ranking on a par with or senior to the preference shares may reduce the amount recoverable by holders of the preference shares in the event of our liquidation, dissolution or winding up.

We may defer the payment of dividends to the preference shares

Dividends on the preference shares are payable when, as and if declared by our Board of Directors. The Board of Directors may choose not to declare the dividend, or may declare a reduced dividend. If this were to happen, the accrued but unpaid dividend would be deferred. Deferred dividends do not accrue interest prior to the date of redemption.

An active trading market for the preference shares may not develop and may not afford sufficient liquidity to allow timely disposition of the preference shares

We intend to make an application to list the preference shares on the New York Stock Exchange. If listed, trading is expected to commence within 30 days after the preference shares are first issued. You should be aware that the listing of the preference shares will not necessarily ensure that an active trading market will be available for the preference shares. A lack of liquidity in the trading of the preference shares may prevent you from selling the preference shares in the amount and at the time you desire. Additionally, an illiquid trading market for the preference shares may result in trading prices that are substantially below the liquidation value of the preference shares.

The after-market price of the preference shares may be discounted significantly if we defer dividend payments or if we are unable to pay dividends

If we defer dividend payments on the preference shares or if we are unable to pay such dividends, you may be unable to sell your preference shares at a price that reflects the value of the deferred dividends. To the extent a trading market develops for the preference shares, that market may not continue during such a deferral period, or during periods in which investors perceive that there is a likelihood of a deferral, and you may be unable to sell your preference shares at those times, either at a price that reflects the value of the dividends accrued under the preference shares or at all.

Holders of the preference shares will generally have no voting rights

Holders of the preference shares have no voting rights with respect to matters that generally require the approval of voting shareholders. The limited voting rights of holders of the preference shares include the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the preferred shares and as required under Bermuda law with respect to an amalgamation of the Company, as described under “Description of the Series D Preference Shares—Voting Rights” in this prospectus supplement. In addition, if dividends on the preference shares have not been declared or paid for the equivalent of six full dividend periods, whether or not for consecutive dividend periods, holders of the outstanding preference shares, together with the holders of all other current or future classes or series of shares that are on a par with the preference shares (excluding, however, our 8.10% Series A Preference Shares, as described under “Description of Series D Preference Shares—Voting Rights”, which we intend to redeem as soon as practicable following the completion of this offering), will be entitled to vote for the election of two additional directors to our board of directors subject to the terms and to the limited extent described under “Description of the Series D Preference Shares—Voting Rights” in this prospectus supplement. The absence of voting rights may decrease the value of the preference shares.

USE OF PROCEEDS

We expect the net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated expenses payable by us, will be approximately $290,400,000. We currently anticipate using the net proceeds from this offering (i) to redeem all of the outstanding Series A Preference Shares as soon as practicable following completion of this offering, and (ii) to redeem all of the outstanding 8.54% Junior Subordinated Deferrable Interest Debentures as soon as practicable after March 1, 2007. The 8.10% Series A Preference Shares have no stated maturity, and the 8.54% Junior Subordinated Deferrable Interest Debentures have a maturity date of March 1, 2027. Additional remaining net proceeds from this offering, if any, will be used for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated capitalization at September 30, 2006 on a historical basis, pro forma as adjusted to give effect to the estimated gross proceeds from this offering of the preference shares and pro forma as adjusted to give effect to the estimated gross proceeds from this offering of the preference shares and the currently anticipated redemption of all of our outstanding 8.10% Series A Preference Shares and 8.54% junior subordinated debentures. This table should be read in conjunction with our consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, both of which can be found in each of our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, which are incorporated by reference.

	AT SEPTEMBER 30, 2006 (IN MILLIONS)
	Actual	Pro Forma as Adjusted For Issuance of Series D Preference Shares	Pro Forma as Adjusted For Issuance of Series D Preference Shares and Redemption of 8.10% Series A Preference Shares and 8.54% Junior Subordinated Debentures
Revolving credit agreement(1)	$—	$—	$—
DaVinciRe revolving credit facility(2)	160.0	160.0	160.0
7.0% Senior Notes due 2008	150.0	150.0	150.0
5.875% Senior Notes due 2013	100.0	100.0	100.0
8.54% Subordinated obligation to RenaissanceRe Capital Trust(3)	103.1	103.1	—
Series A preference shareholders’ equity(4)	150.0	150.0	—
Series B preference shareholders’ equity	100.0	100.0	100.0
Series C preference shareholders’ equity	250.0	250.0	250.0
Series D preference shareholders’ equity	—	300.0	300.0
Common shareholders’ equity	2,297.2	2,297.2	2,297.2

Total capitalization	$3,310.3	$3,610.3	$3,357.2

Ratio of debt to total capitalization(5)	12.4%	11.4%	12.2%

(1)	RenaissanceRe is party to a $500 million revolving credit agreement, none of which was drawn at September 30, 2006. This facility is with a syndicate of commercial banks.
(2)	Our consolidated subsidiary, DaVinciRe Holdings Ltd., is a party to a $200 million revolving credit agreement, of which $160 million was drawn and remained outstanding at September 30, 2006. This facility is with a syndicate of commercial banks. We control a majority of DaVinciRe’s voting power but own a minority of its outstanding equity interests.
(3)	Represents $103.1 million of 8.54% junior subordinated debentures of RenaissanceRe held by RenaissanceRe Capital Trust due March 1, 2027. RenaissanceRe Capital Trust, a wholly owned subsidiary of RenaissanceRe, has issued $100.0 million aggregate liquidation amount of mandatorily redeemable capital securities paying cumulative cash distributions at an annual rate of 8.54%. We own all of the $3.1 million of common equity interests in and have purchased $15.4 million of capital securities of RenaissanceRe Capital Trust; the remaining $84.6 million of capital securities are held by third party investors. We currently anticipate using a portion of the net proceeds from this offering to redeem all of the outstanding 8.54% junior subordinated debentures on or as soon as practicable after March 1, 2007.
(4)	We intend to use a portion of the net proceeds from this offering to redeem all of the outstanding 8.10% Series A Preference Shares as soon as practicable following completion of this offering.
(5)	For purposes of computing the ratio of debt to total capitalization, “debt” consists of the revolving credit agreement, the DaVinciRe revolving credit facility, the 7.0% Senior Notes due 2008 and the 5.875% Senior Notes due 2013 referenced above.

DESCRIPTION OF SERIES D PREFERENCE SHARES

The following description of our Series D Preference Shares includes a summary of certain provisions of our Amended and Restated Bye-Laws, as well as our Certificate of Designation, Preferences and Rights, relating to the Series D Preference Shares. For a complete description of the terms and provisions of the Series D Preference Shares, you should refer to the accompanying prospectus, the Bye-Laws and the Certificate of Designation, which are incorporated by reference herein. References herein to the “preference shares” mean the Series D Preference Shares. A copy of the Certificate of Designation will be filed as an exhibit to the registration statement of which this prospectus supplement is a part. A copy of our Bye-Laws was filed as an exhibit to our Quarterly Report on Form 10-Q filed on August 14, 2002, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Certain Tax Considerations” in this prospectus supplement and in the accompanying prospectus for a summary of certain material U.S. federal and Bermuda tax consequences applicable to the holders of the preference shares.

GENERAL

On December 12, 2006, an Offerings Committee of the Board of Directors approved the Certificate of Designation setting forth the specific rights, preferences, limitations and other terms of the preference shares.

When issued and paid for as contemplated by this prospectus supplement and the accompanying prospectus, the preference shares will be duly authorized, validly issued and fully paid. The holders of the preference shares will have no preemptive rights with respect to any of our common shares or any other securities convertible into or carrying rights or options to purchase any such shares. The preference shares will not be subject to any sinking fund nor will we have any other obligation to redeem or retire the preference shares. The preference shares will have a perpetual term with no maturity and will remain outstanding unless we redeem them.

Our Board of Directors may from time to time create and issue preference shares of other series without the approval of our shareholders and fix their relative rights, preferences and limitations. At present, we have no issued shares which are senior to or, other than the Series A Preference Shares, the Series B Preference Shares or the Series C Preference Shares, in parity with respect to payment of dividends and distribution of assets in liquidation with the preference shares. We intend to redeem all of the outstanding Series A Preference Shares as soon as practicable following completion of this offering. The alteration of the rights attached to the preference shares requires the approval of the holders of three-quarters of the preference shares. See “Voting Rights.”

DIVIDEND RIGHTS

Holders of the preference shares will be entitled to receive, out of funds legally available for the payment of dividends, cumulative preferential cash dividends in an amount per share equal to 6.60% of the liquidation preference per annum (equivalent to $1.65 per share). Such dividends will begin to accrue and will be cumulative from the date of original issuance and will be payable quarterly, when, as and if declared by the Board of Directors, in arrears on the first day of March, June, September, and December of each year or, if such date is not a business day, on the business day immediately after such date. The first dividend, which will be payable on March 1, 2007, will represent the period from the original issue date up to and including February 28, 2007. The first dividend payable and any other dividend payable on the preference shares for any other period shorter than a full quarterly period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our Register of Members at the close of business on the applicable record date, which will be one day prior to the dividend payment date as long as all of the preference shares remain in book-entry form. If all of the preference shares are not in book-entry form, the record date will be 15 days prior to the dividend payment date.

No dividends on the preference shares will be declared by the Board of Directors or paid or set apart for payment by us at any time during which the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibit a declaration, payment or setting apart for payment of a dividend or provide that such a declaration, payment or setting apart for payment would constitute a breach or a default. No dividends on the preference shares will be declared or paid or set apart for payment if prohibited by law. Dividends on the preference shares will accrue and will be fully cumulative from the issue date, whether or not there are funds legally available for the payment of such dividends and whether or not the dividends are declared. Holders of the preference shares will not be entitled to any dividends in excess of full cumulative dividends as described above. No interest or sum of money in lieu of interest will be payable on any dividend payment or on any payment on the preference shares which is in arrears.

If there is any change in the law, regulation, or official directive (or in the interpretation of a law, regulation or official directive by any Bermuda governmental authority or court of competent jurisdiction) that adversely affects the rights of the holders of the preference shares, holders can pursue all remedies and actions legally available to them. We are a Bermuda company and are subject to the laws, regulations, official directives and interpretations of the Bermuda government and its relevant political subdivisions and courts of competent jurisdiction. There can be no assurance that the enforcement of such rights would be successful.

If any preference shares are outstanding, no dividends or other distributions may be declared or paid or set apart for payment on any class or series of capital shares ranking on a parity with the preference shares, including, but not limited to, our 8.10% Series A Preference Shares, our 7.30% Series B Preference Shares and our 6.08% Series C Preference Shares, with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, as further described in the Certificate of Designation (such class or series of capital shares being referred to as the “Parity Shares”) for any period unless either (i) full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on the preference shares for all dividend periods terminating on or prior to the dividend payment date on such Parity Shares, or (ii) all dividends declared upon the preference shares and any class or series of Parity Shares are declared pro rata so that the amount of dividends declared per share on the preference shares and any class or series of Parity Shares will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the preference shares and such class or series of Parity Shares bear to each other.

If any preference shares are outstanding, unless full cumulative dividends on the preference shares and any Parity Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than those paid in common shares or other capital shares ranking junior to the preference shares as to dividends and as to the distribution of assets upon any liquidation, dissolution or winding up (together with the common shares, “Fully Junior Shares”)) may be declared or paid or set apart for payment upon, and no other distribution may be declared or paid or set apart for payment upon, the common shares or any other capital shares ranking junior to the preference shares as to dividends or as to the distribution of assets upon any of our liquidation, dissolution or winding up (together with the common shares, the “Junior Shares”), nor will any common shares or any other Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common shares made for purposes of an employee incentive or benefit plan of ours or any subsidiary of ours) for any consideration (or any moneys be paid to or made available for a sinking fund or the redemption of any common shares or any other Junior Shares) by the Company (except by conversion into or exchange for Fully Junior Shares).

Any dividend payment made on the preference shares will first be credited against the earliest accrued but unpaid dividend due with respect to the preference shares which remains payable.

CERTAIN RESTRICTIONS ON PAYMENT OF DIVIDENDS AND REDEMPTION OR PURCHASE OF SHARES

Under Bermuda law, we may not lawfully declare or pay a dividend if there are reasonable grounds for believing that we are, or would after payment of the dividend be, unable to pay our liabilities as they become due, or that the realizable value of our assets would, after payment of the dividend, be less than the aggregate value of our liabilities, issued share capital and share premium accounts. In addition, our directors are, as a matter of prudence, required to ensure that any dividend declared or paid is not of an amount that reduces our reserves to a level that is not sufficient to meet the reserve requirements of our business. Under the Insurance Act 1978 of Bermuda, an insurer shall not declare or pay any dividends during any financial year if it would cause the insurer to fail to meet its relevant margins. In addition, dividends by a class 4 insurer, such as Renaissance Reinsurance, exceeding 25% of total statutory capital and surplus require, at least 7 days prior to the payment of such dividends, the filing of an affidavit signed by two directors and the principal representative of the insurer which states that in the opinion of those signing, declaration of those dividends has not caused the insurer to fail to meet the solvency margin and liquidity requirements of the Insurance Act.

We may not redeem or purchase our preference shares if there are reasonable grounds for believing that we are, or after the purchase would be, unable to pay our liabilities as they become due. The preference shares may not be redeemed or purchased except out of the capital paid up thereon or out of our funds which would otherwise be available for dividend or distribution or out of the proceeds of a new issue of shares made for the purpose of the redemption or purchase. The premium, if any, payable on redemption or purchase must be provided for out of our funds which would otherwise be available for dividend or distribution or out of our share premium account before the preference shares are redeemed or purchased.

LIQUIDATION PREFERENCE

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the holders of the preference shares will be entitled to receive from our assets legally available for distribution to shareholders $25 per share plus all accrued but unpaid dividends (whether or not earned or declared) to the date fixed for distribution before any distribution is made to holders of common shares and any other class or series of Junior Shares.

After payment of the full amount of the liquidating distributions to which they are entitled the holders of the preference shares will have no right or claim to any of our remaining assets. In the event that upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preference shares and the corresponding amounts payable on all classes or series of Parity Shares, then the holders of the preference shares and all such classes or series of Parity Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of the preference shares and all classes or series of Parity Shares (including the Series A Preference Shares, the Series B Preference Shares and the Series C Preference Shares), our remaining assets will be distributed among the holders of common shares or any other classes or series of Junior Shares, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation, amalgamation or merger with or into any other entity, the sale, lease or conveyance of all or substantially all of our shares or property or business or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding up.

RANKING

The preference shares will rank senior to our common shares and on a parity with our 8.10% Series A Preference Shares, our 7.30% Series B Preference Shares and our 6.08% Series C Preference Shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, but junior to our existing and future indebtedness, including our junior subordinated debentures. We may issue securities that rank on a par with or senior to the preference shares without limitation.

REDEMPTION

References to a “redemption” of the preference shares mean a purchase of shares pursuant to Section 42A of the Companies Act 1981 of Bermuda and the terms “redeem” and “redeemable” are to be interpreted accordingly. Section 42A provides, among other things, that if a company agrees to purchase its own shares pursuant to Section 42A (including by way of delivering a notice of redemption as described below) and fails to do so, a court may not order the company to purchase the shares pursuant to Section 42A if doing so would render the company insolvent or cause the breach of any statute, and a court may not in any event award damages for any breach by the company of its agreement to purchase shares. A court may, however, require a company to complete a share purchase under Section 42A to which it has agreed if the purchase would not render the company insolvent.

The preference shares are not redeemable prior to December 1, 2011, except as discussed below. On or after such date, we, at our option upon not less than 30 nor more than 60 days’ written notice, may redeem the preference shares in whole at any time or from time to time in part, for cash at a redemption price of $25 per share plus all accrued and unpaid dividends, if any, thereon to the date fixed for redemption without interest. Holders of the preference shares to be redeemed upon surrender of certificates for such shares at the place designated in the notice will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following such surrender.

If fewer than all of the outstanding preference shares are to be redeemed, we will determine the number of shares which we will redeem and such shares may be redeemed pro rata from the holders of record in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares), by lot or by any other method determined by us in our sole discretion to be equitable.

Unless full cumulative dividends on all preference shares and all Parity Shares shall have been declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no preference shares or any Parity Shares may be redeemed, purchased or otherwise acquired by RenaissanceRe unless all outstanding preference shares and any Parity Shares are redeemed, provided that we may acquire fewer than all of the outstanding preference shares or Parity Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preference shares and Parity Shares.

At any time prior to December 1, 2011, if we shall have submitted to the holders of our common shares a proposal for an amalgamation or shall have submitted any proposal for any other matter that requires, as a result of a change in Bermuda law after the date of this prospectus supplement, for its validation or effectuation an affirmative vote of the holders of the preference shares at the time outstanding, whether voting as a separate series or together with any other series of preference shares as a single class, we have the option upon not less than 30 nor more than 60 days’ written notice to redeem all of the outstanding preference shares for cash at a redemption price of $26 per share, plus all accrued and unpaid dividends, if any, to the date of redemption, without interest.

Prior to delivering notice of redemption as provided below, we will file with our corporate records a certificate signed by one of our officers affirming our compliance with the redemption provisions under the Companies Act 1981 of Bermuda relating to the preference shares, and stating that the redemption will not render us insolvent or cause it to breach any provision of applicable Bermuda law or regulation. We will mail a copy of this certificate with the notice of any redemption.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of the preference shares to be redeemed at the address shown in our Register of Members. Each notice will state, as appropriate: (i) the redemption date; (ii) the number of preference shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for the preference shares are to be surrendered for payment of the redemption price; and (v) that where applicable, dividends on the preference shares to be redeemed will cease to accrue on such redemption date. If fewer than all preference shares are to be redeemed, the notice mailed to each such holder thereof will also specify the number of preference shares to be redeemed from such holder. If notice of redemption of any preference shares has been given and if we have set apart the funds necessary for such redemption in trust for the benefit of the holders of the preference shares so called for redemption, then from and after the redemption date dividends will cease to accrue on the preference shares being redeemed, the preference shares will no longer be deemed to be outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

The holders of the preference shares at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to such preference shares on the corresponding dividend payment date notwithstanding the redemption thereof between the dividend record date and the corresponding dividend payment date or a default in the payment of the dividend due. Except as described above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on the preference shares which have been called for redemption.

CAPITAL REPLACEMENT

We intend, to the extent that the preference shares provide us with rating agency equity credit at the time of any such redemption or repurchase, to redeem or repurchase (or to cause another person or entity to purchase) the preference shares with amounts that include net proceeds received by us from the sale or issuance, during the 180-day period prior to the notice date for such action, to third-party purchasers of securities that would provide at least as much equity credit as the preference shares at that time (determined in accordance with the standards as then in effect of a majority of the rating agencies). The determination of the equity credit of the preference shares may result in the issuance of an amount of new securities that may be less than the liquidation preference of the preference shares, depending upon, among other things, the nature of the new securities issued and the equity credit attributed by a rating agency to the preference shares and the new securities.

VOTING RIGHTS

Generally, the preference shares have no voting rights. Whenever dividends payable on the preference shares or any Voting Preferred Shares (as defined below) are in arrears (whether or not such dividends have been earned or declared) in an amount equivalent to dividends for six full dividend periods (whether or not consecutive), the holders of the preference shares, together with the holders of Voting Preferred Shares, voting as a single class regardless of class or series, will have the right to elect two directors to the Board of Directors. We will use our best efforts to obtain the election or appointment of these two directors, including, if necessary, by using our best efforts to increase the number of directors constituting the Board of Directors and to amend our Bye-Laws. Whenever all arrearages in dividends on the preference shares and the Voting Preferred Shares have been paid and dividends for the current quarterly dividend period are paid or declared and set apart for payment, then the right of holders of the preference shares and Voting Preferred Shares to be represented by directors will cease (but subject always to the same provision for the vesting of such rights in the case of any future arrearages in an amount equivalent to dividends for six full dividend periods), and the terms of office of the additional directors elected or appointed to the Board of Directors will terminate. “Voting Preferred Shares” are Parity Shares of any class or series, whether existing currently or issued subsequently to the date hereof, but excluding Series A Preference Shares. Currently, the certificate of designation for the Series A Preference Shares provides that if dividends payable on the Series A Preference Shares are in arrears in an amount equivalent to dividends for six full dividend periods (whether or not consecutive), the holders of the Series A Preference Shares, voting separately as a class from any other Parity Shares, will also have the right to elect two directors to the Board of Directors. We intend to redeem all of the outstanding Series A Preference Shares as soon as practicable following completion of this offering.

Without the written consent of the holders of at least 75% of the preference shares at the time outstanding or the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the preference shares, we may not take any action which would vary the rights attached to the preference shares. The holders of the preference shares will have a right to vote on any amalgamation as provided in Section 106(3) of the Companies Act 1981 of Bermuda and to vote separately as a class as provided in Section 106(4) of the Companies Act 1981 of Bermuda if the amalgamation contains a provision which would constitute a variation of the rights attaching to the preference shares. Notwithstanding the foregoing, holders of the preference shares are not entitled to vote on any sale of all or substantially all of our assets, and the issuance of any capital stock that is senior to or in parity with the preference shares with respect to payment of dividends and distribution of assets in liquidation will not be deemed a variation of the rights of the preference shares.

CONVERSION

The preference shares are not convertible or exchangeable for any of our other securities.

LIMITATIONS ON TRANSFER AND OWNERSHIP

The Bye-Laws provide that, subject to waiver by the Board of Directors, no person may own or control, or exercise voting rights with respect to, more than 9.9% of the voting rights attached to all of our issued and outstanding shares. The Board of Directors may in its sole discretion make any determination as to whether ownership or control will be deemed to be in excess of 9.9%, and pursuant to such determination, we may decline to register any transfer of our shares resulting in such ownership or control. In the event we become aware of such ownership, we may reduce the voting rights with respect to any of our shares (including any preference shares) owned or controlled by such person to the extent necessary to limit the voting power held by such person to 9.9% in the aggregate. The voting rights with respect to all such shares held by such person in excess of the 9.9% limitation will be allocated to all other holders of common shares, pro rata based on the number of the common shares held by all such other holders, subject only to the further limitation that no shareholder allocated such voting rights may exceed the 9.9% limitation as a result of such allocation. For these purposes, references to ownership or control of our shares mean ownership within the meaning of Section 958 of the Internal Revenue Code, as amended, and Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

MARKET FOR THE PREFERENCE SHARES

While the Series A Preference Shares, the Series B Preference Shares and the Series C Preference Shares currently trade on the New York Stock Exchange, prior to this offering, there has not been an established public market for the Series D Preference Shares offered hereby. We intend to have the preference shares listed for quotation on the New York Stock Exchange. An active or any trading market may not develop or be maintained. In addition to factors related to us and the preference shares, the market price of the preference shares will be determined by such factors as relative demand for and supply of the preference shares in the market, general market and economic conditions and other factors beyond our control. We cannot predict at what price the preference shares will trade, and the price may be less than its liquidation value at any point in time.

CERTAIN TAX CONSIDERATIONS

The following statements under “Taxation of RenaissanceRe Holdings Ltd., Renaissance Reinsurance, Top Layer Re, DaVinci and Glencoe Insurance — Bermuda” and “Taxation of Shareholders — Bermuda Taxation”, to the extent they constitute statements of Bermuda law, are the opinion of Conyers Dill & Pearman, Hamilton, Bermuda. The following statements of U.S. federal tax law under “Taxation of RenaissanceRe Holdings Ltd., Renaissance Reinsurance, Top Layer Re, DaVinci and Glencoe Insurance — United States” and “Taxation of Shareholders — United States Taxation of U.S. Shareholders”, to the extent they constitute statements of U.S. federal tax law, are the opinion of Willkie Farr & Gallagher LLP, New York, New York. The opinions of these firms do not address, and do not include, opinions as to whether RenaissanceRe or any of its subsidiaries has a permanent establishment in the United States, any factual or accounting matters, determinations or conclusions such as to whether RenaissanceRe or any of its subsidiaries are engaged in a U.S. trade or business, Related Person Insurance Income (“RPII”) amounts and computations and components thereof (for example, amounts or computations of income or expense items or reserves entering into RPII computations) or facts relating to RenaissanceRe’s business or activities, and the business or activities of Renaissance Reinsurance Ltd., Top Layer Reinsurance Ltd., DaVinci Reinsurance Ltd., Glencoe Insurance Ltd. and the other subsidiaries of RenaissanceRe, all of which are matters and information determined and provided by RenaissanceRe. The following discussion is based upon current law and describes the material U.S. federal and Bermuda tax consequences at the date of this prospectus. The tax treatment of a holder of preference shares, or a person treated as a holder of preference shares for U.S. federal income, state, local or non-U.S. tax purposes may vary depending on the holder’s particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of preference shares. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF OWNING PREFERENCE SHARES.

TAXATION OF RENAISSANCERE HOLDINGS LTD., RENAISSANCE REINSURANCE, TOP LAYER RE, DAVINCI AND GLENCOE INSURANCE

BERMUDA

RenaissanceRe, Renaissance Reinsurance Ltd., Top Layer Reinsurance Ltd., DaVinci Reinsurance Ltd. and Glencoe Insurance Ltd. have each received from the Minister of Finance of Bermuda a written assurance under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, to the effect that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to RenaissanceRe, Renaissance Reinsurance, Top Layer Re, DaVinci or Glencoe Insurance or to any of their operations or their shares, debentures or other obligations until March 28, 2016. Such companies could be subject to taxes in Bermuda after that date. These assurances are routinely given to Bermuda exempted companies upon application and do not constitute a determination or ruling based on the particular circumstances of an exempted company. These assurances are subject to the proviso that they are not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 of Bermuda or otherwise payable in relation to any property leased to Renaissance Reinsurance, Top Layer Re, DaVinci or Glencoe Insurance. RenaissanceRe, Renaissance Reinsurance, Top Layer Re, DaVinci and Glencoe Insurance are required to pay certain annual Bermuda government fees. Additionally, Renaissance Reinsurance, Top Layer Re, DaVinci and Glencoe Insurance are required to pay certain annual insurance license fees as an insurer under the Insurance Act. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government. Currently there is no Bermuda tax on dividends that may be paid by Renaissance Reinsurance, Top Layer Re, DaVinci or Glencoe Insurance to RenaissanceRe.

UNITED STATES

RenaissanceRe believes that, to date, it, its Bermuda insurance subsidiaries (including Renaissance Reinsurance, Top Layer Re, DaVinci, and Glencoe Insurance) and its Bermuda non-insurance subsidiaries

(including Renaissance Underwriting Managers Ltd., RenaissanceRe Ventures Ltd. and Renaissance Investment Management Co.) have operated and, in the future, will continue to operate their respective businesses in a manner that will not cause any of them to be treated as being engaged in a U.S. trade or business. On this basis, RenaissanceRe does not expect, nor does it expect its Bermuda insurance subsidiaries or Bermuda non- insurance subsidiaries to be required to pay U.S. corporate income tax. However, as the question of whether a corporation is engaged in a U.S. trade or business is inherently factual and there are no definitive standards provided by the U.S. Internal Revenue Code, existing or proposed regulations thereunder or judicial precedent, counsel has not rendered a legal opinion on this issue. There can be no assurance that the IRS could not successfully contend that some or all of RenaissanceRe, its Bermuda insurance subsidiaries or Bermuda non-insurance subsidiaries are engaged in such a trade or business.

If the IRS successfully establishes that some or all of RenaissanceRe, its Bermuda insurance subsidiaries or Bermuda non-insurance subsidiaries are engaged in a U.S. trade or business, in the opinion of counsel, the entities treated as engaged in business unless exempted from tax by the income tax treaty between the United States and Bermuda, discussed below, would be subject to U.S. corporate income tax on that portion of its respective net income treated as effectively connected with a U.S. trade or business, as well as the U.S. corporate branch profits tax. The U.S. corporate income tax is currently imposed at the rate of 35% on net corporate profits and the U.S. corporate branch profits tax is imposed at the rate of 30% on a corporation’s after-tax profits deemed distributed as a dividend.

Even though RenaissanceRe has taken and intends to continue to take the position that RenaissanceRe, its Bermuda insurance subsidiaries and its Bermuda non-insurance subsidiaries are not engaged in U.S. trades or businesses, RenaissanceRe, its Bermuda insurance subsidiaries and its Bermuda non-insurance subsidiaries have filed and intend to continue to file U.S. federal income tax returns to avoid having all deductions disallowed in the event that any of them were held to be engaged in a U.S. trade or business. In addition, in the opinion of counsel, filing U.S. tax returns will allow the Bermuda insurance subsidiaries to claim benefits under the income tax treaty without penalty.

Even if the IRS were to contend successfully that one or more of the Bermuda insurance subsidiaries was engaged in a U.S. trade or business, in the opinion of counsel, the United States-Bermuda income tax treaty would preclude the United States from taxing the Bermuda insurance subsidiaries on their net premium income, except to the extent that such income was attributable to a permanent establishment maintained by a Bermuda insurance subsidiary in the United States, assuming satisfaction of the 50% beneficial ownership and disproportionate distribution tests described below. Although RenaissanceRe believes that none of the Bermuda insurance subsidiaries has a permanent establishment in the United States, RenaissanceRe cannot assure you that the IRS will not successfully contend that one or more of them has such a permanent establishment and therefore is subject to taxation. Further, as the question of whether a Bermuda insurance subsidiary has a permanent establishment is inherently factual, counsel has not rendered a legal opinion on this issue. In addition, in the opinion of counsel, benefits of the income tax treaty are only available to a Bermuda insurance subsidiary if more than 50% of their shares is beneficially owned, directly or indirectly, by individuals who are Bermuda residents or U.S. citizens or residents. Although RenaissanceRe believes that each of the Bermuda insurance subsidiaries meets, and RenaissanceRe will attempt to monitor compliance with, this beneficial ownership test, there can be no assurance that the beneficial ownership test will continue to be satisfied or that RenaissanceRe will be able to establish its satisfaction to the IRS particularly with respect to those Bermuda insurance subsidiaries owned in part by third parties. Furthermore, in the opinion of counsel, income tax treaty benefits will also not be available to a Bermuda insurance subsidiary if the income of such subsidiary is used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities to, persons who are neither residents of the United States or Bermuda nor U.S. citizens. A Bermuda insurance subsidiary could fail this requirement if premiums paid for ceded reinsurance by such subsidiary to persons who are neither residents of the United States or Bermuda nor U.S. citizens exceed 50% of gross premiums received by such subsidiary. RenaissanceRe believes that each Bermuda insurance subsidiary should meet this requirement, but there can be no assurance that this will be so in the future. Finally, it should be noted that although the income tax treaty (assuming the limitations previously discussed do not apply) clearly applies to premium income, it is uncertain whether the income tax treaty applies to other income such as investment income, and due to the legal uncertainty concerning this aspect of the treaty, counsel has not rendered a legal opinion on whether the treaty applies to such other income.

If any of the Bermuda insurance subsidiaries were considered to be engaged in a U.S. trade or business and were held not to be entitled to the benefits of the permanent establishment clause of the income tax treaty or if RenaissanceRe or any of the Bermuda non-insurance subsidiaries were considered to be engaged in a U.S. trade or business, and, thus, subject to U.S. income taxation, RenaissanceRe’s results of operations and cash flows could be materially adversely affected.

U.S. Internal Revenue Code section 842 requires that foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by the entity carrying on the insurance business. If any of the Bermuda insurance subsidiaries is considered to be engaged in the conduct of an insurance business in the United States and such company (i) is not entitled to the benefits of the income tax treaty in general (because it fails to satisfy one of the limitations on treaty benefits discussed above) or (ii) is entitled to the benefits of the income tax treaty in general, but the income tax treaty is interpreted not to apply to investment income, then section 842 could subject a significant portion of the investment income of such company to U.S. income tax.

The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. Insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located outside the United States should not be subject to this excise tax. The rate of tax currently applicable to reinsurance premiums paid to foreign reinsurers such as Renaissance Reinsurance, with respect to risks located in the United States, is 1% of gross premiums. Congress has in the past, however, considered legislation that would increase the excise tax rate on reinsurance premiums paid to foreign reinsurers to 4%. Although no such legislation has to date been enacted, proposals have been considered from time to time, and it is uncertain whether, or in what form, such legislation may ultimately be enacted. The rate of tax currently applicable to insurance premiums paid to foreign insurers such as Glencoe Insurance with respect to risks located in the United States is 4% of gross premiums.

Certain direct and indirect subsidiaries of RenasissanceRe are organized under the laws of the United States and are fully subject to federal, state and local tax. To date, we have not realized taxable income in excess of net operating loss carryforwards in connection with our U.S. operations. We plan to grow our U.S. operations and in the future our U.S. group may incur significant U.S. tax liability.

TAXATION OF SHAREHOLDERS

BERMUDA TAXATION

In the opinion of counsel, currently, there is no Bermuda tax on dividends paid by RenaissanceRe.

UNITED STATES TAXATION OF U.S. SHAREHOLDERS

Classification of Renaissance Reinsurance, Top Layer Re, DaVinci and Glencoe Insurance as non-CFCs. Although Renaissance Reinsurance and Glencoe Insurance were classified as “controlled foreign corporations” (“CFCs”) in prior years, RenaissanceRe believes that they no longer meet the requirements for such classification and that RenaissanceRe, Top Layer Re and DaVinci were not CFCs in prior years and should not be characterized as CFCs immediately following this offering. Further, RenaissanceRe’s Amended and Restated Bye-Laws contain certain “Excess Share” provisions, which are designed to prevent any person (other than certain of its founding institutional shareholders) from becoming a 10% U.S. shareholder (which status could require current income inclusions by U.S. persons, if RenaissanceRe or any of its Bermuda subsidiaries were characterized as CFCs) and, accordingly, reduce the likelihood that any of RenaissanceRe or its Bermuda subsidiaries may be deemed to be a CFC in the future. However, there can be no assurance that such provisions will operate as intended.

Each prospective investor should consult its own tax advisor to determine whether its ownership interest in RenaissanceRe would cause it to become a 10% U.S. shareholder of RenaissanceRe, Renaissance Reinsurance, Top Layer Re, DaVinci or and Glencoe Insurance or of any subsidiary that may be created (directly or indirectly) by RenaissanceRe and to determine the impact of such a classification on such investor.

RPII Rules. Certain special subpart F provisions of the U.S. Internal Revenue Code will apply to persons who, through their ownership of RenaissanceRe’s preference shares, are indirect shareholders of any of the Bermuda insurance subsidiaries if both (A) 25% or more of the value or voting power of the shares of any such subsidiary is owned or deemed owned (directly or indirectly through foreign entities or constructively) by U.S. persons, as is expected to be the case after this offering; and (B)(i) 20% or more of either the voting power or the value of the shares of any such subsidiary is owned directly or indirectly by persons who are insured or reinsured by any such subsidiary or by persons related to such insured or reinsured persons; and (ii) such subsidiary has RPII, determined on a gross basis, equal to 20% or more of its gross insurance income. RPII is income (investment income and premium income) from the direct or indirect insurance or reinsurance of (i) the risk of any U.S. person who owns shares of any of the Bermuda insurance subsidiaries (directly or indirectly through foreign entities) or (ii) the risk of a person related to such a U.S. person.

A Bermuda insurance subsidiary may be considered to indirectly reinsure the risk of a holder of shares that is a U.S. person, and thus generate RPII, if an unrelated company that insured such risk in the first instance reinsures the risk with such subsidiary.

RenaissanceRe does not expect any of the Bermuda insurance subsidiaries to knowingly enter into reinsurance or insurance arrangements where the ultimate risk insured is that of a holder of shares that is a U.S. person or person related to such a U.S. person. It is possible that Treasury Regulations of the U.S. Internal Revenue Code might be adopted clarifying that the indirect reinsurance described in the preceding paragraph constitutes RPII only if the unrelated insurer is fronting for a reinsurer in which the insured (or a person related to the insured) owns shares. Absent adoption of such Treasury Regulations or other authority, there can be no assurance that the IRS will not require a holder of shares that is a U.S. person or person related to such a U.S. person to demonstrate that a Bermuda insurance subsidiary has not indirectly (albeit unknowingly) reinsured risks of such a shareholder. If the IRS requires a shareholder that is a U.S. person or person related to such a U.S. person to demonstrate that the risks reinsured by a Bermuda insurance subsidiary were not risks of related parties, while RenaissanceRe will cooperate in providing information regarding its shareholders and the insurance and reinsurance arrangements of the Bermuda insurance subsidiaries, RenaissanceRe may not be in a position to identify the names of many of its shareholders or the names of the persons whose risks it indirectly reinsures. Therefore, each prospective investor should consult with his own tax advisor to evaluate the risk that the IRS would take this position and the tax consequences that might arise.

Notwithstanding the foregoing discussion, it currently is anticipated (although not assured) that less than 20% of the gross insurance income of the Bermuda insurance subsidiaries for any taxable year in the near term will constitute RPII. However, there can be no assurance that the IRS will not assert that 20% or more of the income of one or more of the Bermuda insurance subsidiaries constitutes RPII or that a taxpayer will be able to meet its burden of proving otherwise. If 20% or more of the gross insurance income of one or more of the Bermuda insurance subsidiaries for any taxable year constitutes RPII and 20% or more of the voting power or value of the stock of such subsidiaries is held, directly or indirectly, by insureds or reinsureds or by persons related thereto, each direct and indirect U.S. holder of RenaissanceRe’s preference shares on the last day of the taxable year will be taxable currently on its allocable share of the RPII of such subsidiaries. In that case, RPII will be taxable to each direct or indirect U.S. holder of RenaissanceRe’s preference shares regardless of whether such holder is a 10% U.S. shareholder and regardless of whether such holder is an insured or related to an insured. For this purpose, all of the RPII of such subsidiaries would be allocated solely to U.S. holders, but not in excess of a holder’s ratable share, based on the extent of its interest in RenaissanceRe, of the total income of such subsidiaries and limited by the relevant subsidiary’s current year earnings and profits.

RPII that is taxed to a U.S. holder will increase such holder’s tax basis in the shares to which it is allocable. Dividends distributed by the Bermuda insurance subsidiaries to RenaissanceRe and by RenaissanceRe to U.S. persons will, under such regulations, be deemed to come first out of taxed RPII and to that extent will not constitute income to the holder. This will be the result whether the dividend is distributed in the same year in which the RPII is taxed or a later year. The untaxed dividend will decrease the holder’s tax basis in such holder’s preference shares as well.

Computation of RPII. For any year that RenaissanceRe determines that the gross RPII of one or more of the Bermuda insurance subsidiaries is 20% or more of its gross insurance income for the year and 20% or more of the voting power or value of the shares of such subsidiary is held directly or indirectly by insureds or reinsureds or persons related thereto, RenaissanceRe may also seek information from its shareholders as to whether beneficial owners of its shares at the end of the year are U.S. persons, so that RPII may be apportioned among such persons. To the extent RenaissanceRe is unable to determine whether a beneficial owner of shares is a U.S. person, RenaissanceRe may assume that such owner is not a U.S. person for purposes of apportioning RPII, thereby increasing the per share RPII amount for all known direct or indirect U.S. holders of its preference shares.

Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the U.S. Internal Revenue Code.

Disposition of Preference Shares by U.S. Persons Generally. U.S. persons will, upon the sale or exchange of preference shares for cash consideration, recognize gain or loss for federal income tax purposes equal to the excess of the amount realized upon such sale or exchange over such person’s U.S. federal income tax basis for the shares disposed. Different rules would apply under Section 1248 of the U.S. Internal Revenue Code if RenaissanceRe were classified as a CFC.

Section 953(c)(7) of the U.S. Internal Revenue Code provides that Section 1248 also will apply to the sale or exchange by a U.S. shareholder of shares in a foreign corporation characterized as a CFC under the RPII rules if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the U.S. shareholder is a 10% U.S. shareholder or whether the corporation qualifies for either the RPII 20% ownership exception or the RPII 20% gross income exception. Although existing Treasury Department regulations do not address the question, proposed Treasury Regulations issued in April 1991 create some ambiguity as to whether Section 1248 and the associated requirement to file Form 5471 would apply when the foreign corporation (such as RenaissanceRe) has a foreign insurance subsidiary that is a CFC for RPII purposes and that would be taxed as an insurance company if it were a domestic corporation. In the opinion of counsel, Section 1248 and the requirement to file Form 5471 will not apply to a less than 10% U.S. shareholder because RenaissanceRe is not directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the regulations in this manner or that the Treasury Department will not amend the regulations to provide that Section 1248 and the requirement to file Form 5471 will apply to dispositions of RenaissanceRe’s preference shares.

If the IRS or U.S. Treasury Department were to make Section 1248 and the Form 5471 filing requirement applicable to the sale of RenaissanceRe’s preference shares, RenaissanceRe would notify shareholders that Section 1248 of the U.S. Internal Revenue Code and the requirement to file Form 5471 will apply to dispositions of RenaissanceRe’s preference shares. Thereafter, RenaissanceRe will send a notice after the end of each calendar year to all persons who were shareholders during the year notifying them that Section 1248 and the requirement to file Form 5471 apply to dispositions of RenaissanceRe’s preference shares by U.S. shareholders. RenaissanceRe will attach to this notice a copy of Form 5471 completed with all of its information and instructions for completing the shareholder information.

Redemption of Preference Shares. A redemption of preference shares will be treated under Section 302 of the U.S. Internal Revenue Code as a dividend if RenaissanceRe has sufficient earnings and profits, unless the redemption satisfies the test set forth in Section 302(b) enabling the redemption to be treated as a sale or exchange (in which case the discussion set forth above in “Disposition of Preference Shares by U.S. Persons Generally” would be applicable), subject to the discussion herein relating to the potential application of the “RPII” and “passive foreign investment company” rules. The redemption will satisfy this test only if it (1) is “substantially disproportionate,” (2) constitutes a “complete termination of the holder’s stock interest” in RenaissanceRe or (3) is “not essentially equivalent to a dividend,” each within the meaning of Section 302(b). In determining whether any of these tests are met, shares considered to be owned by the U.S. shareholder by reason of certain constructive ownership rules set forth in the U.S. Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the U.S. Internal Revenue Code is satisfied with respect to a particular holder of preference shares will depend on the facts and circumstances as of the time the determination is made, U.S. shareholders are advised to consult their own tax advisors to determine their tax treatment in light of their own particular investment circumstances.

Passive Foreign Investment Companies. Sections 1291 through 1297 of the U.S. Internal Revenue Code contain special rules applicable with respect to foreign corporations that are “passive foreign investment companies” (“PFICs”). A foreign corporation will be a PFIC if 75% or more of its income constitutes passive income or 50% or more of its assets produce passive income. If RenaissanceRe were to be characterized as a PFIC, U.S. holders of preference shares could be subject to a penalty tax at the time of their sale of (or receipt of an “excess distribution” with respect to) its shares. In general, a U.S. holder of preference shares receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the preference shares during the three preceding taxable years (or the taxpayer’s holding period if it is less than three years). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the taxpayer’s holding period but not paid, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the preference shares was received ratably throughout the holding period. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period.

The U.S. Internal Revenue Code contains an express exception for income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business.” This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. In RenaissanceRe’s view, RenaissanceRe and the Bermuda insurance subsidiaries, taken together, are predominantly engaged in an insurance business and do not have financial reserves in excess of the reasonable needs of their respective insurance business. The U.S. Internal Revenue Code contains a look-through rule which states that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it “received directly its proportionate share of the income” and as if it “held its proportionate share of the assets” of any other corporation in which it owns at least 25% of the stock. Under the look-through rule, RenaissanceRe would be deemed to own the assets and to have received the income of the Bermuda insurance subsidiaries as well as its other 25% owned direct and indirect subsidiaries directly for purposes of determining whether RenaissanceRe is a PFIC, and, consequently, we believe that RenaissanceRe should not be treated as a PFIC. It is possible, however, that the IRS might challenge our conclusion and a court might sustain such challenge, or that future unanticipated changes in our operations or changes in law or regulations might cause us to be classified as a PFIC.

Taxation of Distributions. Subject to the discussions above relating to the potential application of the CFC, RPII and PFIC rules, cash distributions made with respect to the preference shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of RenaissanceRe (as computed using U.S. tax principles). To the extent such distributions exceed RenaissanceRe s’ earnings and profits, they will be treated first as a return of the shareholder’s basis in their shares to the extent thereof, and then as gain from the sale of a capital asset.

Other. Dividends paid by RenaissanceRe to U.S. corporate shareholders will not be eligible for the dividends received deduction provided by section 243 of the U.S. Internal Revenue Code.

“Qualified Dividend Income” received by individuals who are U.S. citizens or residents from domestic corporations or “qualified foreign corporations” in taxable years beginning on or before December 31, 2010 is subject to tax at long-term capital gain rates (generally 15%). A “qualified foreign corporation” is a foreign corporation which is either incorporated in a possession of the United States or is eligible for the benefits of a tax treaty that the U.S. Treasury Department considers a “comprehensive income tax treaty.” The U.S. Treasury Department has determined that the Bermuda Treaty is not a comprehensive income tax treaty.

A foreign corporation not otherwise treated as a qualified foreign corporation will be treated as such with respect to any dividend paid on stock which is readily tradable on an established securities market in the United States. However, the term “qualified foreign corporation” does not include a corporation treated as a foreign investment company (as defined in Code section 1246(b)), or a passive foreign investment company (described below). Special rules apply to “extraordinary” dividends, dividends on stock held for less than 60 days, and to dividends received from certain corporations or which are taxed under other Code provisions. No regulations have been issued by the U.S. Treasury Department as of the date of this prospectus supplement. The reduced rate of taxation for qualified dividend income does not apply to taxable years beginning after December 31, 2010.

In any event, the rate reduction will not apply to dividends received to the extent a holder elects to treat the dividends as “investment income” which may be offset by investment expense. Furthermore, the rate reduction will apply only to dividends that are paid to a holder with respect to stock meeting certain holding period requirements and where the holder is not obligated to make related payments with respect to positions in substantially similar or related property.

We believe that dividends paid on preference shares will qualify as “qualified dividend income” if, as is intended, we successfully list the preference shares on the New York Stock Exchange. We can give no assurance that the preference shares will be so listed. Prospective investors are advised to consult their own tax advisors with respect to the application of these rules.

Except as discussed below with respect to backup withholding, dividends paid by RenaissanceRe will not be subject to a U.S. withholding tax.

Persons who are not citizens of or domiciled in the United States will not be subject to U.S. estate tax with respect to preference shares.

Information reporting to the IRS by paying agents and custodians located in the United States will be required with respect to payments of dividends on the preference shares to U.S. persons. In addition, a holder of preference shares may be subject to backup withholding with respect to dividends paid to such persons, unless such person comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a holder’s regular U.S. federal income tax liability.

Subject to certain exceptions, persons that are not U.S. persons will be subject to U.S. federal income tax on dividend distributions with respect to, and gain realized from the sale or exchange of, preference shares if such dividends or gains are effectively connected with the conduct of a U.S. trade or business.

POSSIBLE CHANGES IN U.S. TAX LAW; PROPOSED LEGISLATION

The tax laws and interpretations regarding whether a company is engaged in a U.S. trade or business, is a CFC, is a PFIC or has RPII are subject to change. Such changes could be introduced on a retroactive basis. Legislation has been introduced from time to time in the U.S. Congress intended to eliminate certain perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States. While we believe that there is no currently pending legislative proposal which, if enacted, would have a material adverse effect on us or our subsidiaries, it is possible that broader-based legislative proposals could emerge in the future. Accordingly, we cannot assure you that future legislative action, rulemaking activity, or regulatory or enforcement actions will not increase the amount of U.S. tax payable by us or our subsidiaries. If this happens, our financial condition and results of operations could be materially adversely affected.

OECD. The Organization for Economic Cooperation and Development, which is commonly referred to as the OECD, has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In the OECD’s report dated April 18, 2002 and updated as of June 2004 and November 2005 via a “Global Forum,” Bermuda was not listed as an uncooperative tax haven jurisdiction because it had previously committed itself to eliminate harmful tax practices and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. We are not able to predict what changes will arise from the commitment or whether such changes will subject us to additional taxes, or other burdens or costs.

UNDERWRITING

Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC are acting as the representatives to the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of preference shares set forth opposite the underwriter’s name.

UNDERWRITERS	NUMBER OF PREFERENCE SHARES
Citigroup Global Markets Inc.	1,869,000
Wachovia Capital Markets, LLC	1,869,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,869,000
Morgan Stanley & Co. Incorporated	1,869,000
UBS Securities LLC	1,869,000
Banc of America Securities LLC	600,000
Deutsche Bank Securities Inc.	600,000
HSBC Securities (USA) Inc.	600,000
A.G. Edwards & Sons, Inc.	45,000
BNP Paribas Securities Corp.	45,000
Bear, Stearns & Co. Inc.	45,000
Charles Schwab & Co., Inc.	45,000
Ferris, Baker Watts, Incorporated	45,000
Fox-Pitt, Kelton Incorporated	45,000
H&R Block Financial Advisors, Inc.	45,000
J.J.B. Hilliard, W.L. Lyons, Inc.	45,000
Janney Montgomery Scott LLC	45,000
Keefe, Bruyette & Woods, Inc.	45,000
KeyBanc Capital Markets, a division of McDonald Investments Inc.	45,000
Oppenheimer & Co. Inc.	45,000
Piper Jaffray & Co.	45,000
RBC Dain Rauscher Inc.	45,000
Raymond James & Associates, Inc.	45,000
Robert W. Baird & Co. Incorporated	45,000
Ryan Beck & Co., Inc.	45,000
TD Ameritrade, Inc.	45,000
Wells Fargo Securities, LLC	45,000

Total	12,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the preference shares are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the preference shares if they purchase any of the preference shares.

The underwriters propose to offer some of the preference shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the preference shares to dealers at the public offering price less a concession not to exceed $0.50 per share. The underwriters may allow, and dealers may reallow, a concession not to exceed $0.45 per share on sales to other dealers. If all of the preference shares are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms.

We have agreed that for a period of 90 days from the date of this prospectus supplement, we will not, without the prior written consent of the representatives, dispose of or hedge any preference shares or any securities convertible into or exchangeable for preference shares. The representatives, in their sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

We intend to apply to have our preference shares listed on the New York Stock Exchange under the symbol “RNRPRD.” The underwriters have undertaken to sell a minimum number of the preference shares to a minimum number of beneficial owners as required by the New York Stock Exchange.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering, except that for sales to certain institutions, the discount will be $0.50 per share. To the extent of any such institutional sales, the total underwriting discount will be less than the amount set forth below.

Per share	$0.7875
Total	$9,450,000

If the underwriters create a short position in our preference shares in connection with the offering, i.e., if the underwriters sell more preference shares than are listed on the cover of this prospectus supplement, the underwriters may reduce the short position by purchasing preference shares in the open market. Purchases of the preference shares to stabilize its price or to reduce a short term position may cause the price of the preference shares to be higher than it might be in the absence of such purchases.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters repurchase preference shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the preference shares. They may also cause the price of the preference shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses of this offering will be approximately $900,000.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged in and may in the future engage in investment and commercial banking transactions with us and our affiliates. Affiliates of certain of the underwriters are lenders under our revolving credit agreement and under DaVinciRe’s revolving credit facility. See “Capitalization” in this prospectus supplement for the outstanding balances under our revolving credit agreement and DaVinciRe’s revolving credit facility.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of the preference shares to underwriters for sale to their online brokerage account holders. The representatives will allocate preference shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, the preference shares may be sold by the underwriters to securities dealers who resell the preference shares to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We expect that delivery of the preference shares will be made against payment therefor on or about December 15, 2006.

LEGAL MATTERS

Certain legal matters with respect to United States, New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. Certain legal matters will be passed upon for the underwriters by LeBoeuf, Lamb, Greene & MacRae LLP, a limited liability partnership including professional corporations, New York, New York LeBoeuf, Lamb, Greene & MacRae LLP has in the past performed, and continues to perform, legal services for us and our affiliates.

EXPERTS

The consolidated financial statements of RenaissanceRe Holdings Ltd. appearing in RenaissanceRe Holdings Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2005 (including schedules appearing therein), and RenaissanceRe Holdings Ltd. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the preference shares covered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of the registration statement, but the registration statement also contains additional information and exhibits.

The SEC allows us to “incorporate by reference” the information set forth in certain documents we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information.

We file annual, quarterly and special reports and other information with the SEC. All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus. In addition to the documents listed in the accompanying prospectus or subsequently filed as described above, we incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2005;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

•	our Current Reports on Form 8-K filed with the SEC on April 11, 2006, May 26, 2006, July 6, 2006, July 21, 2006, August 11, 2006 and September 27, 2006; and

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 20, 2006.

In no event, however, will any of the information that we furnish under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we may file from time to time with the SEC be incorporated by reference into, or otherwise included in, this prospectus supplement or the accompanying prospectus.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits), call or write us at the following address: RenaissanceRe Holdings Ltd., Attn: Stephen H. Weinstein, Secretary, P.O. Box HM 2527, Hamilton, HMGX, Bermuda (441) 299-7230.

Our filings with the SEC are also available from the SEC’s web site at http://www.sec.gov. Please call the SEC’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the SEC’s public reference rooms. Our common shares, our Series A Preference Shares, our Series B Preference Shares and our Series C Preference Shares are listed on the New York Stock Exchange and our reports can also be inspected at their offices at 20 Broad Street, 17th Floor, New York, New York 10005. For information on obtaining copies of our public filings at the New York Stock Exchange, please call 1-212-656-5060.

PROSPECTUS

$564,250,000

RENAISSANCERE HOLDINGS LTD.

COMMON SHARES, PREFERENCE SHARES, DEPOSITARY SHARES, DEBT

SECURITIES, WARRANTS TO PURCHASE COMMON SHARES, WARRANTS TO

PURCHASE PREFERENCE SHARES, WARRANTS TO PURCHASE DEBT

SECURITIES, SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

RENAISSANCERE CAPITAL TRUST II

PREFERRED SECURITIES

FULLY AND UNCONDITIONALLY GUARANTEED TO

THE EXTENT PROVIDED IN THIS PROSPECTUS

BY

RENAISSANCERE HOLDINGS LTD.

We and the Capital Trust may offer and sell from time to time:

•	common shares;

•	preference shares;

•	depositary shares representing preference shares, common shares or debt securities;

•	senior or subordinated debt securities;

•	warrants to purchase common shares, preference shares or debt securities;

•	preferred securities of the Capital Trust which we will guarantee; and

•	share purchase contracts and share purchase units.

We will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

We may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

We may sell any combination of these securities in one or more offerings up to a total dollar amount of $564,250,000.

Our common shares, Series A Preference Shares, Series B Preference Shares and Series C Preference Shares are traded on the New York Stock Exchange under the symbols “RNR,” “RNRPRA,” “RNRPRB,” and “RNRPRC,” respectively. Other than our common shares, Series A Preference Shares, Series B Preference Shares and our Series C Preference Shares, there is no public trading market for the other securities we may offer.

INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “ RISK FACTORS” ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is December 3, 2004.

Except as expressly provided in an underwriting agreement, no offered securities may be offered or sold in Bermuda (although offers may be made to persons in Bermuda from outside Bermuda) and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.

In this prospectus, references to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and the Capital Trust have filed with the Securities and Exchange Commission using a “shelf” registration process, relating to the common shares, preference shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units, preferred securities and preferred securities guarantees described in this prospectus. This means:

•	we and the Capital Trust may issue any combination of securities covered by this prospectus from time to time, up to a total initial offering price of $564,250,000;

•	we or the Capital Trust, as the case may be, will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

This prospectus provides you with a general description of the securities we or the Capital Trust may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us, the Capital Trust and the offered securities, please refer to the registration statement. Each time we or the Capital Trust sells securities, we or the Capital Trust will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” All references to “we,” “our” or “RenaissanceRe” refer to RenaissanceRe Holdings Ltd.

RENAISSANCERE HOLDINGS LTD.

OVERVIEW

RenaissanceRe Holdings Ltd. is a Bermuda company with its registered and principal executive offices located at Renaissance House, 8-12 East Broadway, Pembroke HM 19 Bermuda, telephone (441) 295-4513. We conduct our business through two reportable segments, Reinsurance and Individual Risk. Those segments are more fully described as follows:

Reinsurance

Our Reinsurance segment has three main components:

(1) Property catastrophe reinsurance written for our own account – our traditional core business. This coverage protects against large natural catastrophes, such as earthquakes and hurricanes, as well as claims arising from other natural and man-made catastrophes such as winter storms, freezes, floods, fires, tornadoes and explosions. We offer this coverage to insurance companies and other reinsurers primarily on an excess of loss basis. This means that we begin paying when our customers’ claims from a catastrophe exceed a certain retained amount.

(2) Specialty reinsurance written for our own account covering certain targeted classes of business where we believe we have a sound basis for underwriting and pricing the risk that we assume; our portfolio includes various lines of business, such as catastrophe exposed workers’ compensation, surety and terrorism. We believe that we are seen as a market leader in certain of these classes of business and that we have a growing reputation as a “first call” market in these lines.

(3) Through our subsidiary Renaissance Underwriting Managers, Ltd., we pursue joint ventures and other structured relationships. Our three principal business activities in this area are: (1) catastrophe-oriented joint ventures which we manage, such as Top Layer Reinsurance Ltd. (“Top Layer”) and DaVinci Reinsurance Ltd. (“DaVinci”); (2) specialized reinsurance transactions, such as offering non-traditional participations in our catastrophe portfolio; and (3) business development joint ventures directed at other classes of risk, where we partner with other market participants.

Individual Risk

We define our Individual Risk segment to include underwriting that involves understanding the characteristics of the original underlying insurance policy. Our principal products include: (1) commercial and homeowners property coverages, including catastrophe-exposed lines; (2) commercial liability coverages, including general, automobile, professional and various specialty lines; and (3) reinsurance to other insurers on a quota share basis.

Our Individual Risk business is primarily produced through three distribution channels: (1) Program Managers — where we write primary insurance through specialized program managers, who produce business pursuant to agreed-upon underwriting guidelines and provide related back-office functions; (2) Quota Share Reinsurance — where we write quota share reinsurance with primary insurers who, similar to our program managers, provide most of the back-office and support functions; and (3) Brokers — where we write primary insurance through brokers on a risk-by-risk basis.

Our Individual Risk business is written by Glencoe Group Holdings Ltd. (“Glencoe Group”) through its operating subsidiaries Glencoe Insurance Ltd. (“Glencoe Insurance”) and Lantana Insurance Ltd. (“Lantana”), on an excess and surplus lines basis, and Stonington Insurance Company (“Stonington”), on an admitted basis. As noted above, we rely on third parties for services including the generation of premium, the issuance of policies and the processing of claims. We actively oversee our third-party partners through an operations review team at Glencoe Group Services Inc., which conducts initial due diligence as well as ongoing monitoring.

From time to time, we may consider opportunistic diversification into new ventures, either through organic growth, the formation of joint ventures, or the acquisition of other companies or books of business of other companies. In evaluating such new ventures, we seek an attractive return on equity, the ability to develop or capitalize on a competitive advantage and opportunities that will not detract from our core Reinsurance and Individual Risk operations. Accordingly, we regularly review strategic opportunities and periodically engage in discussions regarding possible transactions, although there can be no assurance that we will complete any such transactions or that any such transaction would contribute materially to our results of operations or financial condition.

Since a substantial portion of the reinsurance and insurance we write provides protection from damages relating to natural and man-made catastrophes, our results depend to a large extent on the frequency and severity of such catastrophic events, and the coverages we offer to clients impacted by these events.

OTHER INFORMATION

For further information regarding RenaissanceRe, including financial information, you should refer to our recent filings with the Securities and Exchange Commission.

We were incorporated in June 1993. We conduct our operations through wholly owned subsidiaries and joint ventures in Bermuda, the United States and Europe. Our registered and principal executive offices are located at Renaissance House, 8-12 East Broadway, Pembroke HM 19 Bermuda, and our telephone number is (441) 295-4513.

THE CAPITAL TRUST

The Capital Trust is a statutory business trust created under Delaware law pursuant to (1) a trust agreement executed by us, as sponsor of the Capital Trust, and the Capital Trustees for the Capital Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on January 5, 2001. The trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. The Capital Trust exists for the exclusive purposes of:

•	issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the Capital Trust;

•	using the gross proceeds from the sale of the preferred securities and common securities to acquire a particular series of our junior subordinated debt securities; and

•	engaging in only those other activities necessary or incidental to the issuance and sale of the preferred securities and common securities.

We will indirectly or directly own all of the common securities of the Capital Trust. The common securities of the Capital Trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of the Capital Trust, except that, if an event of default under the restated trust agreement has occurred and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, we will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Capital Trust. The Capital Trust is a legally separate entity.

Unless otherwise disclosed in the related prospectus supplement, the Capital Trust will have a term of approximately 55 years, but may dissolve earlier as provided in the restated trust agreement of the Capital Trust. Unless otherwise disclosed in the applicable prospectus supplement, the Capital Trust’s business and affairs will be conducted by the trustees (the “Capital Trustees”) appointed by us, as the direct or indirect holder of all of the common securities. The holder of the common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Trustees of the Capital Trust. The duties and obligations of the Capital Trustees of the Capital Trust will be governed by the restated trust agreement of the Capital Trust.

Unless otherwise disclosed in the related prospectus supplement, two of the Capital Trustees (the “Administrative Trustees”) of the Capital Trust will be persons who are our employees or employees or officers of companies affiliated with us. One Capital Trustee of the Capital Trust will be a financial institution (the “Property Trustee”) that is not affiliated with us and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, pursuant to the terms set forth in the applicable prospectus supplement. In addition, one Capital Trustee of the Capital Trust (which may be the Property Trustee, if it otherwise meets the requirements of applicable law) will have its principal place of business or reside in the State of Delaware (the “Delaware Trustee”). We will pay all fees and expenses related to the Capital Trust and the offering of preferred securities and common securities.

The office of the Delaware Trustee for the Capital Trust in the State of Delaware is located at c/o Deutsche Bank Trust Company Delaware, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266. The principal executive offices for the Capital Trust are located at c/o Renaissance U.S. Holdings Inc., 319 W. Franklin Street, Suite 104, Richmond, Virginia 23220. The telephone number of the Capital Trust is (804) 344-3600.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common shares, which we would expect to list on the New York Stock Exchange;

•	preference shares, the terms and series of which would be described in the related prospectus supplement;

•	depositary shares, each representing a fraction of a share of common shares or a particular series of preference shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depository receipts;

•	senior debt securities;

•	subordinated debt securities which will be subordinated in right of payment to our senior indebtedness, of which $350 million was outstanding as of March 31, 2004;

•	warrants to purchase common shares and warrants to purchase preference shares, which will be evidenced by share warrant certificates and may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	warrants to purchase debt securities, which will be evidenced by debt warrant certificates and may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	share purchase contracts obligating holders to purchase from us a specified number of common shares or preference shares at a future date or dates; and

•	share purchase units, consisting of a share purchase contract and, as security for the holder’s obligation to purchase common shares or preference shares under the share purchase contract, any of (1) our debt securities, (2) debt obligations of third parties, including U.S. Treasury securities or (3) preferred securities of the Capital Trust.

The Capital Trust may offer preferred securities representing undivided beneficial interests in its assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by us.

The aggregate initial offering price of these offered securities will not exceed $564,250,000.

RATIO OF EARNINGS TO FIXED CHARGES

AND PREFERENCE SHARE DIVIDENDS OF RENAISSANCERE

For purposes of computing the following ratios, earnings consist of net income before income tax expense plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest costs plus one-third of minimum rental payments under operating leases (estimated by management to be the interest factor of these rentals).

	THREE MONTHS ENDED MARCH 31, 2004		FISCAL YEAR ENDED DECEMBER 31,
			2003		2002		2001		2000		1999
Ratio of Earnings to Fixed Charges	28.43	x	24.77	x	18.81	x	12.94	x	6.25	x	6.53	x
Ratio of Earnings to Combined Fixed Charges and Preference Share Dividends	15.81	x	14.42	x	11.93	x	11.83	x	6.25	x	6.53	x

The Capital Trust had no operations during the periods set forth above.

RISK FACTORS

Before you invest in our securities, you should carefully consider the risks involved. In addition, we may include additional risk factors in a prospectus supplement to the extent there are additional risks related to the securities offered by that prospectus supplement. Accordingly, you should carefully consider the following risk factors and any additional risk factors included in the relevant prospectus supplement:

OUR EXPOSURE TO CATASTROPHIC EVENTS COULD CAUSE OUR FINANCIAL RESULTS TO VARY SIGNIFICANTLY FROM ONE PERIOD TO THE NEXT.

Our largest product is property catastrophe reinsurance. We also sell lines of specialty reinsurance and certain individual risk products that are also exposed to catastrophe risk. We therefore have a large overall exposure to natural and man-made disasters, such as earthquakes, hurricanes, winter storms, freezes, floods, fires, tornados and other natural or man-made disasters, such as acts of terrorism. As a result, our operating results have historically been, and we expect will continue to be, significantly affected by relatively few events of high magnitude.

Claims from catastrophic events could cause substantial volatility in our financial results for any fiscal quarter or year and adversely affect our financial condition or results of operations. Our ability to write new business could also be impacted. We believe that increases in the value and geographic concentration of insured property and the effects of inflation will increase the severity of claims from catastrophic events in the future.

From time to time, we may have greater exposures in some geographic areas than our overall share of the worldwide market would suggest. Accordingly, if catastrophes were to occur in these areas, we could experience worse results than our competitors.

WE MAY FAIL TO EXECUTE OUR GROWTH STRATEGY, WHICH WOULD IMPAIR OUR FUTURE FINANCIAL RESULTS.

Historically, our principal product has been property catastrophe reinsurance. Our growth in our specialty reinsurance and Individual Risk lines of business presents us with new and expanded challenges and risks which we may not manage successfully. We are not as experienced in these expanded lines of business as we are in property catastrophe reinsurance; in particular, we lack a substantial claim history. Businesses in initial or early stages of development present substantial business, financial and operational risks and may suffer significant losses. For example, in our newer businesses we are seeking to develop client and customer relationships, build operating procedures, hire staff, install management information and other systems, as well as taking numerous other steps to implement our strategies. Our specialty reinsurance and Individual Risk businesses will require us to develop new expertise in areas such as contract and policy wordings and claims management.

If we fail to develop the necessary infrastructure, or otherwise fail to execute our strategy, our results from these new lines of business will likely suffer, perhaps substantially, and our future financial results may be adversely affected.

This recent and planned future expansion has placed increased demands on our financial, managerial and human resources. For example, we may need to attract additional professionals to, or expand our facilities in, Bermuda, a small jurisdiction with limited resources. To the extent we are unable to attract additional professionals, our financial, managerial and human resources may be strained. The growth in our staff and infrastructure also creates more managerial responsibilities for our current senior executives, potentially diverting their attention from the underwriting and business origination functions for which they are also responsible. Our future profitability depends in part on our ability to further develop our resources and effectively manage this expansion. Our inability to achieve such development or effective management may impair our future financial results.

OUR UTILIZATION OF PROGRAM MANAGERS AND OTHER THIRD PARTIES TO SUPPORT OUR BUSINESS EXPOSES US TO OPERATIONAL AND FINANCIAL RISKS.

Our Individual Risk operations rely on program managers, and other agents and brokers participating in our programs, to produce and service a substantial portion of our operations in this segment. In these arrangements, we typically grant the program manager the right to bind us to newly issued insurance policies, subject to underwriting guidelines we provide and other contractual restrictions and obligations. Should our managers issue policies that contravene these guidelines, restrictions or obligations, we could nonetheless be deemed liable for such policies. Although we would intend to resist claims that exceed or expand on our underwriting intention, it is possible that we would not prevail in such an action, or that our program manager would be unable to substantially indemnify us for their contractual breach. We also rely on our managers, or other third parties we retain, to collect premiums and to pay valid claims. This exposes us to their credit and operational risk, without necessarily relieving us of our obligations to potential insureds. We could also be exposed to potential liabilities relating to the claims practices of the third party administrators we have retained to manage substantially all of the claims activity that we expect to arise in our program operations. Although we have implemented monitoring and other oversight protocols, we can not assure you that these measures will be sufficient to alleviate all of these exposures.

We are also subject to the risk that our successful program managers will not renew their programs with us. Our contracts are generally for defined terms of as little as one year, and either party can cancel the contract in a relatively short period of time. While we believe our arrangements offer numerous benefits to our program participants, we cannot assure you we will retain the programs that produce profitable business or that our insureds will renew with us. Failure to retain or replace these producers would impair our ability to execute our growth strategy, and our financial results could be adversely affected.

WE COULD FACE UNANTICIPATED LOSSES FROM WAR, TERRORISM AND POLITICAL UNREST, AND THESE OR OTHER UNANTICIPATED LOSSES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We may have substantial exposure to unexpected, large losses resulting from future man-made catastrophic events, such as acts of war, acts of terrorism and political instability, or from other perils. These risks are inherently unpredictable, and future periods may evidence increased frequency and severity of losses resulting from these catastrophic events. It is difficult to predict the timing of such events with statistical certainty or to estimate the amount of loss any given occurrence will generate. Although we believe our risk management systems are effective in helping us to understand and manage our aggregate risk portfolio, it is possible that our models have not adequately captured some catastrophe risks or other risks. We believe it is impossible to eliminate completely our exposure to unforeseen or unpredictable events.

With respect to our reinsurance operations we do not separately evaluate each of the individual risks assumed under our reinsurance contracts and, accordingly, like other reinsurers, are heavily dependent on the original underwriting decisions made by our ceding companies. We are therefore subject to the risk that our clients may not have adequately evaluated the risks to be reinsured, or that the premiums ceded to us will not adequately compensate us for the risks we assume. Likewise, in our Individual Risk operations we are dependent on information provided by third parties, such as our program managers, claims administrators, and quota share cedants.

OUR CLAIMS AND CLAIM EXPENSE RESERVES ARE SUBJECT TO INHERENT UNCERTAINTIES.

Our claims and claim expense reserves reflect our estimates using actuarial and statistical projections at a given point in time, and our expectations of the ultimate settlement and administration costs of claims incurred. Although we use actuarial and computer models as well as historical reinsurance and insurance industry loss statistics, we also rely heavily on management’s experience and management’s judgment to assist in the establishment of appropriate claim reserves. However, because of the many assumptions and estimates involved in establishing reserves, the reserving process is inherently uncertain.

Our growing casualty business is expected to produce claims which frequently can only be resolved through lengthy and unpredictable litigation. The measures required to resolve such claims, including the adjudication process, present more reserve challenges than non-casualty property losses (the latter of which tend to be reported comparatively more promptly and to be settled more often within a relatively shorter period of time). For both our growing casualty business, and our traditional property catastrophe business, actual claims and claim expenses paid may deviate, perhaps substantially, from the reserve estimates reflected in our financial statements.

We expect that some of our assumptions or estimates will prove to be inaccurate, and our actual claims and claim expenses paid to differ, perhaps substantially, from the reserve estimates reflected in our financial statements. To the extent that our actual claims and claim expenses exceed our expectations, we would be required to increase claims and claim expense reserves. This would reduce our net income by a corresponding amount in the period in which the deficiency is identified. In reserving for our specialty reinsurance and Individual Risk coverages we do not have the benefit of a significant amount of our own historical experience in these lines.

Unlike the claims and claim expense reserves of U.S. insurers, the claims and claim expense reserves established by our Bermuda companies are not regularly examined by insurance regulators.

EMERGING CLAIM AND COVERAGE ISSUES COULD ADVERSELY AFFECT OUR BUSINESS.

Unanticipated developments in the law as well as changes in social and environmental conditions could potentially result in unexpected claims for coverage under our insurance and reinsurance contracts. These developments and changes may adversely affect us, perhaps materially. For example, we could be subject to developments that impose additional coverage obligations on us beyond our underwriting intent, or to increases in the number or size of claims to which we are subject. With respect to our casualty businesses, these legal, social and environmental changes may not become apparent until some time after their occurrence. Our exposure to these uncertainties could be exacerbated by the increased willingness of some market participants to dispute insurance and reinsurance contract and policy wordings.

The full effects of these and other unforeseen emerging claim and coverage issues are extremely hard to predict. As a result, the full extent of our liability under our coverages, and in particular our casualty reinsurance contracts, may not be known for many years after a contract is issued. Our exposure to this uncertainty will grow as our “long-tail” casualty businesses grow, because in these lines claims can typically be made for many years, making them more susceptible to these trends than our traditional catastrophe business, which is more typically “short-tail.” In addition, we could be adversely affected by the growing trend of plaintiffs targeting participants in the property-liability insurance industry in purported class action litigation relating to claim handling and other practices. Although we are seeking to add professional staff and systems to improve our contracts and claims capabilities, we may fail to mitigate our exposure to these growing uncertainties.

PRICING AND TERMS FOR OUR PRODUCTS MAY DECLINE, WHICH COULD AFFECT OUR PROFITABILITY.

Supply and demand for reinsurance and insurance depends on numerous factors, including the frequency and severity of catastrophic events, perceptions of risk, levels of capacity, general economic conditions and underwriting results of other insurers and reinsurers. All of these factors fluctuate and may contribute to price declines generally in the reinsurance and insurance industries. Our recent growth in 2002 and 2003 related in part to overall industry pricing, as relatively more business met our hurdle rates. However, we expect premium rates and other terms and conditions of trade to vary in the future, and currently believe that overall industry pricing for many of our products will not improve in 2004, and could decline in some areas. If demand for our products falls or the supply of competing capacity rises, we expect our growth to be adversely affected, and our profitability could be affected as well. In particular, we might lose existing customers or decline new business, which we might not regain when industry conditions improve.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT.

The reinsurance industry is highly competitive. We compete, and will continue to compete, with major U.S. and non-U.S. insurers and property catastrophe reinsurers, including other Bermuda-based property catastrophe reinsurers. Following the September 11th tragedy, a number of new companies were formed to compete in the reinsurance markets. A number of these new companies were formed in Bermuda. In addition, a number of existing market participants raised new capital, thereby strengthening their ability to compete. In the future, capacity levels and competition could contribute to declines in overall industry pricing levels.

We believe that our principal competitors in the property catastrophe reinsurance market include other companies active in the Bermuda market, including ACE Limited, Everest Re Group Ltd., IPC Holdings, Ltd., PartnerRe Ltd. and XL Capital Ltd. We also compete with certain Lloyd’s syndicates active in the London market, as well as with a number of other industry participants, such as American International Group, Inc., Berkshire Hathaway, Munich Re Group and Swiss Re. In addition, there are other new Bermuda reinsurers with whom we compete, such as Allied World Assurance Company, Arch Capital Group, Axis Capital Holdings, Endurance Specialty Holdings, Montpelier Re Holdings and Platinum. As our business evolves over time we expect our competitors to change as well.

Many of our competitors have greater financial, marketing and management resources than we do. In addition, we may not be aware of other companies that may be planning to enter the property catastrophe reinsurance market or of existing companies which may be planning to raise additional capital. We also have recently seen the creation of alternative products from capital market participants that are intended to compete with reinsurance products and which could impact the demand for traditional catastrophe reinsurance. We cannot predict what effect any of these developments may have on our businesses.

The businesses in which our Individual Risk unit operates are also highly competitive. Primary insurers compete on the basis of factors including distribution channels, product, price, service and financial strength. Many of our primary insurance competitors are larger and more established than we are and have greater financial resources and consumer recognition. We seek primary insurance pricing that will result in adequate returns on the capital allocated to our primary insurance business. We may lose primary insurance business to competitors offering competitive insurance products at lower prices.

POLITICAL, REGULATORY AND INDUSTRY INITIATIVES COULD ADVERSELY AFFECT OUR BUSINESS.

The insurance and reinsurance regulatory framework is subject to heavy scrutiny by the U.S. and individual state governments as well as an increasing number of international authorities. Government regulators are generally concerned with the protection of policyholders to the exclusion of other constituencies, including shareholders. Increasingly, governmental authorities in both the U.S. and worldwide appear to be interested in the potential risks posed by the reinsurance industry as a whole, and to commercial and financial systems in general. While we do not believe these inquiries have identified meaningful new risks posed by the reinsurance industry to the financial system or to policyholders, and we cannot predict the exact nature, timing or scope of possible governmental initiatives, we believe it is likely there will be increased regulatory intervention in our industry in the future.

For example, we could be adversely affected by proposals to:

•	provide insurance and reinsurance capacity in markets and to consumers that we target;

•	require our participation in industry pools and guaranty associations;

•	increasingly mandate the terms of insurance and reinsurance policies; or

•	disproportionately benefit the companies of one country over those of another.

The growth of our primary insurance business, which is regulated more comprehensively than reinsurance, increases our exposure to adverse political, judicial and legal developments. Moreover, our exposure to potential regulatory initiatives could be heightened by the fact that our principal operating companies are domiciled in, and operate exclusively from, Bermuda. For example, Bermuda, a small jurisdiction, may be disadvantaged in participating in global or cross-border regulatory matters as compared with larger jurisdictions such as the U.S. or the leading European Union countries. In addition, Bermuda, which is currently an overseas territory of the United Kingdom (the “U.K.”), may consider changes to its relationship with the U.K. in the future. These changes could adversely affect Bermuda’s position in respect of future regulatory initiatives, which could impact us commercially.

A DECLINE IN OUR INVESTMENT PERFORMANCE COULD REDUCE OUR PROFITABILITY.

We derive a significant portion of our income from our invested assets. As a result, our financial results depend in part on the performance of our investment portfolio, which contains fixed maturity securities, such as bonds and mortgage-backed securities. Our operating results are subject to a variety of investment risks, including risks relating to general economic conditions, market volatility, interest rate fluctuations, foreign currency risk, liquidity risk and credit and default risk. Additionally, with respect to certain of our investments, we are subject to pre-payment or reinvestment risk.

The market value of our fixed maturity investments will be subject to fluctuation depending on changes in various factors, including prevailing interest rates. As a result of large reinsurance or insurance losses, we may be forced to liquidate our investments at times and prices that are not optimal, which could have a material adverse effect on the performance of our investment portfolio.

Increases in interest rates could cause the market value of our investment portfolio to decrease, perhaps substantially. Conversely, a decline in interest rates could reduce our investment yield, which would reduce our overall profitability. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Any measures we take that are intended to manage the risks of operating in a changing interest rate environment may not effectively mitigate such interest rate sensitivity.

In recent years we have increased our allocation of assets in other investments which have different risk characteristics than our traditional fixed maturity securities and short-term investment portfolios. These other investments include hedge fund investments, a fund that invests in senior secured bank loans, a European high yield credit fund and private equity partnerships (collectively, the “Investment Funds”). Also included in other investments are investments in a medium term note, representing an interest in a pool of European fixed income securities, catastrophe bonds and miscellaneous other investments. Our percentage allocation to these other investments will likely increase. The performance of these other investments had a positive impact on the performance of our investment portfolio in 2003.

These other investments are recorded on our consolidated balance sheet at fair value. The fair value of the Investment Funds is generally established on the basis of the net valuation criteria established by the managers of such Investment Funds. These net valuations are determined based upon the valuation criteria established by the governing documents of the Investment Funds. Due to a lag in the valuations reported by the fund managers, the majority of our Investment Funds are reported on a one month or one quarter lag. Such valuations may differ significantly from the values that would have been used had ready markets existed for the shares or partnership interests of the Investment Funds. Many of the Investment Funds are subject to restrictions on redemptions which are determined by the governing documents and limit our ability to liquidate these investments in the short term. These Investments Funds expose us to market risks including interest rate risk, foreign currency risk, equity price risk and credit risk. We are unable to quantify these risks as we do not have timely access to the investments underlying each Investment Fund. To the extent these risks move against us it will result in a material adverse change to our investment performance. The performance of these Investment Funds is also dependent on the individual investment managers and the Investment Funds’ investment strategies. It is possible that the investment managers will leave and/or the investment strategies become ineffective. The result of either of the foregoing would be a material adverse change to our investment performance.

U.S. TAXING AUTHORITIES COULD CONTEND THAT OUR BERMUDA SUBSIDIARIES ARE SUBJECT TO U.S. CORPORATE INCOME TAX.

If the U.S. Internal Revenue Service (the “IRS”) were to contend successfully that Renaissance Reinsurance Ltd. (“Renaissance Reinsurance”), Glencoe Insurance, DaVinci or Top Layer is engaged in a trade or business in the U.S., Renaissance Reinsurance, Glencoe Insurance, DaVinci or Top Layer would, to the extent not exempted from tax by the U.S.-Bermuda income tax treaty, be subject to U.S. corporate income tax on that portion of its net income treated as effectively connected with a U.S. trade or business, as well as the U.S. corporate branch profits tax. Although we would vigorously resist the imposition of any such tax, if we were ultimately held to be subject to this taxation, our earnings would correspondingly decline.

In addition, benefits of the U.S.-Bermuda income tax treaty which may limit any such tax to income attributable to a permanent establishment maintained by Renaissance Reinsurance, Glencoe Insurance, DaVinci or Top Layer in the U.S. are only available to any of Renaissance Reinsurance, Glencoe Insurance, DaVinci or Top Layer if more than 50% of its shares are beneficially owned, directly or indirectly, by individuals who are Bermuda residents or U.S. citizens or residents. Renaissance Reinsurance, Glencoe Insurance, DaVinci or Top Layer may not be able to continually satisfy such beneficial ownership test or be able to establish its satisfaction to the IRS. Finally, it should be noted that it is unclear whether the income tax treaty (assuming satisfaction of the beneficial ownership test) applies to income other than premium income, such as investment income.

BECAUSE WE DEPEND ON A FEW REINSURANCE BROKERS FOR A LARGE PORTION OF REVENUE, LOSS OF BUSINESS PROVIDED BY THEM COULD ADVERSELY AFFECT US.

We market our reinsurance products worldwide exclusively through reinsurance brokers. Four brokerage firms accounted for 80.4%, 71.1%, and 76.9% of our net premiums written for the years ended December 31, 2003, 2002 and 2001, respectively. Subsidiaries and affiliates of Marsh Inc., the Benfield Group Limited, the Willis Group and AON Corporation accounted for approximately 24.7%, 24.4%, 15.7% and 15.6%, respectively, of our Reinsurance segment gross written premiums in 2003. The loss of all or a substantial portion of the business provided by these brokers could have a material adverse effect on us. Our ability to market our products could decline as a result of any loss of the business provided by these brokers and it is possible that our premiums written would decrease.

OUR RELIANCE ON REINSURANCE BROKERS EXPOSES US TO THEIR CREDIT RISK.

In accordance with industry practice, we frequently pay amounts owed on claims under our policies to reinsurance brokers, and these brokers, in turn, pay these amounts over to the insurers that have reinsured a portion of their liabilities with us (we refer to these insurers as ceding insurers). In some jurisdictions, if a broker were to fail to make such a payment, we might remain liable to the ceding insurer for the deficiency. Conversely, in certain jurisdictions, when the ceding insurer pays premiums for these policies to reinsurance brokers for payment over to us, these premiums are considered to have been paid and the ceding insurer will no longer be liable to us for those amounts, whether or not we have actually received the premiums. Consequently, in connection with the settlement of reinsurance balances, we assume a degree of credit risk associated with brokers around the world.

ANY SUBORDINATED DEBT SECURITIES THAT WE ISSUE WOULD RANK BELOW OUR EXISTING AND FUTURE SENIOR DEBT.

Any subordinated debt securities that we issue would be unsecured and subordinated in right of payment to all of our existing and future senior debt. Because these subordinated debt securities would be subordinated to our senior debt, we would be unable to make any payments of principal, including redemption payments, or interest on the subordinated debt securities, in the event of payment default on senior debt obligations and may be prohibited in the event of some non-payment defaults. Moreover, in the event of our bankruptcy, liquidation or reorganization, the acceleration of the debt underlying any of our subordinated debt securities due to an event of default, and certain other events, we would make payments on such subordinated debt securities only after we have satisfied all of our senior debt obligations. As of March 31, 2004, we had an aggregate of $350 million outstanding senior debt, to which any subordinated debt securities we might issue would be subordinated.

In addition, because we are holding company, any subordinated debt securities we may offer would be effectively subordinated to all existing and future liabilities of our subsidiaries, including our insurance subsidiaries. The rights of our creditors (including the holders of any debt securities we might issue) to participate in distributions by certain of our subsidiaries, including our insurance subsidiaries, may also be subject to the approval of insurance regulatory authorities having jurisdiction over these subsidiaries. As of March 31, 2004, our subsidiaries had an aggregate of approximately $350 million of indebtedness. Unless we specify otherwise in a prospectus supplement, the subordinated indenture will not limit the amount of other indebtedness or liabilities that we or our subsidiaries may incur or securities that we or our subsidiaries may issue in the future.

A DECLINE IN THE RATINGS ASSIGNED TO OUR CLAIMS-PAYING ABILITY WOULD ADVERSELY IMPACT OUR BUSINESS.

Third party rating agencies assess and rate the claims-paying ability of reinsurers and insurers, such as Renaissance Reinsurance, our Glencoe Group carriers, Top Layer and DaVinci. These ratings are based upon criteria established by the rating agencies. Periodically the rating agencies evaluate us to confirm that we continue to meet the criteria of the ratings previously assigned to us. The claims-paying ability ratings assigned by rating agencies to reinsurance or insurance companies are based upon factors relevant to policyholders and are not directed toward the protection of investors.

Renaissance Reinsurance is rated “A+” by A.M. Best, “AA-” by Standard & Poor’s and “A1” by Moody’s Investor Services. Top Layer is rated “AA” by Standard & Poor’s and “A+” by A.M. Best. Glencoe Insurance is rated “A” by A.M. Best. DaVinci is rated “A” by each of A.M. Best and Standard & Poor’s. These rating agencies may downgrade or withdraw their claims-paying ability ratings in the future if we do not continue to meet the criteria of the ratings previously assigned to us. Our ability to compete with other reinsurers and insurers, and our results of operations, could be materially adversely affected by any such ratings downgrade. For example, following a ratings downgrade we might lose clients to more highly rated competitors or retain a lower share of the business of our clients. The rating of Top Layer is dependent in large part upon the rating of State Farm, which provides Top Layer with $3.9 billion of stop loss reinsurance.

As is customary in our industry, a portion of our reinsurance policies provide our clients with the right to cancel or not renew our policies in the event our claims-paying ability ratings are downgraded. We cannot precisely estimate the amount of premium that would be at risk to this development, as this amount depends on the particular facts and circumstances at the time, including the degree of the downgrade, the time elapsed on the impacted in-force policies, and the effects of any related catastrophic event on the industry generally. In the event any of these provisions are triggered, we will vigorously seek to retain our clients. However, we cannot assure you that our premiums would not decline, perhaps materially, following a ratings downgrade.

WE COULD BE ADVERSELY AFFECTED IF THE TERRORISM RISK INSURANCE ACT OF 2002 IS NOT RENEWED.

In response to the tightening of supply in certain insurance and reinsurance markets resulting from, among other things, the September 11th tragedy, the Terrorism Risk Insurance Act of 2002 (“TRIA”) was enacted to ensure the availability of commercial insurance coverage for claims resulting from terrorist acts committed in the U.S. This law established a federal assistance program through the end of 2005 to help the commercial property and casualty insurance industry cover claims related to future terrorism related losses and required that coverage for terrorist acts be offered by insurers. It is possible that TRIA will not be renewed following 2005, or could be adversely amended, which could adversely affect the insurance industry if a material subsequent event occurred. Given these uncertainties, we are currently unable to determine with certainty the impact that TRIA’s non-renewal could have on us.

THE COVENANTS IN OUR DEBT AGREEMENTS LIMIT OUR FINANCIAL AND OPERATIONAL FLEXIBILITY, WHICH COULD HAVE AN ADVERSE EFFECT ON OUR FINANCIAL CONDITION.

We have incurred indebtedness, and may incur additional indebtedness in the future. At March 31, 2004, we had an aggregate of approximately $350 million of indebtedness outstanding, consisting of $100 million of 5.875% Senior Notes due 2013, $150 million of 7.0% Senior Notes due 2008 and a $100 million bank loan incurred and fully drawn by our consolidated subsidiary, DaVinciRe. RenaissanceRe is also party to a $400 million syndicated revolving credit agreement, none of which was drawn at March 31, 2004.

In addition, we have issued $100 million aggregate liquidation amount of mandatorily redeemable capital securities through the Capital Trust holding solely $103.1 million of the Company’s 8.54% junior subordinated debentures due March 1, 2027. Because we hold $15.4 million of these securities and also hold $3.1 million of equity interest in the Capital Trust, our net obligation is $84.6 million.

Our insurance and reinsurance subsidiaries maintain letter of credit facilities in connection with their insurance and reinsurance businesses. The largest of these is a secured letter of credit facility established under a reimbursement agreement initially entered into in December 2002 and amended and restated in March 2004 by certain of RenaissanceRe’s subsidiaries and affiliates. The obligations of each of RenaissanceRe’s subsidiaries and affiliates party to the reimbursement agreement are secured by certain collateral, including cash, eligible high-quality marketable securities and redeemable preference shares of Renaissance Investment Holdings Ltd. The facility was initially in the amount of $385 million and was increased to $600 million in March 2004. The reimbursement agreement will expire on March 30, 2005, but the expiration date may be extended if certain conditions are met. At March 31, 2004, the aggregate face amount of letters of credit outstanding under the $600 million secured letter of credit facility was $305 million and under all of our letter of credit facilities was $358 million.

The agreements covering our indebtedness, particularly our bank loans, contain numerous covenants that limit our ability, among other things, to borrow money, make particular types of investments or other restricted payments, sell assets, merge or consolidate. These agreements also require us to maintain specific financial ratios. If we fail to comply with these covenants or meet these financial ratios, the lenders under our credit facilities could declare a default and demand immediate repayment of all amounts owed to them.

In addition, if we are in default under the junior subordinated debentures, discussed above, or if we have given notice of our intention to defer our related payment obligations, the terms of such debentures would, among other things, restrict our ability to:

•	declare or pay any dividends on our capital shares;

•	redeem, purchase or acquire any capital shares; and

•	make a liquidation payment with respect to our capital shares.

BECAUSE WE ARE A HOLDING COMPANY, WE ARE DEPENDENT ON DIVIDENDS AND PAYMENTS FROM OUR SUBSIDIARIES.

As a holding company with no direct operations, we rely on investment income, cash dividends and other permitted payments from our subsidiaries to make principal and interest payments on our debt and to pay dividends to our shareholders. RenaissanceRe does not have any operations and often has no significant liquid assets. If our subsidiaries are restricted from paying dividends to us, we may be unable to pay dividends or to repay our indebtedness.

Bermuda law and regulations require our subsidiaries which are registered in Bermuda as insurers to maintain a minimum solvency margin and minimum liquidity ratio, and prohibit dividends that would result in a breach of these requirements. Further, Renaissance Reinsurance and DaVinci, as Class 4 insurers in Bermuda, may not pay dividends which would exceed 25% of their respective capital and surplus, unless they first make filings confirming that they meet the required margins. As Class 3 insurers, Glencoe Insurance and Lantana may not declare or pay dividends during any financial year that would cause Glencoe Insurance or Lantana (as the case may be) to fail to meet its minimum solvency margin and minimum liquidity ratio.

Generally, our U.S. insurance subsidiary may only pay dividends out of earned surplus. Further, the amount payable without the prior approval of the applicable state insurance department is generally limited to the greater of 10% of policyholders’ surplus or statutory capital, or 100% of the subsidiary’s prior year statutory net income.

THE LOSS OF ONE OR MORE KEY EXECUTIVE OFFICERS COULD ADVERSELY AFFECT US.

Our success has depended, and will continue to depend, in substantial part upon our ability to attract and retain our executive officers. If we were to lose the services of members of our senior management team, our business could be adversely affected. For example, we might lose clients whose relationship depends in part on the service of a departing executive. In addition, the loss of services of members of our management team would strain our ability to execute our growth initiatives, as described above.

Our ability to execute our business strategy is dependent on our ability to attract and retain a staff of qualified underwriters and service personnel. The location of our global headquarters in Bermuda may impede our ability to recruit and retain highly skilled employees. We do not currently maintain key man life insurance policies with respect to any of our employees.

Under Bermuda law, non-Bermudians may not engage in any gainful occupation in Bermuda without the specific permission of the appropriate government authority. The Bermuda government will issue a work permit for a specific period of time, which may be extended upon showing that, after proper public advertisement, no Bermudian (or spouse of a Bermudian) is available who meets the minimum standards for the advertised position. Substantially all of our officers are working in Bermuda under work permits that will expire over the next three years. The Bermuda government could refuse to extend these work permits. In addition, a Bermuda government policy limits the duration of work permits to a total of six years, which is subject to certain exemptions only for key employees. If any of our senior executive officers were not permitted to remain in Bermuda, our operations could be disrupted and our financial performance could be adversely affected as a result.

REGULATORY CHALLENGES IN THE UNITED STATES OR ELSEWHERE TO OUR BERMUDA OPERATIONS’ CLAIMS OF EXEMPTION FROM INSURANCE REGULATION COULD RESTRICT OUR ABILITY TO OPERATE, INCREASE OUR COSTS, OR OTHERWISE ADVERSELY IMPACT US.

Renaissance Reinsurance, DaVinci and Top Layer are not licensed or admitted in any jurisdiction except Bermuda. Renaissance Reinsurance, Glencoe Insurance, DaVinci and Top Layer each conduct business only from their principal offices in Bermuda and do not maintain an office in the U.S. Recently, the insurance and reinsurance regulatory framework has been subject to increased scrutiny in many jurisdictions, including the U.S. and various states within the U.S. If our Bermuda insurance or reinsurance operations become subject to the insurance laws of any state in the U.S., we could face inquiries or challenges to the future operations of these companies.

Moreover, we could be put at a competitive disadvantage in the future with respect to competitors that are licensed and admitted in U.S. jurisdictions. Among other things, jurisdictions in the U.S. do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless security is posted. Our contracts generally require us to post a letter of credit or provide other security after a reinsured reports a claim. In order to post these letters of credit, issuing banks generally require collateral. It is possible that the European Union or other countries might adopt a similar regime in the future, or that U.S. rules could be altered in a way that treats Bermuda disproportionately. Any such development could adversely affect us.

Glencoe Insurance and Lantana are currently eligible, non-admitted excess and surplus lines insurers in, respectively, 51 and 47 states and territories of the U.S. and are each subject to certain regulatory and reporting requirements of these states. However, neither Glencoe Insurance nor Lantana is admitted or licensed in any U.S. jurisdiction; moreover, Glencoe Insurance only conducts business from Bermuda. Accordingly, the scope of Glencoe Insurance’s and Lantana’s activities in the U.S. is limited, which could adversely affect their ability to compete.

In addition, Stonington, which writes insurance in all 50 states on an admitted basis, is subject to extensive regulation under state statutes which delegate regulatory, supervisory and administrative powers to state insurance commissioners. Such regulation generally is designed to protect policyholders rather than investors, and relates to such matters as: rate setting; limitations on dividends and transactions with affiliates; solvency standards which must be met and maintained; the licensing of insurers and their agents; the examination of the affairs of insurance companies, which includes periodic market conduct examinations by the regulatory authorities; annual and other reports, prepared on a statutory accounting basis; establishment and maintenance of reserves for unearned premiums and losses; and requirements regarding numerous other matters. We could be required to allocate considerable time and resources to comply with these requirements, and could be adversely affected if a regulatory authority believed we had failed to comply with applicable law or regulation. We plan to grow Stonington’s business and, accordingly, expect our regulatory burden to increase.

Our growth plans could cause one or more of our subsidiaries to become subject to additional regulation in more numerous jurisdictions. Any failure to comply with applicable laws could result in the imposition of significant restrictions on our ability to do business, and could also result in fines and other sanctions, any or all of which could adversely affect our financial results and operations.

RETROCESSIONAL REINSURANCE MAY BECOME UNAVAILABLE ON ACCEPTABLE TERMS.

In order to limit the effect of large and multiple losses upon our financial condition, we buy reinsurance for our own account. This type of insurance is known as “retrocessional reinsurance.” Our primary insurance companies also buy reinsurance from third parties. A reinsurer’s insolvency or inability to make payments under the terms of its reinsurance treaty with us could have a material adverse effect on us.

From time to time, market conditions have limited, and in some cases have prevented, insurers and reinsurers from obtaining the types and amounts of reinsurance, which they consider adequate for their business needs. Accordingly, we may not be able to obtain our desired amounts of retrocessional reinsurance. In addition, even if we are able to obtain such retrocessional reinsurance, we may not be able to negotiate terms as favorable to us as in the past. This could limit the amount of business we are willing to write, or decrease the protection available to us as a result of large loss events.

WE MAY BE ADVERSELY AFFECTED BY FOREIGN CURRENCY FLUCTUATIONS.

Our functional currency is the U.S. dollar. A portion of our premium is written in currencies other than the U.S. dollar and a portion of our claims and claim expense reserves are also in non-dollar currencies. Moreover, we maintain a portion of our cash equivalent investments in currencies other than the U.S. dollar. Although we generally seek to hedge significant non-U.S. dollar positions, we may, from time to time, experience losses resulting solely from fluctuations in the values of these foreign currencies, which could cause our consolidated earnings to decrease. In addition, failure to manage our foreign currency exposures could cause our results to be more volatile.

CONSOLIDATION IN THE INSURANCE INDUSTRY COULD ADVERSELY IMPACT US.

We believe that many insurance industry participants are seeking to consolidate. These consolidated entities may try to use their enhanced market power to negotiate price reductions for our products and services. If competitive pressures compel us to reduce our prices, our operating margins would decrease. As the insurance industry consolidates, competition for customers will become more intense and the importance of acquiring and properly servicing each customer will become greater. We could incur greater expenses relating to customer acquisition and retention, further reducing our operating margins. In addition, insurance companies that merge may be able to spread their risks across a consolidated, larger capital base so that they require less reinsurance. We could also experience more robust competition from larger, better capitalized competitors.

WE MAY ENCOUNTER DIFFICULTIES IN MAINTAINING THE INFORMATION TECHNOLOGY SYSTEMS NECESSARY TO RUN OUR BUSINESS.

We believe our modeling, underwriting and information technology systems are critical to our business. Moreover, our proprietary technology has been an important part of our underwriting process and our ability to compete successfully. We have also licensed certain systems and data from third parties. We cannot be certain that we will also have access to these, or comparable, service providers, or that our proprietary technology will continue to operate as intended. Our business growth strategy will require further development of our technology infrastructure, and any defect or error in our information technology systems could result in reduced or delayed revenue growth, higher than expected losses, management distraction, or harm to our reputation.

SOME ASPECTS OF OUR CORPORATE STRUCTURE MAY DISCOURAGE THIRD PARTY TAKEOVERS AND OTHER TRANSACTIONS OR PREVENT THE REMOVAL OF OUR CURRENT BOARD OF DIRECTORS AND MANAGEMENT.

Some provisions of our Memorandum of Association and of our Amended and Restated Bye-Laws have the effect of making more difficult or discouraging unsolicited takeover bids from third parties or preventing the removal of our current board of directors and management. In particular, our Bye-Laws prohibit transfers of our capital shares if the transfer would result in a person owning or controlling shares that constitute 9.9% or more of any class or series of our shares. The primary purpose of this restriction is to reduce the likelihood that we will be deemed a “controlled foreign corporation” within the meaning of the Internal Revenue Code for U.S. federal tax purposes. However, this limit may also have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of our shareholders might deem these purchases or acquisition proposals to be in their best interests.

In addition, our Bye-Laws provide for:

•	a classified Board, whose size is fixed and whose members may be removed by the shareholders only for cause upon a 66 2/3% vote;

•	restrictions on the ability of shareholders to nominate persons to serve as directors, submit resolutions to a shareholder vote and requisition special general meetings;

•	a large number of authorized but unissued shares which may be issued by the Board without further shareholder action; and

•	a 66 2/3% shareholder vote to amend, repeal or adopt any provision inconsistent with several provisions of the Bye-Laws.

These Bye-Law provisions make it more difficult to acquire control of us by means of a tender offer, open market purchase, proxy contest or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors, which we believe would generally best serve the interests of our shareholders. However, these provisions could have the effect of discouraging a prospective acquirer from making a tender offer or otherwise attempting to obtain control of us. In addition, these Bye-Law provisions could prevent the removal of our current board of directors and management. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.

RenaissanceRe indirectly owns Stonington and Stonington Lloyds Insurance Company. Our ownership of a U.S. insurance company such as Stonington or Stonington Lloyds can, under applicable state insurance company laws and regulations, delay or impede a change of control of RenaissanceRe. Under applicable Texas insurance regulations, any proposed purchase of 10% or more of our voting securities would require the prior approval of the Texas insurance regulatory authorities.

INVESTORS MAY HAVE DIFFICULTIES IN SERVING PROCESS OR ENFORCING JUDGMENTS AGAINST US IN THE U.S.

We are a Bermuda company. In addition, certain of our officers and directors reside in countries outside the U.S. All or a substantial portion of our assets and the assets of these officers and directors are or may be located outside the U.S. Investors may have difficulty effecting service of process within the U.S. on our directors and officers who reside outside the U.S. or to recover against us or these directors and officers on judgments of U.S. courts based on civil liabilities provisions of the U.S. federal securities laws whether or not we appoint an agent in the U.S. to receive service of process.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.

In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. This prospectus also contains forward-looking statements with respect to our business and industry, such as those relating to our strategy and management objectives, trends in market conditions, prices, market standing and product volumes, investment results and pricing conditions in the reinsurance and insurance industries.

In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this report should not be considered as a representation by us or any other person that our objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those in the forward-looking statements, including the following:

(1) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our estimates;

(2) risks associated with implementing our business strategies and initiatives for organic growth, including risks relating to managing that growth;

(3) risks associated with the growth of our specialty reinsurance and Individual Risk businesses, particularly the development of our infrastructure to support this growth;

(4) risks relating to our strategy of relying on program managers, third party administrators, and other vendors to support our Individual Risk operations;

(5) other risks of doing business with program managers, including the risk we might be bound to policyholder obligations beyond our underwriting intent, and the risk that our program managers or agents may elect not to continue or renew their programs with us;

(6) possible challenges in maintaining our fee-based operations, including risks associated with retaining our existing partners and attracting potential new partners;

(7) acts of terrorism, war or political unrest;

(8) the inherent uncertainties in our reserving process, which we believe are increasing as we diversify into new product classes;

(9) emerging claim and coverage issues, which could expand our obligations beyond the amount we intend to underwrite;

(10) a decrease in the level of demand for our reinsurance or insurance business, or increased competition in the industry;

(11) changes in economic conditions, including interest rate, currency, equity and credit conditions which could affect our investment portfolio;

(12) extraordinary events affecting our clients, such as bankruptcies and liquidations, and the risk that we may not retain or replace our large clients;

(13) a contention by the U.S. Internal Revenue Service that our Bermuda subsidiaries, including Renaissance Reinsurance and Glencoe Insurance, are subject to U.S. taxation;

(14) the lowering or loss of any of the financial or claims-paying ratings of RenaissanceRe or of one or more of our subsidiaries or changes in the policies or practices of the rating agencies;

(15) loss of services of any one of our key executive officers;

(16) risks relating to the collectibility of our reinsurance, including both our Reinsurance and Individual Risk operations, as well as risks relating to the availability of coverage from creditworthy providers;

(17) failures of our reinsurers, brokers or program managers to honor their obligations, including their obligations to make third party payments for which we might be liable;

(18) changes in insurance regulations in the United States or other jurisdictions in which we operate, including potential challenges to Renaissance Reinsurance’s claim of exemption from insurance regulation under current laws, and the risk of increased global regulation of the insurance and reinsurance industry;

(19) the passage of federal or state legislation subjecting Renaissance Reinsurance to supervision or regulation, including additional tax regulation, in the U.S. or other jurisdictions in which we operate; and

(20) actions of competitors, including industry consolidation, the launch of new entrants and the development of competing financial products.

The factors listed above should not be construed as exhaustive. Certain of these factors are described in more detail in “Risk Factors” above. We undertake no obligation to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by RenaissanceRe or the Capital Trust will be used for working capital, capital expenditures, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

DESCRIPTION OF OUR CAPITAL SHARES

The following is a summary of certain provisions of our Memorandum of Association and Bye-Laws. Because this summary is not complete, you should refer to our Memorandum and Bye-Laws for complete information regarding the provisions of the Memorandum and Bye-Laws, including the definitions of some of the terms used below. Copies of the Memorandum and Bye-Laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular sections or defined terms of the Memorandum and Bye-Laws, such sections or defined terms are incorporated herein by reference.

COMMON SHARES

Our common shares are listed on the New York Stock Exchange under the symbol “RNR.” The common shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. We have authorized the issuance of 225,000,000 common shares, and 70,490,390 shares were outstanding on April 30, 2004. Any common shares offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and nonassessable within the meaning of applicable Bermuda law. There are no provisions of Bermuda law or our Memorandum or Bye-Laws which impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being residents of Bermuda.

A more detailed description of our common shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on July 24, 1995, including any amendment or report for the purpose of updating such description.

Certain shares held by PT Investments Inc., one of our founding investors, consist of our diluted voting class I common shares. Each holder of these diluted voting common shares is entitled to a fixed voting interest in RenaissanceRe of up to 9.9% of all outstanding voting rights attached to the full voting common shares, taking into account the percentage interest in RenaissanceRe represented by full voting common shares owned directly, indirectly, or constructively by the holder within the meaning of Section 958 of the Internal Revenue Code and applicable rules and regulations thereunder. The diluted voting common shares are not listed on the New York Stock Exchange.

The diluted voting common shares are convertible into an equal number of our full voting common shares on a one-for-one basis at the option of the holder thereof upon two days prior written notice.

PREFERENCE SHARES

Our Bye-Laws divide our share capital into 225,000,000 common shares and 100,000,000 preference shares. Currently, 6,000,000 of our 8.10% Series A Preference Shares are outstanding, 4,000,000 of our 7.30% Series B Preference Shares are outstanding and 10,000,000 of our 6.08% Series C Preference Shares are outstanding. From time to time, pursuant to the authority granted by the Bye-Laws, our Board may create and issue one or more series of preference shares. The preference shares, upon issuance against full consideration, will be fully paid and nonassessable. The particular rights and preferences of the preference shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preference shares, will be described in the prospectus supplement. Certain terms of the 8.10% Series A Preference Shares are summarized below under “Series A Preference Shares,” certain terms of the 7.30% Series B Preference Shares are summarized below under “Series B Preference Shares,” and certain terms of the 6.08% Series C Preference Shares are summarized below under “Series C Preference Shares.”

Because the following summary of the terms of preference shares is not complete, you should refer to the Memorandum, the Bye-Laws and any applicable Certificate of Designation, Preferences and Rights or other governing instrument for complete information regarding the terms of the class or series of preference shares described in a prospectus supplement. Whenever we refer to particular sections or defined terms of the Memorandum, the Bye-Laws and an applicable Certificate of Designation, Preferences and Rights or other governing instrument, such sections or defined terms are incorporated herein by reference.

A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•	the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•	the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

•

the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•	the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding; and

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the Memorandum or the Bye-Laws.

Subject to the specification of the above terms of preference shares in a supplement to this prospectus, we anticipate that the terms of such preference shares will correspond to those set forth below.

DIVIDENDS

The holders of preference shares will be entitled to receive dividends, if any, at the rate established in accordance with the Bye-Laws, payable on specified dates each year for the respective dividend periods ending on such dates (“dividend periods”), when and as declared by our Board of Directors. Such dividends will accrue on each preference share from the first day of the dividend period in which such share is issued or from such other date as the Board may fix for such purpose. All dividends on preference shares will be cumulative. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any dividend period, the deficiency in the dividend on the preference shares must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on the common shares. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.

Any dividend paid upon the preference shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.

No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preference shares.

LIQUIDATION, DISSOLUTION OR WINDING UP

In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets in money or money’s worth the liquidation preference with respect to that class or series of preference shares. These holders will also receive an amount equal to all accrued but unpaid dividends thereon (whether or not earned or declared), before any of our assets will be paid or distributed to holders of common shares.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full amounts to which they may be entitled. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

Our consolidation or merger with or into any other corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

REDEMPTION

Except as otherwise provided with respect to a particular class or series of preference shares, the following general redemption provisions will apply to each class or series of preference shares.

On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the United States, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate except only the right of the holders of the shares:

(1) to transfer such shares prior to the date fixed for redemption;

(2) to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

(3) on or before the close of business on the fifth day preceding the date fixed for redemption to exercise privileges of conversion, if any, not previously expired.

Any moneys so deposited by us which remain unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the law of Bermuda. Any portion of the moneys so deposited by us, in respect of preference shares called for redemption that are converted into common shares, will be repaid to us upon our request.

In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as the Board may determine, the shares to be redeemed, or will effect such redemption pro rata.

CONVERSION RIGHTS

Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, the following general conversion provisions will apply to each class or series of preference shares that is convertible into common shares.

All common shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or the Bye-Laws.

The number of common shares issuable upon conversion of a particular class or series of preference shares at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of such class or series surrendered for conversion, by the conversion price per share of common shares then in effect for such class or series. We will not be required, however, upon any such conversion, to issue any fractional share of common shares, but instead we will pay to the holder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share based on the last reported sale price per common share on the New York Stock Exchange at the date of determination. Preference shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice by the holder of his election to convert the shares.

Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, the Memorandum and the Bye-Laws the basic conversion price per ordinary share for a class or series of preference shares, as fixed by the Board, will be subject to adjustment from time to time as follows:

•	In case RenaissanceRe (1) pays a dividend or makes a distribution to all holders of outstanding common shares as a class in common shares, (2) subdivides or splits the outstanding common shares into a larger number of shares or (3) combines the outstanding common shares into a smaller number of shares, the basic conversion price per ordinary share in effect immediately prior to that event will be adjusted retroactively so that the holder of each outstanding share of each class or series of preference shares which by its terms is convertible into common shares will thereafter be entitled to receive upon the conversion of such share the number of common shares which that holder would have owned and been entitled to receive after the happening of any of the events described above had such share of such class or series been converted immediately prior to the happening of that event. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination. Such adjustments will be made successively whenever any event described in this clause occurs.

•	In case RenaissanceRe issues to all holders of common shares as a class any rights or warrants enabling them to subscribe for or purchase common shares at a price per share less than the current market price per common share at the record date for determination of shareholders entitled to receive such rights or warrants, the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into common shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the sum of number of common shares outstanding at such record date and the number of common shares which the aggregate exercise price (before deduction of underwriting discounts or commissions and other expenses of RenaissanceRe in connection with the issue) of the total number of shares so offered for subscription or purchase would purchase at such current market price per share and of which the denominator will be the sum of the number of common shares outstanding at such record date and the number of additional common shares so offered for subscription or purchase. An adjustment made pursuant to this clause will become effective retroactively immediately after the record date for determination of shareholders entitled to receive such rights or warrants. Such adjustments will be made successively whenever any event described in this clause occurs.

•

In case RenaissanceRe distributes to all holders of common shares as a class evidences of indebtedness or assets (other than cash dividends), the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into common shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the difference between the current market price per ordinary share at the record date for determination of shareholders entitled to receive such distribution and the fair value (as determined by the Board) of the portion of the evidences of indebtedness or assets (other than cash dividends) so distributed applicable to one common share and of which the denominator will be the current market price per common share. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date. Such adjustments will be made successively whenever any event described in this clause occurs.

For the purpose of any computation under the last clause above, the current market price per common share on any date will be deemed to be the average of the high and low sales prices of the common shares, as reported in the New York Stock Exchange — Composite Transactions (or such other principal market quotation as may then be applicable to the common shares) for each of the 30 consecutive trading days commencing 45 trading days before such date.

No adjustment will be made in the basic conversion price for any class or series of preference shares in effect immediately prior to such computation if the amount of such adjustment would be less than fifty cents. However, any adjustments which by reason of the preceding sentence are not required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything to the contrary, any adjustment required for purposes of making the computations described above will be made not later than the earlier of (1) three years after the effective date described above for such adjustment or (2) the date as of which such adjustment would result in an increase or decrease of at least 3% in the aggregate number of common shares issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All calculations will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

In the case of any capital reorganization or reclassification of common shares, or if we amalgamate or consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other corporation, proper provisions will be made as part of the terms of such capital reorganization, reclassification, amalgamation, consolidation, merger or sale that any shares of a particular class or series of preference shares at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of common shares deliverable upon conversion of such preference shares would have been entitled upon such capital reorganization, reclassification, consolidation or merger.

No dividend adjustment with respect to any preference shares or common shares will be made in connection with any conversion.

Whenever there is an issue of additional common shares requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a class or series of preference shares, we will file with our transfer agent or agents, a statement signed by one of our executive officers, describing specifically such issue of additional common shares or such other event (and, in the case of a capital reorganization, reclassification, amalgamation, consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever we issue to all holders of common shares as a class any rights or warrants enabling them to subscribe for or purchase common shares, we will also file in like manner a statement describing the same and the consideration they will receive. The statement so filed will be open to inspection by any holder of record of shares of any class or series of preference shares.

We will at all times have authorized and will at all times reserve and set aside a sufficient number of duly authorized common shares for the conversion of all shares of all then outstanding classes or series of preference shares which are convertible into common shares.

REISSUANCE OF SHARES

Any preference shares retired by purchase, redemption, through conversion, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued preference shares.

VOTING RIGHTS

Except as indicated below or as otherwise required by applicable law, the holders of preference shares will have no voting rights.

Whenever dividends payable on any class or series of preference shares (other than the Series A Preference Shares) are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up (other than the Series A Preference Shares), will have the right, voting together as a single class regardless of class or series, to elect two directors of our Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right.

Whenever such special voting power of such holders of the preference shares has vested, such right may be exercised initially either at an extraordinary meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preference shares to elect members of the Board will continue until such time as all dividends accumulated on such preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

At any time when such special voting power has vested in the holders of any such preference shares as described in the preceding paragraph, our President will, upon the written request of the holders of record of at least 10% of such preference shares then outstanding addressed to our Secretary, call a special general meeting of the holders of such preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the Bye-Laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our Secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our Secretary at our principal office, then the holders of record of at least 10% of such preference shares then outstanding may designate in writing one of their number to call such meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.

Any holder of such preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such extraordinary meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of shareholders.

At any annual or extraordinary meeting at which the holders of such preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum of such preference shares for the election of any director by the holders of such preference shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preference shares will not prevent the election of directors other than those to be elected by such preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preference shares, voting as a class.

During any period in which the holders of such preference shares have the right to vote as a class for directors as described above, any vacancies in the Board will be filled by vote of a majority of the Board pursuant to the Bye-Laws. During such period the directors so elected by the holders of such preference shares will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such preference shares to vote as a class for directors, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of such preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preference shares will terminate.

Notwithstanding the foregoing and except upon the occurrence of certain events, if dividends payable on the Series A Preference Shares are in arrears in an amount equivalent to dividends equal to six full dividend periods, the holders of Series A Preference Shares, voting separately as a class from any other preference shares, have the separate right to elect two directors to the Board upon a dividend default on the Series A Preference Shares.

Whether or not we are being wound up, the rights attached to any class or series of preference shares may only be varied with the consent in writing of the holders of three-quarters of the issued shares of that class or series, or with the sanction of a special resolution approved by at least a majority of the votes cast by the holders of the shares of that class or series at a separate general meeting in accordance with Section 47(7) of the Companies Act 1981 of Bermuda. The rights attached to any class or series of preference shares will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with such class or series of the preference shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. Holders of preference shares are not entitled to vote on any amalgamation, consolidation, merger or statutory share exchange, except to the extent that such a transaction would vary the rights attached to any class or series of preference shares, in which case any such variation is subject to the approval process described above. Holders of preference shares are not entitled to vote on any sale of all or substantially all of our assets.

On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.

RESTRICTIONS IN EVENT OF DEFAULT IN DIVIDENDS ON PREFERENCE SHARES

Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to retire preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

(1) we may not redeem less than all of the preference shares at such time outstanding unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at an extraordinary meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

(2) we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as the Board in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) we, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

(3) we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other class of our stock ranking junior to the preference shares as to dividends and upon liquidation.

PREEMPTIVE RIGHTS

No holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

SERIES A PREFERENCE SHARES

Currently, 6,000,000 of our 8.10% Series A Preference Shares are outstanding. Certain terms of the Series A Preference Shares are summarized below. A more detailed description of the Series A Preference Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on November 16, 2001, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Series A Preference Shares.

Dividends on the Series A Preference Shares are cumulative from the date of original issuance and are payable when, as and if declared by our Board of Directors, quarterly in arrears, in an amount per share equal to 8.10% of the liquidation preference per annum. The Series A Preference Shares rank pari passu to our Series B Preference Shares and our Series C Preference Shares and senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. Upon liquidation, the holders of the Series A Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25 per share, plus accrued and unpaid dividends, if any, to the date of liquidation.

On or after November 19, 2006, we may redeem the Series A Preference Shares, in whole or in part, at any time, at a redemption price of $25 per share, plus accrued and unpaid dividends, if any, to the date of redemption, without interest. At any time prior to November 19, 2006, if we submit to the holders of our common shares a proposal for an amalgamation or submit any proposal for any other matter that, as a result of any changes in Bermuda law after November 14, 2001, requires for its validation or effectuation an affirmative vote of the holders of preference shares at the time outstanding, voting separately, we have the option to redeem all of the outstanding Series A Preference Shares at a redemption price of $26 per share, plus accrued and unpaid dividends, if any, to the date of redemption, without interest. The Series A Preference Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any of our other securities.

SERIES B PREFERENCE SHARES

Currently, 4,000,000 of our 7.30% Series B Preference Shares are outstanding. Certain terms of the Series B Preference Shares are summarized below. A more detailed description of the Series B Preference Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on February 3, 2003, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Series B Preference Shares.

Dividends on the Series B Preference Shares are cumulative from the date of original issuance and are payable when, as and if declared by our Board of Directors, quarterly in arrears, in an amount per share equal to 7.30% of the liquidation preference per annum. The Series B Preference Shares rank pari passu to our Series A Preference Shares and our Series C Preference Shares and senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. Upon liquidation, the holders of the Series B Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25 per share, plus accrued and unpaid dividends, if any, to the date of liquidation.

On or after February 4, 2008, we may redeem the Series B Preference Shares, in whole or in part, at any time, at a redemption price of $25 per share, plus accrued and unpaid dividends, if any, to the date of redemption, without interest. At any time prior to February 4, 2008, if we submit to the holders of our common shares a proposal for an amalgamation or submit any proposal for any other matter that, as a result of any changes in Bermuda law after January 30, 2003, requires for its validation or effectuation an affirmative vote of the holders of preference shares at the time outstanding, voting separately, we have the option to redeem all of the outstanding Series B Preference Shares at a redemption price of $26 per share, plus accrued and unpaid dividends, if any, to the date of redemption, without interest. The Series B Preference Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any of our other securities.

SERIES C PREFERENCE SHARES

Currently, 10,000,000 of our 6.08% Series C Preference Shares are outstanding. Certain terms of the Series C Preference Shares are summarized below. A more detailed description of the Series C Preference Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on March 19, 2004, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Series C Preference Shares.

Dividends on the Series C Preference Shares are cumulative from the date of original issuance and are payable when, as and if declared by our Board of Directors, quarterly in arrears, in an amount per share equal to 6.08% of the liquidation preference per annum. The Series C Preference Shares rank pari passu to our Series A Preference Shares and our Series B Preference Shares and senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. Upon liquidation, the holders of the Series C Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25 per share, plus accrued and unpaid dividends, if any, to the date of liquidation.

On or after March 23, 2009, we may redeem the Series C Preference Shares, in whole or in part, at any time, at a redemption price of $25 per share, plus accrued and unpaid dividends, if any, to the date of redemption, without interest. At any time prior to March 23, 2009, if we submit to the holders of our common shares a proposal for an amalgamation or submit any proposal for any other matter that requires, as a result of any changes in Bermuda law after March 16, 2004, for its validation or effectuation an affirmative vote of the holders of preference shares at the time outstanding, voting separately, we have the option to redeem all of the outstanding Series C Preference Shares at a redemption price of $26 per share, plus accrued and unpaid dividends, if any, to the date of redemption, without interest. The Series C Preference Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any of our other securities.

TRANSFER AGENT

Our registrar and transfer agent for each of our common shares, Series A Preference Shares, Series B Preference Shares and Series C Preference Shares is Mellon Investor Services, L.L.C.

TRANSFER OF SHARES

Our Bye-Laws contain various provisions affecting the transferability of our shares. Under the Bye-Laws, the Board has absolute discretion to decline to register a transfer of shares:

(1) unless the appropriate instrument of transfer is submitted along with such evidence as the Board may reasonably require showing the right of the transferor to make the transfer;

(2) unless all applicable consents and authorizations of any governmental body or agency in Bermuda have been obtained; or

(3) if the Board determines that such transfer would result in a person owning or controlling shares that constitute 9.9% or more of any class or series of our issued shares.

The primary purpose for the restriction on a holder of our shares from owning or exercising more than 9.9% of the total voting rights of all our shareholders is to reduce the likelihood that we will be continue to be deemed a “controlled foreign corporation” within the meaning of the Internal Revenue Code for U.S. Federal tax purposes. This limit may also have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of the shareholders might deem these purchases or acquisition proposals to be in their best interests. With respect to this issue, also see the provisions discussed below under “Anti-Takeover Effects of Certain Bye-Laws Provisions.”

If the Board refuses to register any transfer of shares, our Secretary shall send notice of such refusal to the transferor and transferee within 10 days of the date on which the transfer was lodged with us.

Our Bermuda counsel has advised us that while the precise form of the restrictions on transfers contained in the Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. The transferor of such shares will be deemed to own such shares for dividend, voting and reporting purposes until a transfer of such shares has been registered on our register of members.

ANTI-TAKEOVER EFFECTS OF CERTAIN BYE-LAW PROVISIONS

Our Bye-Laws contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors. Our directors would negotiate based upon careful consideration of the proposed terms, such as the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction. However, these provisions could have the effect of discouraging a prospective acquiror from making a tender offer or otherwise attempting to obtain control of us. In addition, these Bye-Law provisions could prevent the removal of our current board of directors and management. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.

In addition to those provisions of the Bye-Laws discussed above under “Transfers of Shares,” set forth below is a description of certain other provisions of the Bye-Laws. Because the following description is intended as a summary only and is therefore not complete, you should refer to the Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, for complete information regarding these provisions.

BOARD OF DIRECTOR PROVISIONS

Our Bye-Laws provide for a classified board, to which approximately one-third of the Board is elected each year at our annual general meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. Moreover, our Bye-Laws provide that each director may be removed by the shareholders only for cause upon the affirmative vote of the holders of not less than 66 2/3% of the voting rights attached to all issued and outstanding capital shares entitled to vote for the election of that director. Further, our Bye-Laws fix the size of the Board at eight directors (although the incumbent Board may increase its size to eleven members). In addition, shareholders may only nominate persons for election as director at an annual or special general meeting of shareholders called for the purpose of electing directors and only if, among other things, a satisfactory written notice signed by not less than 20 shareholders holding in the aggregate not less than 10% of our outstanding paid up share capital is timely submitted.

We believe that these Bye-Law provisions enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board. We believe these provisions assist our Board to represent more effectively the interests of all shareholders, including taking action in response to demands or actions by a minority shareholder or group.

Our classified Board makes it more difficult for shareholders to change the composition of our Board even if some or a majority of the shareholders believe such a change would be desirable. Moreover, these Bye-Law provisions may deter changes in the composition of the Board or certain mergers, tender offers or other future takeover attempts which some or a majority of holders of our securities may deem to be in their best interest.

RESTRICTIONS ON CERTAIN SHAREHOLDER ACTIONS

Our Bye-Laws restrict the ability of our shareholders to take certain actions. These restrictions, among other things, limit the power of our shareholders to:

•	nominate persons to serve as directors;

•	submit resolutions to the vote of shareholders at an annual or special general meeting; and

•	to requisition special general meetings.

Generally, the Bye-Laws prohibit shareholders from taking these actions unless certain requirements specified in the Bye-Laws are met. These requirements include the giving of written notice, specify information that must be provided in connection with the notice or in relation to the requested action, provide that action must be taken within specified time periods, and require a minimum number of holders to act.

These requirements regulating shareholder nominations and proposals may have the effect of deterring a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed. They may also discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal. For a more complete description of these provisions, you should refer to the Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

SUPERMAJORITY REQUIREMENTS FOR CERTAIN AMENDMENTS

Our Bye-Laws require the affirmative vote of at least 66 2/3% of the voting rights attached to all of our issued and outstanding capital shares to amend, repeal or adopt any provision inconsistent with several provisions of the Bye-Laws. The provisions include, among others things, those relating to: the size of our Board and its division into classes, the removal of directors, the powers of shareholders to nominate directors, to call shareholder meetings and to propose matters to be acted on at shareholder meetings. This supermajority requirement could make it more difficult for shareholders to propose and adopt changes to the Bye-Laws intended to facilitate the acquisition or exercise of control over us.

AVAILABILITY OF SHARES FOR FUTURE ISSUANCES; SHAREHOLDER RIGHTS PLAN

We have available for issuance a large number of authorized but unissued shares. Generally, these shares may be issued by action of our directors without further action by shareholders (except as may be required by applicable stock exchange requirements). The availability of these shares for issue could be viewed as enabling the directors to make more difficult a change in our control. For example, the directors could determine to issue warrants or rights to acquire shares. In addition, we have authorized a sufficient amount of our shares such that we could put in place a shareholder rights plan without further action by shareholders. A shareholder rights plan could serve to dilute or deter stock ownership of persons seeking to obtain control of us.

Our ability to take these actions makes it more difficult for a third party to acquire us without negotiating with the Board, even if some or a majority of the shareholders desired to pursue a proposed transaction. Moreover, these powers could discourage or defeat unsolicited stock accumulation programs and acquisition proposals.

DESCRIPTION OF THE DEPOSITARY SHARES

GENERAL

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preference shares) of a share of a common share or a particular series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of common shares or a class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all the rights and preferences of the common shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the common shares or related class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus forms a part.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or class or series of preference shares to the record holders of depositary shares relating to such common shares or class or series of preference shares in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF SHARES

Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preference shares on the basis set forth in the prospectus supplement for such common shares or class or series of preference shares, but holders of such whole common shares or preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

REDEMPTION OF DEPOSITARY SHARES

Whenever we redeem common shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of common shares or the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the common shares or preference shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

VOTING THE COMMON SHARES OR PREFERENCE SHARES

Upon receipt of notice of any meeting at which the holders of the common shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the common shares or preference shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preference shares or common shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the related class or series of preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

CHARGES OF DEPOSITARY

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of common shares or a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preference shares are paid by the holders thereof.

MISCELLANEOUS

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the common shares or preference shares.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF THE DEBT SECURITIES

The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities are to be issued under a senior indenture between us and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as trustee, which is filed as an exhibit to the registration statement of which this prospectus forms a part. Our subordinated debt securities are to be issued under a subordinated indenture between us and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as trustee, which is filed as an exhibit to the registration statement of which this prospectus forms a part. In addition, we may issue junior subordinated debt securities to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust. These junior subordinated debt securities would be issued under a separate junior subordinated indenture between us and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as trustee, which is filed as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture, the subordinated indenture and the junior subordinated indenture are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement.

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to a indenture, those articles, sections or defined terms are contained in all indentures. The senior indenture and the subordinated indenture are substantially identical, except for provisions relating to subordination. The subordinated indenture and the junior subordinated indenture are substantially identical, except for certain rights and covenants of ours and provisions relating to the issuance of securities to the Capital Trust.

GENERAL

The indentures do not limit the aggregate principal amount of the debt securities which we may issue thereunder and provide that we may issue the debt securities thereunder from time to time in one or more series. (Section 3.1) Unless otherwise described in a prospectus supplement regarding any debt securities, the indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, our senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of ours as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

In the event our junior subordinated debt securities are issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust, such junior subordinated debt securities subsequently may be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of the Capital Trust upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such preferred securities and common securities. Only one series of our junior subordinated debt securities will be issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust.

The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:

•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;

•	the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

•	the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•	whether any of such debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option;

•	whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•	whether the debt securities will be convertible into common shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•	if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;

•	whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

•	whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of junior subordinated debt securities issued to the Capital Trust, the terms and conditions of any obligation or right of ours or the Capital Trust to convert or exchange such subordinated debt securities into preferred securities of that trust;

•	in the case of junior subordinated debt securities issued to the Capital Trust, the form of restated trust agreement and, if applicable, the agreement relating to our guarantee of the preferred securities of the Capital Trust;

•	in the case of the subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	any deletions from, modifications of or additions to the Events of Default or covenants of ours with respect to such debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•	whether, under what circumstances and in which currency we will pay additional amounts on account of taxes, fees, assessments or governmental charges on the debt securities of a series and if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities. (Section 3.1)

We will have the ability under the indentures to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. (Section 3.1)

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Sections 3.7, 10.2 and 11.6)

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.5) We have appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Section 10.2)

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. (Section 3.2) The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any deletions from, modifications of or additions to the Events of Defaults described below or our covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

CONVERSION AND EXCHANGE

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preference shares or other securities issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Bermuda law, the Memorandum and the Bye-Laws.

CONSOLIDATION, AMALGAMATION, MERGER AND SALE OF ASSETS

Unless otherwise described in a prospectus supplement, each indenture provides that we may not (1) consolidate or amalgamate with or merge into any Person (other than a subsidiary) or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any Person (other than a subsidiary), or (2) permit any Person (other than a subsidiary) to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless (a) in the case of (1) above, such Person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda, the Cayman Islands or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development or the European Union and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of our obligations under such indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities; (b) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing; and (c) certain other conditions are met.

EVENTS OF DEFAULT

Unless we provide other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the applicable indenture with respect to any series of debt securities issued thereunder (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 60 days;

(2) default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3) default in the performance, or breach, of any covenant or warranty of ours contained in the applicable indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in such indenture;

(4) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Indebtedness (as defined in the indentures) for borrowed money (other than Indebtedness which is non-recourse to us) happens and consists of default in the payment of more than $100,000,000 or its equivalent in other currencies in principal amount of such Indebtedness when due (after giving effect to any applicable grace period) or, in the case of the senior indenture, results in such Indebtedness in a principal amount in excess of $100,000,000 or its equivalent in other currencies becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;

(5) we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $100,000,000 or its equivalent in other currencies, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; and

(6) certain events relating to our bankruptcy, insolvency or reorganization.

If an Event of Default with respect to the debt securities of any series (other than an Event of Default described in clause (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder.

Each indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund with respect to, any debt security of such series, the trustee may withhold such notice if and so long as our Board, executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series. In addition, in the case of any default of the character described in clause (4) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series.

MODIFICATION AND WAIVER

We and the trustee may modify or amend any indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security,

•	reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security,

•	change our obligation to pay additional amounts with respect to any debt security,

•	change the redemption provisions of any debt security or, following the occurrence of any event that would entitle a holder to require us to repay any debt security at the option of the holder, adversely affect the right of repayment at the option of such holder, of any affected debt security,

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, any debt security is payable,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date),

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions,

•	reduce the requirements for quorum or voting by holders of debt securities in the applicable section of each indenture,

•	modify any of the provisions in the applicable indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby,

•	make any change that adversely affects the right to convert or exchange any debt security into or for our common shares or other debt securities or other securities, cash or property in accordance with its terms,

•	modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner adverse to holders of the subordinated debt securities, or

•	modify any of the above provisions.

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.

We and the trustee may modify or amend any indenture and debt securities of any series without the consent of any holder in order to, among other things:

•	provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets;

•	add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable indenture;

•	provide for a successor trustee with respect to debt securities of all or any series;

•	cure any ambiguity or correct or supplement any provision in any indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series issued thereunder in any material respect;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under any indenture;

•	add any additional Events of Default with respect to all or any series of debt securities;

•	provide for conversion or exchange rights of the holders of any series of debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture. (Section 9.1)

The holders of at least a majority in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the applicable indenture. (Section 10.7) The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series. (Section 5.13)

Under each indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under that indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default. (Section 10.8)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency in which such debt securities are payable in an amount or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient (without reinvestment) to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be. (Section 4.1)

Each indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.1 thereof, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities, if the debt securities of a series provide for the payment of such additional amounts, and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from our obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient (without reinvestment) to pay the principal of, any premium and interest on such debt securities on the scheduled due dates or any prior redemption date. (Section 4.2)

Such a trust may only be established if, among other things:

(1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which we are a party or by which we are bound;

(2) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

(3) with respect to registered securities, we have delivered to the trustee an opinion of counsel (as specified in each indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture; and

(4) with respect to defeasance, we have delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over our other creditors. (Section 4.2)

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.1)

“Government Obligations” means debt securities which are (1) direct obligations of the United States of America or the government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of a particular series are payable, in each case, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of such series are payable, in each case, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments or confederation or association of governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1)

If after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, if any, and any additional amounts, if any, with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.2)

“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established. (Section 1.1)

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

REDEMPTION

Unless otherwise described in a prospectus supplement, relating to any debt securities, other than as described under “— Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trust,” we may at our option, redeem any series of debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. We currently have no debt securities outstanding that are subject to redemption or repurchase at the option of the holders. We will include appropriate risk factor disclosure in any prospectus supplement prepared in connection with the issuance of debt securities that are subject to redemption or repurchase at the option of the holders.

In the case where debt securities of a series provide for the payment of additional amounts, we may redeem such debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time, we receive an opinion of counsel stating that as a result of any change to the laws of any relevant taxing jurisdiction, any action taken by the relevant taxing jurisdiction which action is applied with respect to us or a decision rendered by a court of such relevant taxing jurisdiction, there is a substantial probability that we will be required to pay additional amounts as of the next interest payment date and such requirements cannot be avoided by the use or reasonable measures then available. Any such redemption will be subject to the redemption provisions in each indenture.

Except as otherwise provided in the related prospectus supplement, in the case of any series of junior subordinated debt securities issued to the Capital Trust, if an Investment Company Event or a Tax Event (each, a “special event”) shall occur and be continuing, we may, at our option, redeem such series of junior subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of the special event, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. (Section 11.8 of the junior subordinated indenture)

For purposes of the junior subordinated indenture, “Investment Company Event” means, in respect of a Capital Trust, the receipt by the Capital Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, the Capital Trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of the Capital Trust. (Section 1.1 of the junior subordinated indenture)

“Tax Event” means, in respect of the Capital Trust, the receipt by the Capital Trust or us of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulation thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities of the Capital Trust, there is more than an insubstantial risk that (i) the Capital Trust is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities, (ii) interest payable by us on such junior subordinated debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes or (iii) the Capital Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. (Section 1.1 of the junior subordinated indenture)

Unless otherwise described in a prospectus supplement, notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions thereof called for redemption.

GLOBAL SECURITIES

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indentures provide that if:

(1) the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;

(2) we determine that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

(3) an Event of Default with respect to a series of the debt securities has occurred and is continuing,

the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.5) It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

PAYMENT OF ADDITIONAL AMOUNTS

If the debt securities of a series provide for the payment of additional amounts on account of taxes, fees, assessments or governmental charges as will be described in the related prospectus supplement, we will pay to the holder of the debt securities of such series the additional amounts as described herein and therein.

We will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4) any withholding or deduction required to be made pursuant to EU Directive no. 2003/48 dated June 3, 2003 (JOUE L 157 published on June 26, 2003) or to any other EU Directive or EU Regulation on the taxation of savings deriving from the conclusions of the European Council Meeting held in Feira on June 19-20, 2000 or of the ECOFIN Council Meetings of November 26-27, 2000, December 13, 2001 and January 21, 2003 or pursuant to any law or regulation implementing or complying with, or introduced in order to conform to, such EU Directives or Regulations;

(5) any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of such debt securities; or

(6) any combination of items (1), (2), (3), (4) and (5).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security. (Section 10.4)

As further described above under “—Redemption”, in certain cases where debt securities of a series provide for the payment of additional amounts, we may redeem such debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption.

NEW YORK LAW TO GOVERN

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

CERTAIN PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES

The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. (Section 16.1 of the subordinated indenture). As of March 31, 2004, we had an aggregate of $350 million of outstanding Senior Indebtedness. None of our debt is secured. In the event of:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or

(2) any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

(3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours,

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event. (Section 16.3 of the subordinated indenture)

By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full. (Section 16.4 of the subordinated indenture)

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. (Section 16.2 of the subordinated indenture)

The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

The term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

(1) the subordinated debt securities;

(2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

(3) Indebtedness of ours to an Affiliate of ours;

(4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

(5) trade accounts payable; and

(6) under the junior subordinated indenture, any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) the Capital Trust or (y) any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any Affiliate of ours in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under “Description of the Trust Preferred Securities” below.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior Indebtedness. (Sections 1.1 and 16.8 of the subordinated indenture)

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

CERTAIN PROVISIONS OF THE JUNIOR SUBORDINATED DEBT

SECURITIES ISSUED TO THE CAPITAL TRUST

OPTION TO EXTEND INTEREST PAYMENT DATE

Unless provided otherwise in the related prospectus supplement, we will have the right at any time and from time to time during the term of any series of junior subordinated debt securities issued to the Capital Trust to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement (referred to as an “extension period”), subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such extension period may not extend beyond the stated maturity of such series of junior subordinated debt securities. Certain U.S. federal income tax consequences and special considerations applicable to such junior subordinated debt securities will be described in the related prospectus supplement. (Section 3.11 of the junior subordinated indenture).

OPTION TO EXTEND MATURITY DATE

Unless provided otherwise in the related prospectus supplement, we will have the right to:

(1) change the stated maturity of the principal of the junior subordinated debt securities of any series issued to the Capital Trust upon the liquidation of the Capital Trust and the exchange of the junior subordinated debt securities for the preferred securities of the Capital Trust;

(2) extend the stated maturity of the principal of the junior subordinated debt securities of any series, provided that (a) we are not in bankruptcy, otherwise insolvent or in liquidation, (b) we have not defaulted on any payment on such junior subordinated debt securities and no deferred interest payments have accrued, (c) the Capital Trust is not in arrears on payments of distributions on its preferred securities and no deferred distributions have accumulated, (d) the junior subordinated debt securities of such series are rated investment grade by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. or another nationally recognized statistical rating organization, and (e) the extended stated maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of the Capital Trust.

If we exercise our right to liquidate the Capital Trust and exchange the junior subordinated debt securities for the preferred securities of the Capital Trust as described above, any changed stated maturity of the principal of the junior subordinated debt securities shall be no earlier than the date that is five years after the initial issue date of the preferred securities and no later than the date 30 years (plus an extended term of up to an additional 19 years if the conditions described above are satisfied) after the initial issue date of the preferred securities of the Capital Trust. (Section 3.14 of the junior subordinated indenture)

PAYMENT OF ADDITIONAL AMOUNTS

If junior subordinated debt securities issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust provide for the payment by us of certain taxes, assessments or other governmental charges imposed on the holder of any such debt security, we will pay to the holder of any such debt security such additional amounts as provided in the related junior subordinated indenture. (Section 10.4 of the junior subordinated indenture)

CERTAIN COVENANTS

We will covenant, as to each series of our junior subordinated debt securities issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust, that we will not, and will not permit any of our Subsidiaries to, (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our outstanding capital stock or (2) make any payment of principal, or interest or premium, if any, on or repay, repurchase or redeem any debt security of ours that ranks junior in interest to the junior subordinated debt securities of such series or make any guarantee payments with respect to any guarantee by us of the debt securities of any Subsidiary of ours if such guarantee ranks junior in interest to the junior subordinated debt securities of such series (other than (a) dividends or distributions in our common shares, (b) redemptions or purchases of any rights outstanding under a shareholder rights plan of ours, or the declaration of a dividend of such rights or the issuance of shares under such plan in the future, (c) payments under any preferred securities guarantee of ours and (d) purchases of common shares related to the issuance of common shares under any of our benefit plans for our directors, officers or employees) if at such time (i) there shall have occurred any event of which we have actual knowledge that (A) with the giving of notice or lapse of time or both, would constitute an Event of Default under the applicable junior subordinated indenture and (B) in respect of which we shall not have taken reasonable steps to cure, (ii) we shall be in default with respect to our payment of obligations under the preferred securities guarantee relating to such preferred securities or (iii) we shall have given notice of our election to begin an Extension Period as provided in the applicable junior subordinated indenture with respect to the junior subordinated debt securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. (Section 10.10 of the junior subordinated indenture)

In the event our junior subordinated debt securities are issued to the Capital Trust in connection with the issuance of preferred securities and common securities of the Capital Trust, for so long as such series of junior subordinated debt securities remain outstanding, we will also covenant:

(1) to maintain directly or indirectly 100% ownership of the common securities of the Capital Trust; provided, however, that any permitted successor of ours under the applicable junior subordinated indenture may succeed to our ownership of such common securities;

(2) not to voluntarily dissolve, wind-up or liquidate such trust, except in connection with the distribution of our junior subordinated debt securities to the holders of preferred securities and common securities in liquidation of the Capital Trust, the redemption of all of the preferred securities and common securities of the Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the Capital Trust; and

(3) to use our reasonable efforts, consistent with the terms of the related trust agreement, to cause the Capital Trust to remain classified as a grantor trust for United States Federal income tax purposes. (Section 10.12 of the junior subordinated indenture)

EVENTS OF DEFAULT

If an Event of Default with respect to a series of junior subordinated debt securities issued to the Capital Trust has occurred and is continuing and such event is attributable to a default in the payment of interest or principal on the related junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of preferred securities of the Capital Trust may institute a legal proceeding directly against us, which we refer to in this prospectus as a “Direct Action,” for enforcement of payment to such holder of the principal of or interest on such related junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. We may not amend the applicable junior subordinated indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the preferred securities of such trust. If the right to bring a Direct Action is removed, the Capital Trust may become subject to the reporting obligations under the Exchange Act. We will have the right under the junior subordinated indenture to set-off any payment made to such holder of preferred securities by us, in connection with a Direct Action. (Section 3.12 of the junior subordinated indenture) The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the related junior subordinated debt securities.

The holders of the preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debt securities unless there shall have been an event of default under the applicable restated trust agreement. See “Description of the Trust Preferred Securities — Events of Default; Notice.” (Section 5.8 of the junior subordinated indenture)

INFORMATION CONCERNING THE TRUSTEE

We may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company) and its affiliates in the ordinary course of business.

Under each indenture, Deutsche Bank Trust Company Americas is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES OR

PREFERENCE SHARES

The following statements with respect to the common share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

GENERAL

The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

•	the offering price, if any;

•	the designation and terms of the common shares or preference shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of common shares or preference shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants; and

•	any other terms of the share warrants.

The common shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

EXERCISE OF STOCK WARRANTS

Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates shall be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preference shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preference shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent shall deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

ANTIDILUTION AND OTHER PROVISIONS

The exercise price payable and the number of common shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preference shares, respectively, or a combination, subdivision or reclassification of common shares or preference shares, respectively. In lieu of adjusting the number of common shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares or preference shares into which such share warrants were exercisable immediately prior thereto.

NO RIGHTS AS SHAREHOLDERS

Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Debt Securities Warrant Provisions filed as an exhibit to the registration statement of which this prospectus forms a part. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

GENERAL

The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

EXERCISE OF DEBT WARRANTS

Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The Capital Trust will be governed by the terms of the restated trust agreement. Under the restated trust agreement of the Capital Trust, the Capital Trust may issue, from time to time, only one series of preferred securities. The preferred securities will have the terms set forth in the restated trust agreement or made a part of the restated trust agreement by the Trust Indenture Act, and described in the related prospectus supplement. These terms will mirror the terms of the junior subordinated debt securities purchased by the Capital Trust using the proceeds from the sale of its preferred securities and its common securities. The junior subordinated debt securities issued to the Capital Trust will be guaranteed by us on a subordinated basis and are referred to as the “corresponding junior subordinated debt securities” relating to the Capital Trust. See “Use of Proceeds.”

The following summary sets forth the material terms and provisions of the restated trust agreement and the preferred securities to which any prospectus supplement relates. Because this summary is not complete, you should refer to the form of restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of that agreement and of the preferred securities, including the definitions of some of the terms used below. The form of restated trust agreement filed as an exhibit to the registration statement of which this prospectus forms a part is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a restated trust agreement, such sections or defined terms are incorporated herein by reference.

ISSUANCE, STATUS AND GUARANTEE OF PREFERRED SECURITIES

Under the terms of the restated trust agreement for the Capital Trust, the Administrative Trustees will issue the preferred securities on behalf of the Capital Trust. The preferred securities will represent preferred beneficial interests in the Capital Trust and the holders of the preferred securities will be entitled to a preference in certain circumstances as regards distributions and amounts payable on redemption or liquidation over the common securities of the Capital Trust, as well as other benefits under the corresponding restated trust agreement. The preferred securities of the Capital Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of the Capital Trust except as described under “— Subordination of Common Securities.” The Property Trustee will hold legal title to the corresponding junior subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities. The common securities and the preferred securities of the Capital Trust are collectively referred to as the “trust securities” of the Capital Trust.

We will issue a guarantee agreement for the benefit of the holders of the Capital Trust’s preferred securities (the “preferred securities guarantee” for those preferred securities). Under each preferred securities guarantee, we will guarantee on a subordinated basis payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of such preferred securities, but only to the extent that the Capital Trust has funds on hand to make such payments. See “Description of the Trust Preferred Securities Guarantee.”

DISTRIBUTIONS

Distributions on the preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates as specified in the related prospectus supplement. In the event that any date on which distributions are payable on the preferred securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any additional distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which distributions are payable in accordance with the foregoing, a “distribution date”). (Section 4.1) A “Business Day” is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the trustee for the corresponding junior subordinated debt securities is closed for business. (Section 1.1)

Distributions on each preferred security will be payable at a rate specified in the related prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the related prospectus supplement. Distributions to which holders of preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the related prospectus supplement. (Section 4.1) References to “distributions” include any such additional distributions unless otherwise stated.

If provided in the applicable prospectus supplement, we have the right under the subordinated indenture to defer the payment of interest at any time or from time to time on any series of corresponding junior subordinated debt securities for an Extension Period which will be specified in the related prospectus supplement. No Extension Period may extend beyond the stated maturity of the corresponding junior subordinated debt securities. See “Description of the Debt Securities — Option to Extend Interest Payment Date.” As a consequence of any such extension, distributions on the corresponding preferred securities would be deferred (but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for such preferred securities) by the Capital Trust which issued such preferred securities during any such Extension Period. (Section 4.1)

The funds of the Capital Trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding junior subordinated debt securities in which the Capital Trust will invest the proceeds from the issuance and sale of its trust securities. If we do not make interest payments on those corresponding junior subordinated debt securities, the Property Trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions (if and to the extent the Capital Trust has funds legally available for the payment of such distributions and cash sufficient to make such payments) is guaranteed by us on a limited basis as set forth herein under “Description of the Trust Preferred Securities Guarantee.”

Distributions on the preferred securities will be payable to the holders thereof as they appear on the register of the Capital Trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be fifteen (15) Business Days prior to the relevant distribution dates. Subject to any applicable laws and regulations and the provisions of the applicable restated trust agreement, each distribution payment will be made as described under “Global Preferred Securities.” In the event any preferred securities are not in book-entry form, the relevant record date for such preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the related prospectus supplement. (Section 4.1)

REDEMPTION OR EXCHANGE

Mandatory Redemption. Upon any repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities held by the Capital Trust, whether at stated maturity, upon earlier redemption or otherwise, the proceeds from such repayment or redemption shall simultaneously be applied by the Property Trustee, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, preferred securities and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding junior subordinated debt securities so repaid or redeemed. The redemption price per trust security will be equal to the stated liquidation amount thereof plus accumulated and unpaid distributions thereon to the date of redemption, plus the related amount of premium, if any, and any additional amounts paid by us upon the concurrent repayment or redemption of the corresponding junior subordinated debt securities (the “redemption price”). (Section 4.2) If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related preferred securities and the common securities. (Section 4.2)

We will have the right to redeem any series of corresponding junior subordinated debt securities (1) at any time, in whole but not in part, upon the occurrence of a Special Event and subject to the further conditions described under “Description of the Debt Securities — Redemption,” or (2) as may be otherwise specified in the applicable prospectus supplement.

Special Event Redemption or Distribution of Corresponding Junior Subordinated Debt Securities. If a Special Event relating to the preferred securities and common securities of the Capital Trust shall occur and be continuing, we have the right to redeem the corresponding junior subordinated debt securities, in whole but not in part, and thereby cause a mandatory redemption of such preferred securities and common securities, in whole but not in part, at the redemption price within 90 days following the occurrence of the Special Event. At any time, we have the right to dissolve the Capital Trust and after satisfaction of the liabilities of creditors of the Capital Trust as provided by applicable law, cause such corresponding junior subordinated debt securities to be distributed to the holders of such preferred securities and common securities in liquidation of the Capital Trust. If we do not elect to redeem the corresponding junior subordinated debt securities upon the occurrence of a Special Event, the applicable preferred securities will remain outstanding, and in the event a Tax Event has occurred and is continuing, Additional Sums may be payable on the corresponding junior subordinated debt securities. “Additional Sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by the Capital Trust on the outstanding preferred securities and common securities of the Capital Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Capital Trust has become subject as a result of a Tax Event. (Section 1.1)

Except with respect to certain other circumstances, on and after the date on which junior subordinated debentures are distributed to holders of Trust Preferred Securities in connection with the dissolution and liquidation of the Capital Trust as a result of an early termination event:

(1) the trust securities will no longer be deemed to be outstanding;

(2) certificates representing a like amount of junior subordinated debt will be issued to the holders of trust securities certificates, upon surrender of such certificates to the administrative trustees or their agent for exchange;

(3) we will use our reasonable efforts to have the junior subordinated debt listed or traded on such stock exchange, interdealer quotation system and/or other self-regulatory organization as the trust preferred securities are then listed or traded;

(4) any trust securities certificates not so surrendered for exchange will be deemed to represent a like amount of junior subordinated debt, accruing interest at the rate provided for in the junior subordinated debt from the last distribution date on which a distribution was made on such trust securities certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to holders of trust securities certificates with respect to such junior subordinated debt); and

(5) all rights of security holders holding trust securities will cease, except the right of such securityholders to receive junior subordinated debt upon surrender of trust securities certificates. (Section 9.4(d))

An early termination event, within the meaning of this section, means (1) the occurrence of our dissolution or bankruptcy event, (2) the direction of the property trustee to dissolve the trust and exchange the trust securities for junior subordinated debt, (3) the redemption of the trust securities in connection with the redemption of all junior subordinated debt or (4) a court order to dissolve the Capital Trust.

There can be no assurance as to the market prices for the preferred securities or the corresponding junior subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of the Capital Trust were to occur. Accordingly, the preferred securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of the Capital Trust, may trade at a discount to the price that you paid to purchase the preferred securities.

REDEMPTION PROCEDURES

Preferred securities redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. Redemptions of the preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the Capital Trust has funds on hand available for the payment of such redemption price. See also “— Subordination of Common Securities.”

If the Capital Trust gives a notice of redemption (which notice will be irrevocable) in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of such preferred securities. If such preferred securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to the holders of such preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price, but without interest, and such preferred securities will cease to be outstanding. In the event that any date on which any redemption price is payable is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the Capital Trust or by us pursuant to the preferred securities guarantee as described under “Description of the Trust Preferred Securities Guarantee,” distributions on such preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the Capital Trust for such preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

Payment of the redemption price on the preferred securities shall be made to the applicable recordholders as they appear on the register for such preferred securities on the relevant record date, which shall be fifteen (15) Business Days prior to the relevant redemption date; provided, however, that in the event that any preferred securities are not in book-entry form, the relevant record date for such preferred securities shall be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

If less than all of the preferred securities and common securities issued by the Capital Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of such classes. The particular preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the Property Trustee from the outstanding preferred securities not previously called for redemption, or by such other method as the Property Trustee shall deem fair and appropriate. The Property Trustee shall promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of each restated trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless each we default in payment of the redemption price on the corresponding junior subordinated debt securities, on and after the redemption date interest will cease to accrue on such subordinated debt securities or portions thereof (and distributions will cease to accrue on the related preferred securities or portions thereof) called for redemption. (Section 4.2)

SUBORDINATION OF COMMON SECURITIES

Payment of distributions on, and the redemption price of, the Capital Trust’s preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred securities and common securities; provided, however, that if on any distribution date or redemption date an event of default under the corresponding junior subordinated debt securities shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the Capital Trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Capital Trust’s outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the Capital Trust’s outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the Capital Trust’s preferred securities then due and payable.

In the case of any Event of Default under the restated trust agreement resulting from an event of default under the corresponding junior subordinated debt securities, the holder of the Capital Trust’s common securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable restated trust agreement until the effect of all such Events of Default with respect to such preferred securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable restated trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such preferred securities and not on behalf of the holder of the Capital Trust’s common securities, and only the holders of such preferred securities will have the right to direct the Property Trustee to act on their behalf. (Section 4.3)

LIQUIDATION DISTRIBUTION UPON DISSOLUTION OF THE CAPITAL TRUST

Pursuant to the restated trust agreement, the Capital Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

(1) certain events of our bankruptcy, dissolution or liquidation;

(2) the distribution to the holders of its trust securities of corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities, if we, as Depositor, have given written direction to the Property Trustee to dissolve the Capital Trust (which direction is optional and wholly within our discretion, as Depositor);

(3) the redemption of all of the Capital Trust’s trust securities in connection with the redemption of all the junior subordinated debt; or

(4) the entry of an order for the dissolution of the Capital Trust by a court of competent jurisdiction. (Section 9.2)

If an early dissolution occurs as described in clause (1), (2) or (4) above or upon the date designated for automatic dissolution of the Capital Trust, the Capital Trust shall be liquidated by the Capital Trustees as expeditiously as the Capital Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Capital Trust as provided by applicable law, to the holders of such trust securities corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if such distribution is determined by the Property Trustee not to be practical, such holders will be entitled to receive out of the assets of the Capital Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Capital Trust as provided by applicable law, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If such Liquidation Distribution can be paid only in part because the Capital Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Capital Trust on its preferred securities shall be paid on a pro rata basis. Holders of the Capital Trust’s common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.4)

EVENTS OF DEFAULT; NOTICE

Any one of the following events constitutes an “Event of Default” under each restated trust agreement with respect to the applicable preferred securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the occurrence of an event of default in respect of the corresponding junior subordinated debt securities (see “Description of the Debt Securities — Events of Default”);

(2) default by the Property Trustee in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

(3) default by the Property Trustee in the payment of any redemption price of any trust security when it becomes due and payable;

(4) default in the performance, or breach, in any material respect, of any covenant or warranty of the Capital Trustees in such restated trust agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (2) or (3) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Capital Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding preferred securities of the Capital Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under such restated trust agreement; or

(5) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the holder of the common securities of the Capital Trust to appoint a successor Property Trustee within 60 days thereof. (Section 1.1)

Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Trust’s preferred securities, the Administrative Trustees and to us, as Depositor, unless such Event of Default shall have been cured or waived. We, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each restated trust agreement. (Sections 8.15 and 8.16)

If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of the Capital Trust as described above. See “— Liquidation Distribution Upon Dissolution of Capital Trust.” The existence of an Event of Default under the restated trust agreement does not entitle the holders of preferred securities to accelerate the maturity thereof.

REMOVAL OF CAPITAL TRUSTEES

Unless an event of default under the corresponding junior subordinated debt securities shall have occurred and be continuing, any Capital Trustee may be removed at any time by the holder of the common securities. If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the common securities. No resignation or removal of a Capital Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable restated trust agreement. (Section 8.10)

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of the Capital Trust may at the time be located, the holder of the common securities and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the property of the Capital Trust, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable restated trust agreement. In case an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. (Section 8.9)

MERGER OR CONSOLIDATION OF CAPITAL TRUSTEES

Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Capital Trustee shall be a party shall be the successor of the Capital Trustee under each restated trust agreement, provided such corporation shall be otherwise qualified and eligible. (Section 8.12)

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE CAPITAL TRUST

The Capital Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in “Liquidation Distribution Upon Dissolution of the Capital Trust.” The Capital Trust may, at our request, with the consent of only the Administrative Trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided, that

(1) such successor entity either (a) expressly assumes all of the obligations of the Capital Trust with respect to the preferred securities or (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as such successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

(2) we expressly appoint a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the corresponding junior subordinated debt securities;

(3) the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

(4) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

(5) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect;

(6) such successor entity has a purpose substantially identical to that of the Capital Trust;

(7) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an, opinion from independent counsel to the Capital Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Capital Trust nor any successor entity will be required to register as an “investment company” under the Investment Company Act; and

(8) we or any permitted successor or assignee own all of the common securities of such successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

Notwithstanding the foregoing, the Capital Trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Capital Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes. (Section 9.5)

VOTING AND PREEMPTIVE RIGHTS

Except as provided below and under “Description of the Trust Preferred Securities Guarantee — Amendments and Assignment” and as otherwise required by law and the applicable restated trust agreement, the holders of the preferred securities will have no voting rights. Holders of the preferred securities have no preemptive or similar rights. (Section 6.1)

AMENDMENT OF RESTATED TRUST AGREEMENTS

Each restated trust agreement may be amended from time to time by us and the Capital Trustees, without the consent of the holders of the trust securities:

(1) to cure any ambiguity, correct or supplement any provisions in such restated trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such restated trust agreement, which shall not be inconsistent with the other provisions of such restated trust agreement, or

(2) to modify, eliminate or add to any provisions of such restated trust agreement to such extent as shall be necessary to ensure that the Capital Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Capital Trust will not be required to register as an “investment company” under the Investment Company Act;

provided, however, that in the case of clause (1), such action shall not adversely affect in any material respect the interests of any holder of trust securities. Any such amendments of a restated trust agreement shall become effective when notice thereof is given to the holders of trust securities of the Capital Trust.

Each restated trust agreement may be amended by us and the Capital Trustees with the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities, and receipt by the Capital Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Capital Trustees in accordance with such amendment will not affect the Capital Trust’s status as a grantor trust for U.S. federal income tax purposes or the Capital Trust’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each holder of trust securities, such restated trust agreement may not be amended to:

(1) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

(2) restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date. (Section 10.2)

So long as any corresponding junior subordinated debt securities are held by the Property Trustee, the Capital Trustees shall not:

(1) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Property Trustee with respect to such corresponding junior subordinated debt securities;

(2) waive any past default that is waivable under Section 5.13 of the subordinated indenture (as described in “Description of the Debt Securities — Modification and Waiver”);

(3) exercise any right to rescind or annul a declaration that the principal of all the subordinated debt securities shall be due and payable; or

(4) consent to any amendment, modification or termination of the subordinated indenture or such corresponding junior subordinated debt securities, where such consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

However, where a consent under the subordinated indenture would require the consent of each holder of corresponding junior subordinated debt securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding preferred securities. The Capital Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The Property Trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the Capital Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Capital Trust will not be classified as a corporation for United States Federal income tax purposes on account of such action. (Section 6.1)

Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in each restated trust agreement. (Sections 6.2, 6.3 and 6.6)

No vote or consent of the holders of preferred securities will be required for the Capital Trust to redeem and cancel its preferred securities in accordance with the applicable restated trust agreement.

Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the Capital Trustees or any affiliate of ours or any Capital Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

The preferred securities of the Capital Trust may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement.

The specific terms of the depositary arrangement with respect to the preferred securities of the Capital Trust will be described in the related prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global preferred security, and the deposit of such global preferred security with or on behalf of the depositary, the depositary for such global preferred security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual preferred securities represented by such global preferred securities to the accounts of participants. Such accounts shall be designated by the underwriters or agents with respect to such preferred securities or by us if such preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global preferred security.

So long as the depositary for a global preferred security, or its nominee, is the registered owner of such global preferred security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by such global preferred security for all purposes under the restated trust agreement governing such preferred securities. Except as provided below, owners of beneficial interests in a global preferred security will not be entitled to have any of the individual preferred securities represented by such global preferred security registered in their names, will not receive or be entitled to receive physical delivery of any such preferred securities in definitive form and will not be considered the owners or holders thereof under the restated trust agreement.

Payments of any liquidation amount, premium or distributions in respect of individual preferred securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global preferred security representing such preferred securities. None of

RenaissanceRe, the Property Trustee, any paying agent, or the securities registrar for such preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global preferred security representing such preferred securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment in respect of a global preferred security representing the Capital Trust’s preferred securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global preferred security for such preferred securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global preferred security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such participants.

Unless otherwise specified in the applicable prospectus supplement, the restated trust agreement of the Capital Trust will provide that (1) if we advise the Capital Trustees in writing that the depositary is no longer willing or able to act as depositary and we fail to appoint a qualified successor within 90 days, (2) we at our option advise the Capital Trustees in writing that we elect to terminate the book-entry system through the depositary or (3) after the occurrence of an event of default under the corresponding junior subordinated debt securities, owners of preferred securities representing at least a majority of liquidation amount of such preferred securities advise the Property Trustee in writing that the continuation of a book-entry system through the depositary is no longer in their best interests, then the global preferred securities will be exchanged for preferred securities in definitive form in accordance with the instructions of the depositary. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global preferred securities. Individual preferred securities so issued will be issued in authorized denominations.

PAYMENT AND PAYING AGENCY

Payments in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if the Capital Trust’s preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register of the Capital Trust. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the Property Trustee and any copaying agent chosen by the Property Trustee and acceptable to us and the Administrative Trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to us and the Property Trustee. In the event the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and us) to act as paying agent. (Section 5.9)

REGISTRAR AND TRANSFER AGENT

Unless otherwise specified in the applicable prospectus supplement, the Property Trustee will act as registrar and transfer agent for the preferred securities.

Registration of transfers of preferred securities will be effected without charge by or on behalf of the Capital Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Capital Trust will not be required to register or cause to be registered the transfer of their preferred securities after such preferred securities have been called for redemption. (Section 5.4)

INFORMATION CONCERNING THE PROPERTY TRUSTEE

The Property Trustee undertakes to perform only those duties specifically set forth in each restated trust agreement, provided that it must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable restated trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If in performing its duties under the restated trust agreement, the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable restated trust agreement or is unsure of the application of any provision of the applicable restated trust agreement, and the matter is not one on which holders of preferred securities are entitled under such restated trust agreement to vote, then the Property Trustee shall take such action as is directed by us. If it is not so directed, the Property Trustee shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

ADMINISTRATIVE TRUSTEES

The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Capital Trust in such a way that the Capital Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the corresponding junior subordinated debt securities will be treated as our indebtedness for United States Federal income tax purposes. In this connection, we and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Capital Trust or each restated trust agreement, that we and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

Concurrently with any issuance by the Capital Trust of its preferred securities, we will execute and deliver a preferred securities guarantee for the benefit of the holders from time to time of such preferred securities. Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company) will act as indenture trustee (“Guarantee Trustee”) under the preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and the preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following summary sets forth the material terms and provisions of the preferred securities guarantee. Because the following summary of certain provisions of the preferred securities guarantees is not complete, you should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of the preferred securities guarantee, including the definitions of some of the terms used below. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a preferred securities guarantee, such sections or defined terms are incorporated herein by reference. Reference in this summary to preferred securities means the Capital Trust’s preferred securities to which a preferred securities guarantee relates. The Guarantee Trustee will hold the preferred securities guarantee for the benefit of the holders of the Capital Trust’s preferred securities.

GENERAL

We will irrevocably agree to pay in full on a subordinated basis, to the extent described herein, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by or on behalf of the Capital Trust) to the holders of the preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the Capital Trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the Capital Trust (the “Guarantee Payments”), will be subject to the preferred securities guarantee:

(1) any accrued and unpaid distributions required to be paid on such preferred securities, to the extent that the Capital Trust has funds on hand available for payment at such time;

(2) the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the Capital Trust has funds on hand available for payment at such time; and

(3) upon a voluntary or involuntary dissolution, winding up or liquidation of the Capital Trust (unless the corresponding junior subordinated debt securities are distributed to holders of such preferred securities), the lesser of (a) the Liquidation Distribution, to the extent the Capital Trust has funds available for payment at such time and (b) the amount of assets of the Capital Trust remaining available for distribution to holders of preferred securities.

Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the Capital Trust to pay such amounts to such holders. (Section 5.1)

Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the Capital Trust’s payment obligations under the preferred securities, but will apply only to the extent that the Capital Trust has funds sufficient to make such payments. (Section 5.1, 6.2) Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. (Section 5.5). As of March 31, 2004, there was an aggregate of $350 million of our Senior Indebtedness outstanding to which the preferred securities guarantees would be subordinated.

If we do not make interest payments on the corresponding junior subordinated debt securities held by the Capital Trust, the Capital Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to all other Indebtedness of ours (including all debt securities), except those ranking equally or subordinate by their terms. See “— Status of the Preferred Securities Guarantees.”

Because we are a holding company, our rights and the rights of our creditors (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) and shareholders, to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The right of creditors of ours (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) to participate in the distribution of stock owned by us in certain of our subsidiaries may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries. Except as otherwise provided in the applicable prospectus supplement, the preferred securities guarantees do not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

Our obligations described herein and in any accompanying prospectus supplement, through the applicable preferred securities guarantee, the applicable restated trust agreement, the subordinated indenture and any supplemental indentures thereto and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Capital Trust’s obligations under the preferred securities. See “The Capital Trust,” “Description of the Trust Preferred Securities,” and “Description of the Debt Securities.”

STATUS OF THE PREFERRED SECURITIES GUARANTEES

Each preferred securities guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all other Indebtedness of ours, except those ranking equally or subordinate by their terms. (Section 6.2)

Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust, partnership or other entity affiliated with us which is a financing vehicle of ours. (Section 6.3). Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity (Section 5.4). Each preferred securities guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Capital Trust or upon distribution to the holders of the preferred securities of the corresponding junior subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional Indebtedness that may be incurred by us. We expect from time to time to incur additional Indebtedness that will rank senior to the preferred securities guarantees.

PAYMENT OF ADDITIONAL AMOUNTS

If the preferred securities of a series provide for the payment of additional amounts on account of taxes, fees, assessments or governmental charges as will be described in the related prospectus supplement, we will pay to the holder of the preferred securities of such series the additional amounts as described herein.

We will make all Guarantee Payments pursuant to the preferred securities guarantee without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the related preferred securities such additional amounts as may be necessary so that every Guarantee Payment pursuant to the preferred securities guarantee made to such holder, after such withholding or deduction, will not be less than the amount provided for in such preferred securities guarantee to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of preferred securities, or receipt of payment under such preferred securities guarantee, (b) presented such preferred security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such preferred security could not have been presented for payment elsewhere, or (c) presented such preferred security for payment more than 30 days after the date on which the payment in respect of such preferred security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such preferred security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such preferred security to comply with any reasonable request by us or the Capital Trust addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4) any withholding or deduction required to be made pursuant to EU Directive no. 2003/48 dated June 3, 2003 (JOUE L 157 published on June 26, 2003) or to any other EU Directive or EU Regulation on the taxation of savings deriving from the conclusions of the European Council Meeting held in Feira on June 19-20, 2000 or of the ECOFIN Council Meetings of November 26-27, 2000, December 13, 2001 and January 21, 2003 or pursuant to any law or regulation implementing or complying with, or introduced in order to conform to, such EU Directives or Regulations;

(5) any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of such debt securities; or

(6) any combination of items (1), (2), (3), (4) and (5).

In addition, we will not pay any additional amounts with respect to the preferred securities guarantee to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such preferred security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the preferred securities.

AMENDMENTS AND ASSIGNMENT

Except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities (in which case no vote will be required), no preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding preferred securities. (Section 8.2). All guarantees and agreements contained in each preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related preferred securities then outstanding. (Section 8.1)

EVENTS OF DEFAULT

An event of default under the preferred securities guarantee will occur upon the failure of ours to perform any of our payment obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such preferred securities guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such preferred securities guarantee. (Section 5.4)

If the Guarantee Trustee fails to enforce a preferred securities guarantee, any holder of the preferred securities may institute a legal proceeding directly against us to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the Capital Trust, the Guarantee Trustee or any other person or entity. (Section 5.4)

We, as guarantor, are required to file annually with the Guarantee Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the preferred securities guarantee. (Section 2.4)

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

The Guarantee Trustee, other than during the occurrence and continuance of a default by us in performance of any preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in each preferred securities guarantee and, after default with respect to any preferred securities guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1). Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that might be incurred thereby. (Section 3.2)

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

Each preferred securities guarantee will terminate and be of no further force and effect upon (1) full payment of the redemption price of the related preferred securities, (2) the distribution of the corresponding junior subordinated debt securities to the holders of the related preferred securities or (3) upon full payment of the amounts payable upon liquidation of the Capital Trust. Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid with respect to such preferred securities or such preferred securities guarantee. (Section 7.1)

NEW YORK LAW TO GOVERN

Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in that state. (Section 8.5)

THE EXPENSE AGREEMENT

Pursuant to the expense agreement entered into by us under the restated trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the Capital Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Capital Trust, other than obligations of the Capital Trust to pay to the holders of the preferred securities or other similar interests in the Capital Trust of the amounts due such holders pursuant to the terms of the preferred securities or such other similar interests, as the case may be.

DESCRIPTION OF THE SHARE PURCHASE CONTRACTS AND THE SHARE PURCHASE UNITS

We may issue share purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares or preference shares at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts and to be described in the applicable prospectus supplement. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder’s obligations to purchase the shares under the share purchase contracts, either:

(1) senior debt securities or our subordinated debt securities;

(2) debt obligations of third parties, including U.S. Treasury securities; or

(3) preferred securities of the Capital Trust.

The applicable prospectus supplement will specify the securities that will secure the holder’s obligations to purchase shares under the applicable share purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the share purchase contracts securing the holders’ obligations to purchase our common shares or preference shares will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of share purchase contracts to purchase our common shares or preference shares under the related share purchase contracts. The rights of holders of share purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of share purchase contracts will be permitted to withdraw the pledged securities related to such share purchase contracts from the pledge arrangement except upon the termination or early settlement of the related share purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a share purchase contract will retain full beneficial ownership of the related pledged securities.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.

Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the share purchase contract.

CERTAIN TAX CONSIDERATIONS

The following statements under “Taxation of RenaissanceRe Holdings Ltd., Renaissance Reinsurance, Top Layer, DaVinci and Glencoe Insurance — Bermuda” and “Taxation of Shareholders — Bermuda Taxation”, to the extent they constitute statements of Bermuda law, are the opinion of Conyers Dill & Pearman, Hamilton, Bermuda. The following statements of U.S. federal tax law under “Taxation of RenaissanceRe Holdings Ltd., Renaissance Reinsurance, Top Layer, DaVinci and Glencoe Insurance — United States” and “Taxation of Shareholders — United States Taxation of U.S. Shareholders”, to the extent they constitute statements of U.S. federal tax law, are the opinion of Willkie Farr & Gallagher LLP, New York, New York. The opinions of these firms do not address, and do not include, opinions as to whether RenaissanceRe or any of its subsidiaries has a permanent establishment in the United States, any factual or accounting matters, determinations or conclusions such as to whether RenaissanceRe or any of its subsidiaries are engaged in a U.S. trade or business, Related Person Insurance Income (“RPII”) amounts and computations and components thereof (for example, amounts or computations of income or expense items or reserves entering into RPII computations) or facts relating to RenaissanceRe’s business or activities, and the business or activities of Renaissance Reinsurance and the other subsidiaries of RenaissanceRe, all of which are matters and information determined and provided by RenaissanceRe. The following discussion is based upon current law and describes the material U.S. federal and Bermuda tax consequences at the date of this prospectus. The tax treatment of a holder of preference shares or common shares, or a person treated as a holder of preference shares or common shares for U.S. federal income, state, local or non-U.S. tax purposes may vary depending on the holder’s particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of preference shares or common shares. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF OWNING PREFERENCE SHARES OR COMMON SHARES.

TAXATION OF RENAISSANCERE HOLDINGS LTD., RENAISSANCE REINSURANCE, TOP LAYER, DAVINCI AND GLENCOE INSURANCE

BERMUDA

Under current Bermuda law, there is no income tax or capital gains tax payable by RenaissanceRe, Renaissance Reinsurance Ltd., Top Layer Reinsurance Ltd., DaVinci Reinsurance Ltd. and Glencoe Insurance Ltd. RenaissanceRe, Renaissance Reinsurance, Top Layer, DaVinci and Glencoe Insurance have each received from the Minister of Finance under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, a written assurance that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to RenaissanceRe, Renaissance Reinsurance, Top Layer, DaVinci or Glencoe Insurance or to any of their operations or their shares, debentures or other obligations until March 28, 2016. RenaissanceRe, Renaissance Reinsurance, Top Layer, DaVinci and Glencoe Insurance could be subject to taxes in Bermuda after that date. These assurances are subject to the proviso that they are not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 of Bermuda or otherwise payable in relation to the land leased to RenaissanceRe, Renaissance Reinsurance, Top Layer, DaVinci or Glencoe Insurance. RenaissanceRe, Renaissance Reinsurance, Top Layer, DaVinci and Glencoe Insurance are required to pay certain annual Bermuda government fees. Additionally, Renaissance Reinsurance, Top Layer, DaVinci and Glencoe Insurance are required to pay certain annual insurance registration fees as insurers under the Insurance Act. Further, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable directly or indirectly to the Bermuda government. Currently there is no Bermuda tax on dividends that may be paid by Renaissance Reinsurance, Top Layer, DaVinci or Glencoe Insurance to RenaissanceRe.

These assurances are routinely given to Bermuda exempted companies upon application to the Minister of Finance of Bermuda and do not constitute a determination or ruling based on the circumstances of a particular exempted company.

UNITED STATES

RenaissanceRe believes that, to date, it, its Bermuda insurance subsidiaries (including Renaissance Reinsurance, Top Layer, DaVinci, and Glencoe Insurance) and its Bermuda non-insurance subsidiaries (including Renaissance Underwriting Managers Ltd. and Renaissance Investment Management Co.) have operated and, in the future, will continue to operate their respective businesses in a manner that will not cause any of them to be treated as being engaged in a U.S. trade or business. On this basis, RenaissanceRe does not expect, nor does it expect its Bermuda insurance subsidiaries or Bermuda non-insurance subsidiaries to be required to pay U.S. corporate income tax. However, as the question of whether a corporation is engaged in a U.S. trade or business is inherently factual and there are no definitive standards provided by the U.S. Internal Revenue Code, existing or proposed regulations thereunder or judicial precedent, counsel has not rendered a legal opinion on this issue. There can be no assurance that the IRS could not successfully contend that some or all of RenaissanceRe, its Bermuda insurance subsidiaries or Bermuda non-insurance subsidiaries are engaged in such a trade or business.

If the IRS successfully establishes that some or all of RenaissanceRe, its Bermuda insurance subsidiaries or Bermuda non-insurance subsidiaries are engaged in a U.S. trade or business, in the opinion of counsel, the entities treated as engaged in business unless exempted from tax by the income tax treaty between the United States and Bermuda, discussed below, would be subject to U.S. corporate income tax on that portion of its respective net income treated as effectively connected with a U.S. trade or business, as well as the U.S. corporate branch profits tax. The U.S. corporate income tax is currently imposed at the rate of 35% on net corporate profits and the U.S. corporate branch profits tax is imposed at the rate of 30% on a corporation’s after-tax profits deemed distributed as a dividend.

Even though RenaissanceRe will take the position that RenaissanceRe, its Bermuda insurance subsidiaries and its Bermuda non-insurance subsidiaries are not engaged in U.S. trades or businesses, RenaissanceRe, its Bermuda insurance subsidiaries and its Bermuda non-insurance subsidiaries have filed and intend to continue to file U.S. federal income tax returns to avoid having all deductions disallowed in the event that any of them were held to be engaged in a U.S. trade or business. In addition, in the opinion of counsel, filing U.S. tax returns will allow the Bermuda insurance subsidiaries to claim benefits under the income tax treaty without penalty.

Even if the IRS were to contend successfully that one or more of the Bermuda insurance subsidiaries was engaged in a U.S. trade or business, in the opinion of counsel, the United States-Bermuda income tax treaty would preclude the United States from taxing the Bermuda insurance subsidiaries on their net premium income, except to the extent that such income were attributable to a permanent establishment maintained by a Bermuda insurance subsidiary in the United States, assuming satisfaction of the 50% beneficial ownership and disproportionate distribution tests described below. Although RenaissanceRe believes that none of the Bermuda insurance subsidiaries has a permanent establishment in the United States, RenaissanceRe cannot assure you that the IRS will not successfully contend that one or more of them has such a permanent establishment and therefore is subject to taxation. Further, as the question of whether a Bermuda insurance subsidiary has a permanent establishment is inherently factual, counsel has not rendered a legal opinion on this issue. In addition, in the opinion of counsel, benefits of the income tax treaty are only available to a Bermuda insurance subsidiary if more than 50% of its shares are beneficially owned, directly or indirectly, by individuals who are Bermuda residents or U.S. citizens or residents. Although RenaissanceRe believes that each of the Bermuda insurance subsidiaries meets, and RenaissanceRe will attempt to monitor compliance with this beneficial ownership test, there can be no assurance that the beneficial ownership test will continue to be satisfied or that RenaissanceRe will be able to establish its satisfaction to the IRS particularly with respect to those Bermuda insurance subsidiaries owned in part by third parties. Furthermore, in the opinion of counsel, income tax treaty benefits will also not be available to a Bermuda insurance subsidiary if the income of such subsidiary is used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities to, persons who are neither residents of the United States or Bermuda nor U.S. citizens. A Bermuda insurance subsidiary could fail this requirement if premiums paid for ceded reinsurance by such subsidiary to persons who are neither residents of the United States or Bermuda nor U.S. citizens exceed 50% of gross premiums received by such subsidiary. RenaissanceRe believes that each Bermuda insurance subsidiary should meet this requirement, but there can be no assurance that this will be so in the future. Finally, it should be noted that although the income tax treaty (assuming the limitations previously discussed do not apply) clearly applies to premium income, it is uncertain whether the income tax treaty applies to other income such as investment income, and due to the legal uncertainty concerning this aspect of the treaty, counsel has not rendered a legal opinion on whether the treaty applies to such other income.

If any of the Bermuda insurance subsidiaries were considered to be engaged in a U.S. trade or business and were held not to be entitled to the benefits of the permanent establishment clause of the income tax treaty or if RenaissanceRe or any of the Bermuda non-insurance subsidiaries were considered to be engaged in a U.S. trade or business, and, thus, subject to U.S. income taxation, RenaissanceRe’s results of operations and cash flows could be materially adversely affected.

U.S. Internal Revenue Code Section 842 requires that foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by the entity carrying on the insurance business. If any of the Bermuda insurance subsidiaries is considered to be engaged in the conduct of an insurance business in the United States and such company (i) is not entitled to the benefits of the income tax treaty in general (because it fails to satisfy one of the limitations on treaty benefits discussed above) or (ii) is entitled to the benefits of the income tax treaty in general, but the income tax treaty is interpreted not to apply to investment income, then Section 842 could subject a significant portion of the investment income of such company to U.S. income tax.

The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. Insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located outside the United States should not be subject to this excise tax. The rate of tax currently applicable to reinsurance premiums paid to foreign reinsurers such as Renaissance Reinsurance, with respect to risks located in the United States, is 1% of gross premiums. Congress has in the past, however, considered legislation that would increase the excise tax rate on reinsurance premiums paid to foreign reinsurers to 4%. Although no such legislation has to date been enacted, proposals have been considered from time to time, and it is uncertain whether, or in what form, such legislation may ultimately be enacted. The rate of tax currently applicable to insurance premiums paid to foreign insurers such as Glencoe Insurance with respect to risks located in the United States is 4% of gross premiums.

Certain direct and indirect subsidiaries of RenaissanceRe are organized under the laws of the United States and are fully subject to federal, state and local tax. To date, we have not realized significant amounts of taxable income in connection with our U.S. operations. In the future, however, our U.S. group may incur significant U.S. tax liability.

TAXATION OF SHAREHOLDERS

BERMUDA TAXATION

In the opinion of counsel, currently, there is no Bermuda withholding tax on dividends paid by RenaissanceRe.

UNITED STATES TAXATION OF U.S. SHAREHOLDERS

Classification of Renaissance Reinsurance, Top Layer, DaVinci and Glencoe Insurance as non-CFCs. Although Renaissance Reinsurance and Glencoe Insurance were classified as “controlled foreign corporations” (“CFCs”) in prior years, RenaissanceRe believes that they no longer meet the requirements for such classification and that RenaissanceRe, Top Layer and DaVinci were not CFCs in prior years. Further, RenaissanceRe’s Amended and Restated Bye-Laws contain certain “Excess Share” provisions, which are designed to prevent any person (other than certain of its founding institutional shareholders) from becoming a 10% U.S. shareholder (which status could require current income inclusions by U.S. persons, if RenaissanceRe or any of its Bermuda subsidiaries were characterized as CFCs) and, accordingly, reduce the likelihood that any of RenaissanceRe or its Bermuda subsidiaries may be deemed to be a CFC in the future. However, there can be no assurance that such provisions will operate as intended.

Each prospective investor should consult its own tax advisor to determine whether its ownership interest in RenaissanceRe would cause it to become a 10% U.S. shareholder of RenaissanceRe, Renaissance Reinsurance, Top Layer, DaVinci or Glencoe Insurance or of any subsidiary that may be created (directly or indirectly) by RenaissanceRe and to determine the impact of such a classification on such investor.

Related Person Insurance Income (“RPII”) Rules. Certain special subpart F provisions of the U.S. Internal Revenue Code will apply to persons who, through their ownership of RenaissanceRe’s preference shares or common shares, are indirect shareholders of any of the Bermuda insurance subsidiaries if both (A) 25% or more of the value or voting power of the shares of any such subsidiary is owned or deemed owned (directly or indirectly through foreign entities or constructively) by U.S. persons, as is expected to be the case after this offering; and (B) (i) 20% or more of either the voting power or the value of the shares of any such subsidiary is owned directly or indirectly by persons who are insured or reinsured by any such subsidiary or persons related to them; and (ii) such subsidiary has RPII, determined on a gross basis, equal to 20% or more of its gross insurance income. RPII is income (investment income and premium income) from the direct or indirect insurance or reinsurance of (A) the risk of any U.S. person who owns shares of any of the Bermuda insurance subsidiaries (directly or indirectly through foreign entities) or (B) the risk of a person related to such a U.S. person.

A Bermuda insurance subsidiary may be considered to indirectly reinsure the risk of a holder of shares that is a U.S. person, and thus generate RPII, if an unrelated company that insured such risk in the first instance reinsures the risk with such subsidiary.

RenaissanceRe does not expect any of the Bermuda insurance subsidiaries to knowingly enter into reinsurance or insurance arrangements where the ultimate risk insured is that of a holder of shares that is a U.S. person or person related to such a U.S. person. It is possible that Treasury Regulations of the U.S. Internal Revenue Code might be adopted clarifying that the indirect reinsurance described in the preceding paragraph constitutes RPII only if the unrelated insurer is fronting for a reinsurer in which the insured (or a person related to the insured) owns shares. Absent adoption of such Treasury Regulations or other authority, there can be no assurance that the IRS will not require a holder of shares that is a U.S. person or person related to such a U.S. person to demonstrate that a Bermuda insurance subsidiary has not indirectly (albeit unknowingly) reinsured risks of such a shareholder. If the IRS requires a shareholder that is a U.S. person or person related to such a U.S. person to demonstrate that the risks reinsured by a Bermuda insurance subsidiary were not risks of related parties, while RenaissanceRe will cooperate in providing information regarding its shareholders and the insurance and reinsurance arrangements of the Bermuda insurance subsidiaries, RenaissanceRe may not be in a position to identify the names of many of its shareholders or the names of the persons whose risks it indirectly reinsures. Therefore, each prospective investor should consult with his own tax advisor to evaluate the risk that the IRS would take this position and the tax consequences that might arise.

Notwithstanding the foregoing discussion, it is anticipated (although not assured) that less than 20% of the gross insurance income of the Bermuda insurance subsidiaries for any taxable year will constitute RPII. However, there can be no assurance that the IRS will not assert that 20% or more of the income of one or more of the Bermuda insurance subsidiaries constitutes RPII or that a taxpayer will be able to meet its burden of proving otherwise. If 20% or more of the gross insurance income of one or more of the Bermuda insurance subsidiaries for any taxable year constitutes RPII and 20% or more of the voting power or value of the stock of such subsidiaries is held, directly or indirectly, by insureds or reinsureds or by persons related thereto, each direct and indirect U.S. holder of RenaissanceRe’s preference shares or common shares on the last day of the taxable year will be taxable currently on its allocable share of the RPII of such subsidiaries. In that case, RPII will be taxable to each direct or indirect U.S. holder of RenaissanceRe’s preference shares or common shares regardless of whether such holder is a U.S. ten percent shareholder and regardless of whether such holder is an insured or related to an insured. For this purpose, all of the RPII of such subsidiaries would be allocated solely to U.S. holders, but not in excess of a holder’s ratable share, based on the extent of its interest in RenaissanceRe, of the total income of such subsidiaries.

RPII that is taxed to a U.S. holder will increase such holder’s tax basis in the shares to which it is allocable. Dividends distributed by the Bermuda insurance subsidiaries to RenaissanceRe and by RenaissanceRe to U.S. persons will, under such regulations, be deemed to come first out of taxed RPII and to that extent will not constitute income to the holder. This will be the result whether the dividend is distributed in the same year in which the RPII is taxed or a later year. The untaxed dividend will decrease the holder’s tax basis in such holder’s preference shares or common shares as well.

Computation of RPII. For any year that RenaissanceRe determines that the gross RPII of one or more of the Bermuda insurance subsidiaries is 20% or more of its gross insurance income for the year and 20% or more of the voting power or value of the shares of such subsidiary is held directly or indirectly by insureds or reinsureds or persons related thereto, RenaissanceRe may also seek information from its shareholders as to whether beneficial owners of its shares at the end of the year are U.S. persons, so that RPII may be apportioned among such persons. To the extent RenaissanceRe is unable to determine whether a beneficial owner of shares is a U.S. person, RenaissanceRe may assume that such owner is not a U.S. person for purposes of apportioning RPII, thereby increasing the per share RPII amount for all known direct or indirect U.S. holders of its preference shares or common shares.

Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the U.S. Internal Revenue Code.

Disposition of Preference Shares and Common Shares by U.S. Persons Generally. U.S. persons will, upon the sale or exchange of preference shares or common shares for cash or other consideration in a taxable transaction, recognize gain or loss for federal income tax purposes equal to the excess of the amount realized upon such sale or exchange over such person’s U.S. federal income tax basis for the shares disposed. Different rules would apply if RenaissanceRe were classified as a CFC.

Section 953(c)(7) of the U.S. Internal Revenue Code provides that Section 1248 also will apply to the sale or exchange by a U.S. shareholder of shares in a foreign corporation characterized as a CFC under the RPII rules if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the U.S. shareholder is a 10% U.S. shareholder or whether the corporation qualifies for either the RPII 20% ownership exception or the RPII 20% gross income exception. Although existing Treasury Department regulations do not address the question, proposed Treasury Regulations issued in April 1991 create some ambiguity as to whether Section 1248 and the associated requirement to file Form 5471 would apply when the foreign corporation (such as RenaissanceRe) has a foreign insurance subsidiary that is a CFC for RPII purposes and that would be taxed as an insurance company if it were a domestic corporation. In the opinion of counsel, Section 1248 and the requirement to file Form 5471 will not apply to a less than 10% U.S. shareholder because RenaissanceRe is not directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the regulations in this manner or that the Treasury Department will not amend the regulations to provide that Section 1248 and the requirement to file Form 5471 will apply to dispositions of RenaissanceRe’s preference shares or common shares.

If the IRS or U.S. Treasury Department were to make Section 1248 and the Form 5471 filing requirement applicable to the sale of RenaissanceRe’s preference shares or common shares, RenaissanceRe would notify shareholders that Section 1248 of the U.S. Internal Revenue Code and the requirement to file Form 5471 will apply to dispositions of RenaissanceRe’s preference shares or common shares. Thereafter, RenaissanceRe will send a notice after the end of each calendar year to all persons who were shareholders during the year notifying them that Section 1248 and the requirement to file Form 5471 apply to dispositions of RenaissanceRe’s preference shares or common shares by U.S. shareholders. RenaissanceRe will attach to this notice a copy of Form 5471 completed with all of its information and instructions for completing the shareholder information.

Redemption of Preference Shares or Common Shares. A redemption of preference shares or common shares will be treated under Section 302 of the U.S. Internal Revenue Code as a dividend if RenaissanceRe has sufficient earnings and profits, unless the redemption satisfies the test set forth in Section 302(b) enabling the redemption to be treated as a sale or exchange, subject to the discussion herein relating to the potential application of the “RPII” and “passive foreign investment company” rules. The redemption will satisfy this test only if it (1) is “substantially disproportionate,” (2) constitutes a “complete termination of the holder’s stock interest” in RenaissanceRe or (3) is “not essentially equivalent to a dividend,” each within the meaning of Section 302(b). In determining whether any of these tests are met, shares considered to be owned by the U.S. shareholder by reason of certain constructive ownership rules set forth in the U.S. Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the U.S. Internal Revenue Code is satisfied with respect to a particular holder of preference shares or common shares will depend on the facts and circumstances as of the time the determination is made, U.S. shareholders are advised to consult their own tax advisors to determine their tax treatment in light of their own particular investment circumstances.

Passive Foreign Investment Companies. Sections 1291 through 1297 of the U.S. Internal Revenue Code contain special rules applicable with respect to foreign corporations that are “passive foreign investment companies” (“PFICs”). A foreign corporation will be a PFIC if 75% or more of its income constitutes passive income or 50% or more of its assets produce passive income. If RenaissanceRe were to be characterized as a PFIC, U.S. holders of preference shares or common shares could be subject to a penalty tax at the time of their sale of (or receipt of an “excess distribution” with respect to) its shares. In general, a U.S. holder of preference shares or common shares receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the preference shares or common shares during the three preceding taxable years (or the taxpayer’s holding period if it is less than three years). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the taxpayer’s holding period but not paid, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the preference shares or common shares was received ratably throughout the holding period. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period.

The U.S. Internal Revenue Code contains an express exception for income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business.” This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. In RenaissanceRe’s view, RenaissanceRe and the Bermuda insurance subsidiaries, taken together, are predominantly engaged in an insurance business and do not have financial reserves in excess of the reasonable needs of their respective insurance business. The U.S. Internal Revenue Code contains a look-through rule which states that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it “received directly its proportionate share of the income” and as if it “held its proportionate share of the assets” of any other corporation in which it owns at least 25% of the stock. Under the look-through rule, RenaissanceRe would be deemed to own the assets and to have received the income of the Bermuda insurance subsidiaries as well as its other 25% owned direct and indirect subsidiaries directly for the purposes of determining whether RenaissanceRe is a PFIC, and consequently, we believe that RenaissanceRe should not be treated as a PFIC. It is possible, however, that the IRS might challenge our conclusion and a court might sustain such challenge, or that future unanticipated changes in our operations or changes in law or regulations might cause us to be classified as a PFIC.

Other. Dividends paid by RenaissanceRe to U.S. corporate shareholders will not be eligible for the dividends received deduction provided by Section 243 of the U.S. Internal Revenue Code.

“Qualified Dividend Income” received by individuals who are U.S. citizens or residents from domestic corporations or “qualified foreign corporations” in taxable years beginning on or before December 31, 2008 is subject to tax at long-term capital gain rates (generally 15%). A “qualified foreign corporation” is a foreign corporation which is either incorporated in a possession of the United States or is eligible for the benefits of a tax treaty that the U.S. Treasury Department considers a “comprehensive income tax treaty.” The U.S. Treasury Department has determined that the Bermuda Treaty is not a comprehensive income tax treaty.

A foreign corporation not otherwise treated as a qualified foreign corporation will be treated as such with respect to any dividend paid on stock which is readily tradable on an established securities market in the United States. However, the term “qualified foreign corporation” does not include a corporation treated as a foreign personal holding company (described below), a foreign investment company (as defined in Code section 1246(b)), or a passive foreign investment company (described below). Special rules apply to “extraordinary” dividends, dividends on stock held for less than 60 days, and to dividends received from certain corporations or which are taxed under other Code provisions. No regulations have been issued by the U.S. Treasury Department as of the date of this prospectus. The reduced rate of taxation for qualified dividend income does not apply to taxable years beginning after December 31, 2008.

In any event, the rate reduction will not apply to dividends received to the extent a holder elects to treat the dividends as “investment income” which may be offset by investment expense. Furthermore, the rate reduction will apply only to dividends that are paid to a holder with respect to stock meeting certain holding period requirements and where the holder is not obligated to make related payments with respect to positions in substantially similar or related property.

We believe that dividends paid on common shares will qualify as “qualified dividend income,” and dividends paid on preference shares will qualify as “qualified dividend income” if, as is intended, we successfully list the preference shares on the New York Stock Exchange. We can give no assurance that the preference shares will be so listed or otherwise qualify as “readily tradable on an established securities market in the United States,” or that we will remain a “qualified foreign corporation.” Prospective investors are advised to consult their own tax advisors with respect to the application of these rules.

Except as discussed below with respect to backup withholding, dividends paid by RenaissanceRe will not be subject to a U.S. withholding tax.

Persons who are not citizens of or domiciled in the United States will not be subject to U.S. estate tax with respect to preference shares and common shares.

Information reporting to the IRS by paying agents and custodians located in the United States will be required with respect to payments of dividends on the preference shares and common shares to U.S. persons. In addition, a holder of preference shares or common shares may be subject to backup withholding with respect to dividends paid to such persons, unless such person comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a holder’s regular U.S. federal income tax liability.

Subject to certain exceptions, persons that are not U.S. persons will be subject to U.S. federal income tax on dividend distributions with respect to, and gain realized from the sale or exchange of, preference shares or common shares if such dividends or gains are effectively connected with the conduct of a U.S. trade or business.

OECD. The Organization for Economic Cooperation and Development, which is commonly referred to as the OECD, has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In the OECD’s report dated April 18, 2002, Bermuda was not listed as an uncooperative tax haven jurisdiction because it had previously committed itself to eliminate harmful tax practices and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. We are not able to predict what changes will arise from the commitment or whether such changes will subject us to additional taxes, or other burdens or costs.

PLAN OF DISTRIBUTION

DISTRIBUTIONS BY RENAISSANCERE AND THE CAPITAL TRUST

We and/or the Capital Trust may sell offered securities in any one or more of the following ways from time to time:

(1) through agents;

(2) to or through underwriters;

(3) through dealers; or

(4) directly to purchasers.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us and/or the Capital Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us and/or the Capital Trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we and/or the Capital Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

We and/or the Capital Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we and/or the Capital Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we and/or the Capital Trust will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us and/or the Capital Trust and the sale thereof may be made by us and/or the Capital Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us and/or the Capital Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with us and/or the Capital Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us and/or the Capital Trust to indemnification by us and/or the Capital Trust against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we and/or the Capital Trust will authorize underwriters or other persons acting as our and/or the Capital Trust’s agents to solicit offers by certain institutions to purchase offered securities from us and/or the Capital Trust, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us and/or the Capital Trust. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in the prospectus supplement of our and/or the Capital Trust’s use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

Each series of offered securities will be a new issue and, other than the full voting common shares, which are listed on the New York Stock Exchange, will have no established trading market. We and/or the Capital Trust may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we nor the Capital Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

GENERAL

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the common shares, preference shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units, trust preferred securities and preferred securities guarantee described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and current reports, proxy statements and other reports with the Commission. You can read and copy the registration statement and the reports that we file with the Commission at the Commission’s public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

Our filings with the commission are also available from the Commission’s Web Site at http://www.sec.gov. Please call the Commission’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission’s public reference rooms. Our common shares are listed on the New York Stock Exchange and our reports can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005.

THE CAPITAL TRUST

There are no separate financial statements of the Capital Trust in this prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of the Capital Trust because:

•	We, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of the Capital Trust;

•	The Capital Trust has no independent operations or proposals to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the Capital Trust and investing the proceeds in subordinated debt securities issued by us; and

•	The obligations of the Capital Trust under the preferred securities will be fully and unconditionally guaranteed by us. See “Description of the Trust Preferred Securities Guarantee.”

The Capital Trust is not currently subject to the information reporting requirements of the Exchange Act and it is anticipated that it will not become subject to those requirements upon the effectiveness of the registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and prior to effectiveness of this registration statement and after the date of this prospectus and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

(1) Our Current Reports on Form 8-K filed on February 17, 2004 and March 18, 2004;

(2) Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004;

(3) Our Annual Report on Form 10-K for the year ended December 31, 2003;

(4) The description of our common shares set forth in our registration statement filed under the Exchange Act on Form 8-A on July 24, 1995, including any amendment or report for the purpose of updating such description;

(5) The description of our 8.10% Series A Preference Shares set forth in our registration statement filed under the Exchange Act on Form 8-A on November 16, 2001, including any amendment or report for the purpose of updating such description;

(6) The description of our 7.30% Series B Preference Shares set forth in our registration statement filed under the Exchange Act on Form 8-A on February 3, 2003, including any amendment or report for the purpose of updating such description; and

(7) The description of our 6.08% Series C Preference Shares set forth in our registration statement filed under the Exchange Act on Form 8-A on March 19, 2004, including any amendment or report for the purpose of updating such description.

To receive a free copy of any of the documents incorporated by reference in this Prospectus (other than exhibits) call or write us at the following address: RenaissanceRe Holdings Ltd., Attn: Stephen H. Weinstein, Secretary, P.O. Box 2527, Hamilton, HMGX, Bermuda, (441) 295-4513.

LEGAL OPINIONS

Certain legal matters with respect to the United States of America, New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. The description of U.S. tax laws will be passed upon by Willkie Farr & Gallagher LLP. The description of Bermuda tax laws will be passed upon by Conyers Dill & Pearman. Additional legal matters may be passed on for any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young’s reports, given on their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. federal securities laws.

We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United

States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT. NEITHER WE NOR RENAISSANCERE CAPITAL TRUST II HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE AND RENAISSANCERE CAPITAL TRUST II ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

12,000,000 Shares

RenaissanceRe Holdings Ltd.

6.60% Series D Preference Shares

$25 per share

PROSPECTUS SUPPLEMENT

December 12, 2006

Citigroup

Wachovia Securities

Merrill Lynch & Co.

Morgan Stanley

UBS Investment Bank

Banc of America Securities LLC

Deutsche Bank Securities

HSBC